FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-10

MSC 2017-H1

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,089,866,186

(Approximate Total Mortgage Pool Balance)

$938,647,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Barclays Bank PLC

Argentic Real Estate Finance LLC

Morgan Stanley Mortgage Capital Holdings LLC

Starwood Mortgage Funding III LLC

Citi Real Estate Funding Inc.

Citigroup Global Markets Realty Corp.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2017-H1

May 16, 2017

MORGAN STANLEY Co-Lead Bookrunning Manager	Citigroup Co-Lead Bookrunning Manager	Barclays Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Offered Certificates

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAA(sf)/AAAsf/Aaa(sf)	$34,500,000		30.000%	(7)	2.75	1 – 57	15.3%	42.6%
Class A-2	AAA(sf)/AAAsf/Aaa(sf)	$88,000,000		30.000%	(7)	4.85	57 – 59	15.3%	42.6%
Class A-SB	AAA(sf)/AAAsf/Aaa(sf)	$50,200,000		30.000%	(7)	6.97	59 – 103	15.3%	42.6%
Class A-3	AAA(sf)/AAAsf/Aaa(sf)	$41,900,000		30.000%	(7)	6.94	83 – 83	15.3%	42.6%
Class A-4	AAA(sf)/AAAsf/Aaa(sf)	$245,000,000		30.000%	(7)	9.56	103 – 117	15.3%	42.6%
Class A-5	AAA(sf)/AAAsf/Aaa(sf)	$303,306,000		30.000%	(7)	9.88	117 – 119	15.3%	42.6%
Class X-A	AAA(sf)/AAAsf/Aaa(sf)	$762,906,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	AA(low)(sf)/A-sf/NR	$175,741,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	AAA(sf)/AAAsf/Aa2(sf)	$69,479,000		23.625%	(7)	9.94	119 – 119	14.0%	46.5%
Class B	AA(high)(sf)/AA-sf/NR	$54,493,000		18.625%	(7)	9.94	119 – 119	13.1%	49.6%
Class C	A(high)(sf)/A-sf/NR	$51,769,000		13.875%	(7)	9.94	119 – 119	12.4%	52.5%

Privately Offered Certificates(10)

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D(11)	A(sf)/BBB-sf/NR	$37,873,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D(11)	A(low)(sf)/BBB-sf/NR	$37,873,000		10.400%	(7)	9.99	119 – 120	11.9%	54.6%
Class E-RR(11)	BBB(sf)/BBB-sf/NR	$23,432,000		8.250%	(7)	10.02	120 – 120	11.7%	55.9%
Class F-RR(11)	BBB(low)(sf)/NR/NR	$24,522,000		6.000%	(7)	10.02	120 – 120	11.4%	57.2%
Class G-RR(11)	BB(low)(sf)/NR/NR	$20,435,000		4.125%	(7)	10.02	120 – 120	11.2%	58.4%
Class H-RR(11)	B(low)(sf)/NR/NR	$17,710,000		2.500%	(7)	10.02	120 – 120	11.0%	59.4%
Class J-RR(11)	NR/NR/NR	$27,247,186		0.000%	(7)	10.02	120 – 120	10.7%	60.9%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc.(“DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated May 17, 2017 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	The initial certificate balance of each of the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates and the initial notional amount of the Class X-D certificates is subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining sponsor(or its “majority owned affiliate” (as defined under Regulation RR)), in satisfaction of the risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Issue Characteristics

Offered Certificates:	$938,647,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Barclays Capital Inc.

Mortgage Loan Sellers:	Barclays Bank PLC, Argentic Real Estate Finance LLC, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Funding III LLC, Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.

Rating Agencies:	Fitch Ratings, Inc., DBRS, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	LNR Partners, LLC

Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Operating Advisor:	Trimont Real Estate Advisors, LLC

Asset Representations Reviewer:	Trimont Real Estate Advisors, LLC

Initial Directing Certificateholder:	Argentic Securities Income USA LLC or an affiliate thereof

Credit Risk Retention:	Eligible horizontal residual interest

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2017 (or, in the case of any mortgage loan that has its first due date after June 2017, the date that would have been its due date in June 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Pricing Date:	Week of May 22, 2017

Expected Closing Date:	On or about June 8, 2017

Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in July 2017.

Rated Final Distribution Date:	The distribution date in June 2050

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.

Bloomberg Ticker:	MSC 2017-H1<MTGE><GO>

Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with the interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates the product of (a) the amount of such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Class E-RR certificates and the Control Eligible Certificates) for that distribution date. Any portion of the yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Class E-RR certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of remaining principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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“Realized Loss”), which amount will be applied to reduce the certificate balances of the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties, or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan” and also a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: Market Street – The Woodlands, Yeshiva University Portfolio, iStar Leased Fee Portfolio, Magnolia Hotel Denver, Gateway Crossing and Crowne Plaza JFK. With respect to each such mortgaged property, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan” and also a “serviced whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the One Presidential whole loan (a “serviced A/B whole loan” and also a “serviced whole loan”), the related mortgaged property secures a mortgage loan and a B note (a “subordinate companion loan” and also a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. Such subordinate companion loan is not part of the mortgage pool and, prior to a control appraisal event under the related intercreditor agreement, has certain rights with respect to the related mortgage loan, including cure and purchase rights in the event of a default, the right to replace the special servicer with respect to the related whole loan, and the right to direct servicing actions in respect of such whole loan. See the table below entitled “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Market Street – The Woodlands whole loan and the Crowne Plaza JFK whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of each such whole loan until the securitization of the related control note; however, servicing of each such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, each servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”) and one or more pari passu promissory notes (each such pari passu promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Market Street – The Woodlands (after the securitization of the Market Street – The Woodlands control note), 123 William Street, Hyatt Regency Austin, Selig Portfolio, Crowne Plaza JFK (after the securitization of the Crowne Plaza JFK control note) and Atlanta and Anchorage Hotel Portfolio. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof or; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event, and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (in lieu of the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the mortgaged property or the mortgage loan at the time the mortgage loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) certain escrows or reserves in addition to any amounts set forth in the immediately preceding clause (y) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans and for all Cumulative Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders, as a collective whole as if they constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2017-H1 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights allocable to all principal balance certificates (taking into account the application of any Cumulative

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof), which such vote must occur within 180 days of the posting of such notice.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2017-H1 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced mortgage loans. The review and report generally will be based on an annual meeting with the special servicer and any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	Structural Overview

Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of holders of certificates entitled to not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the pooling and servicing agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-14

MSC 2017-H1	Structural Overview

Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

MSC 2017-H1	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Barclays Bank PLC	15	33	$304,715,311	28.0%
Argentic Real Estate Finance LLC	14	22	$228,068,164	20.9%
Morgan Stanley Mortgage Capital Holdings LLC	6	6	$201,169,187	18.5%
Starwood Mortgage Funding III LLC	13	13	$146,888,919	13.5%
Citi Real Estate Funding Inc.	8	9	$129,487,849	11.9%
Argentic Real Estate Finance LLC/Citi Real Estate Funding Inc.(2)	1	5	$60,000,000	5.5%
Citigroup Global Markets Realty Corp.	1	1	$19,536,756	1.8%
Total:	58	89	$1,089,866,186	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,089,866,186
Number of Mortgage Loans:	58
Average Cut-off Date Balance per Mortgage Loan:	$18,790,796
Number of Mortgaged Properties:	89
Average Cut-off Date Balance per Mortgaged Property:	$12,245,687
Weighted Average Mortgage Rate:	4.7668%
% of Pool Secured by 5 Largest Mortgage Loans:	26.1%
% of Pool Secured by 10 Largest Mortgage Loans:	44.7%
% of Pool Secured by ARD Loans(3):	10.6%
Weighted Average Original Term to Maturity (months)(3):	113
Weighted Average Remaining Term to Maturity (months)(3):	111
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	12.4%
% of Pool Secured by Refinance Loans:	72.2%
% of Pool Secured by Acquisition Loans:	18.9%
% of Pool Secured by Recapitalization Loans:	8.9%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	38.3%
% of Pool with Mezzanine Debt:	11.9%
% of Pool with Subordinate Mortgage Debt	2.9%

Credit Statistics(4)

Weighted Average UW NOI DSCR:	1.91x
Weighted Average UW NOI Debt Yield(5):	10.7%
Weighted Average UW NCF DSCR:	1.75x
Weighted Average UW NCF Debt Yield(5):	9.8%
Weighted Average Cut-off Date LTV Ratio(5)(6):	60.9%
Weighted Average Maturity Date LTV Ratio(3)(6):	55.3%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

MSC 2017-H1	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(7):	348
Weighted Average Remaining Amortization Term (months) (7):	347
% of Pool Interest Only through Maturity:	34.6%
% of Pool Amortizing Balloon:	32.2%
% of Pool Interest Only followed by Amortizing Balloon:	22.6%
% of Pool Interest Only followed by Amortizing Balloon at ARD and Maturity:	5.5%
% of Pool Interest Only through ARD and Maturity:	5.0%

Lockboxes

% of Pool with Hard Lockboxes:	66.2%
% of Pool with Springing Lockboxes:	26.0%
% of Pool with Soft Lockboxes:	4.5%
% of Pool with No Lockboxes:	3.2%

Reserves

% of Pool Requiring Tax Reserves:	74.5%
% of Pool Requiring Insurance Reserves:	45.0%
% of Pool Requiring Replacement Reserves:	75.2%
% of Pool Requiring TI/LC Reserves(8):	62.5%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	74.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	12.3%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.7%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.6%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2017.

(2)	The Yeshiva University Portfolio mortgage loan was co-originated by Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc. Such mortgage loan is evidenced by two promissory notes: (i) note A-1, with an outstanding principal balance of $45,000,000 as of the Cut-off Date, as to which Argentic Real Estate Finance LLC is acting as mortgage loan seller; and (ii) note A-3, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(5)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(7)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(8)	Excludes hospitality, multifamily, manufactured housing, other (leased fee and net lease) and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

MSC 2017-H1	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Market Street - The Woodlands	The Woodlands	TX	Retail	$65,000,000	6.0%	492,082	$355.63	2.04x	9.1%	53.6%	53.6%
2	AREF/CREFI	Yeshiva University Portfolio	New York	NY	Office	$60,000,000	5.5%	696,371	$201.04	1.97x	12.9%	40.5%	36.2%
3	Barclays	iStar Leased Fee Portfolio	Various	Various	Leased Fee	$55,000,000	5.0%	Various	N/A	2.12x	8.2%	65.6%	65.6%
4	MSMCH	Nassau County DHHS	Uniondale	NY	Office	$55,000,000	5.0%	217,226	$253.19	1.59x	9.8%	69.2%	63.5%
5	Barclays	123 William Street	New York	NY	Office	$50,000,000	4.6%	545,216	$256.78	1.56x	8.4%	48.3%	48.3%
6	MSMCH	Hyatt Regency Austin	Austin	TX	Hospitality	$43,000,000	3.9%	448	$229,910.71	2.40x	15.2%	58.9%	58.9%
7	Barclays	300 Lighting Way	Secaucus	NJ	Office	$42,500,000	3.9%	312,529	$135.99	2.50x	12.2%	52.3%	52.3%
8	Barclays	Selig Portfolio	Seattle	WA	Office	$41,936,855	3.8%	1,083,198	$220.58	1.72x	9.6%	57.3%	57.3%
9	CREFI	Magnolia Hotel Denver(2)	Denver	CO	Hospitality	$39,960,145	3.7%	297	$181,637.02	1.58x	11.8%	56.4%	52.4%
10	AREF	150 West Main Street	Norfolk	VA	Office	$35,211,296	3.2%	227,610	$154.70	1.28x	8.9%	74.1%	60.9%
		Total/Wtd. Avg.				$487,608,296	44.7%			1.89x	10.5%	56.9%	54.5%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(2)	With respect to the Magnolia Hotel Denver mortgage loan (Mortgage Loan No. 9), the related Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the “when complete” prospective market value of $95,600,000 as of April 1, 2018, which assumes the completion of the currently ongoing work associated with a property improvement plan at the related mortgaged property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value of $91,500,000 are 59.0% and 54.7%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

MSC 2017-H1	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Market Street - The Woodlands	$65,000,000	$110,000,000	$175,000,000	MSC 2017-H1(2)	Midland(2)	LNR(2)	(2)	2.04x	9.1%	53.6%
2	AREF/CREFI	Yeshiva University Portfolio	$60,000,000	$80,000,000	$140,000,000	MSC 2017-H1	Midland	LNR	MSC 2017-H1	1.97x	12.9%	40.5%
3	Barclays	iStar Leased Fee Portfolio	$55,000,000	$172,000,000	$227,000,000	MSC 2017-H1	Midland	LNR	MSC 2017-H1	2.12x	8.2%	65.6%
5	Barclays	123 William Street	$50,000,000	$90,000,000	$140,000,000	WFCM 2017-RB1	Wells Fargo	CIII	WFCM 2017-RB1	1.56x	8.4%	48.3%
6	MSMCH	Hyatt Regency Austin	$43,000,000	$60,000,000	$103,000,000	MSBAM 2017-C33	Wells Fargo	Midland	MSBAM 2017-C33	2.40x	15.2%	58.9%
8	Barclays	Selig Portfolio	$41,936,855	$197,000,000	$238,936,855	GSMS 2014-GC22	Wells Fargo	CWCapital	GSMS 2014-GC22	1.72x	9.6%	57.3%
9	CREFI	Magnolia Hotel Denver	$39,960,145	$13,986,051	$53,946,196	MSC 2017-H1	Midland	LNR	MSC 2017-H1	1.58x	11.8%	56.4%
15	MSMCH	Gateway Crossing	$24,634,716	$14,930,131	$39,564,847	MSC 2017-H1	Midland	LNR	MSC 2017-H1	1.26x	9.0%	73.1%
18	AREF	Crowne Plaza JFK	$20,250,000	$20,250,000	$40,500,000	MSC 2017-H1(2)	Midland(2)	LNR(2)	(2)	1.63x	13.4%	65.3%
27	Barclays	Atlanta and Anchorage Hotel Portfolio	$17,426,253	$97,089,123	$114,515,375	CFCRE 2017-C8(3)	Wells Fargo(3)	Rialto(3)	CFCRE 2017-C8(3)	1.81x	15.7%	62.9%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to each of the Market Street - The Woodlands and Crowne Plaza JFK whole loans, the holder of the related control note (with respect to the Market Street - The Woodlands whole loan, Morgan Stanley Bank, N.A, and with respect to the Crowne Plaza JFK whole loan, Argentic Real Estate Finance LLC) will be the controlling noteholder. No such control note is currently included in this or any other securitization. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the MSC 2017-H1 directing certificateholder with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization. The master servicer and the special servicer under the pooling and servicing agreement for any such future securitization of a related control note may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Loans—The Whole Loans” in the Preliminary Prospectus.

(3)	The Atlanta and Anchorage Hotel Portfolio controlling pari passu companion loan is currently held by Rialto Mortgage Finance LLC and is expected to be contributed to the CFCRE 2017-C8 securitization transaction. The CFCRE 2017-C8 securitization transaction is expected to close on the closing date for this transaction and the related pooling and servicing agreement is expected to govern the servicing of the related whole loan; however, if the closing date of the CFCRE 2017-C8 securitization transaction does not occur as scheduled, the Atlanta and Anchorage Hotel Portfolio whole loan will continue to be serviced pursuant to the CGCMT 2017-P7 pooling and servicing agreement until the securitization of the related control note.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

MSC 2017-H1	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
13	AREF	One Presidential	$31,556,008	$237	$3,596,019	1.48x	10.2%	62.7%	1.33x	9.2%	69.9%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and the related subordinate debt.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
6	MSMCH	Hyatt Regency Austin	$43,000,000	$229,911	$21,000,000	2.40x	15.2%	58.9%	1.69x	12.6%	70.9%
7	Barclays	300 Lighting Way	$42,500,000	$136	$10,500,000	2.50x	12.2%	52.3%	1.79x	9.8%	65.3%
16	CREFI	Morgantown Crossings	$24,000,000	$64	$6,000,000	1.99x	9.2%	61.5%	1.21x	7.4%	76.9%
18	AREF	Crowne Plaza JFK	$20,250,000	$122,727	$4,300,000	1.63x	13.4%	65.3%	1.36x	12.1%	72.3%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

MSC 2017-H1	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	Market Street - The Woodlands	The Woodlands	TX	Retail	$65,000,000	6.0%	492,082	$355.63	2.04x	9.1%	53.6%	53.6%	COMM 2007-C9
4	MSMCH	Nassau County DHHS	Uniondale	NY	Office	$55,000,000	5.0%	217,226	$253.19	1.59x	9.8%	69.2%	63.5%	CD 2007-CD4
6	MSMCH	Hyatt Regency Austin	Austin	TX	Hospitality	$43,000,000	3.9%	448	$229,910.71	2.40x	15.2%	58.9%	58.9%	MSBAM 2012-C6
8	Barclays	Selig Portfolio	Seattle	WA	Office	$41,936,855	3.8%	1,083,198	$220.58	1.72x	9.6%	57.3%	57.3%	GSMS 2014-GC22; CGCMT 2014-GC23
9	CREFI	Magnolia Hotel Denver	Denver	CO	Hospitality	$39,960,145	3.7%	297	$181,637.02	1.58x	11.8%	56.4%	52.4%	GSMS 2007-GG10
10	AREF	150 West Main Street	Norfolk	VA	Office	$35,211,296	3.2%	227,610	$154.70	1.28x	8.9%	74.1%	60.9%	JPMCC 2007-LD12
12	SMF III	Grand Marc at Riverside	Riverside	CA	Multifamily	$33,000,000	3.0%	760	$43,421.05	1.53x	11.0%	64.7%	52.4%	GECMC 2006-C1
13	AREF	One Presidential	Bala Cynwyd	PA	Office	$31,556,008	2.9%	133,115	$237.06	1.48x	10.2%	62.7%	52.5%	DBUBS 2011-LC2A
14	AREF	Harbor Club	Newark	DE	Multifamily	$29,425,000	2.7%	615	$47,845.53	2.24x	10.1%	54.6%	54.6%	GSMS 2007-GG10
15	MSMCH	Gateway Crossing	Avondale	AZ	Retail	$24,634,716	2.3%	212,361	$186.31	1.26x	9.0%	73.1%	55.9%	WBCMT 2007-C30
16	CREFI	Morgantown Crossings	Elverson	PA	Retail	$24,000,000	2.2%	377,130	$63.64	1.99x	9.2%	61.5%	61.5%	CGCMT 2007-C6
17	AREF	DoubleTree Tinton Falls	Tinton Falls	NJ	Hospitality	$20,946,635	1.9%	178	$117,677.72	1.44x	11.6%	61.6%	49.4%	BACM 2007-2
18	AREF	Crowne Plaza JFK	Jamaica	NY	Hospitality	$20,250,000	1.9%	330	$122,727.27	1.63x	13.4%	65.3%	56.1%	WFRBS 2013-C18
21	CREFI	696 Hampshire Road	Thousand Oaks	CA	Office	$19,372,500	1.8%	41,492	$466.90	1.33x	8.5%	68.5%	62.7%	GCCFC 2007-GG11
24	SMF III	Bursca Business Park	Bridgeville	PA	Industrial	$18,000,000	1.7%	201,565	$89.30	1.60x	10.6%	68.4%	62.9%	CGCMT 2007-C6
26	Barclays	Lyons Business Park	Miamisburg	OH	Industrial	$17,593,371	1.6%	348,800	$50.44	1.40x	10.3%	69.7%	58.0%	GSMS 2007-GG10
27	Barclays	Atlanta and Anchorage Hotel Portfolio	Various	Various	Hospitality	$17,426,253	1.6%	993	$115,322.63	1.81x	15.7%	62.9%	48.7%	JPMCC 2007-CB8; COMM 2013-LC6
28	AREF	Best Western Ocean View Resort	Seaside	OR	Hospitality	$15,649,836	1.4%	107	$146,260.15	1.85x	14.5%	64.7%	48.8%	COMM 2007-C9
30	CREFI	Colony Bay Apartments	Fort Wayne	IN	Multifamily	$13,500,000	1.2%	495	$27,272.73	2.70x	12.1%	54.0%	54.0%	MSC 2007-IQ15
33	Barclays	Oak Hills Medical Plaza	West Hills	CA	Office	$11,000,000	1.0%	56,407	$195.01	1.91x	10.6%	60.2%	60.2%	BSCMS 2007-PW16
34	CREFI	Germantown Apartments	Chattanooga	TN	Multifamily	$9,900,000	0.9%	202	$49,009.90	1.61x	10.2%	61.8%	56.5%	MLMT 2007-C1
36	MSMCH	Thorndale West Shopping Center	Thorndale	PA	Retail	$8,800,000	0.8%	78,223	$112.50	1.30x	9.0%	61.9%	51.7%	MLCFC 2007-9
41	SMF III	Picasso Village	Spring	TX	Retail	$7,300,000	0.7%	45,431	$160.68	1.41x	9.6%	71.6%	61.7%	BACM 2007-3
44	Barclays	Courtyard - Burlington	Williston	VT	Hospitality	$6,786,376	0.6%	90	$75,404.18	1.60x	12.9%	64.6%	54.4%	JPMCC 2012-C6
49	SMF III	American Mini Storage	Colorado Springs	CO	Self Storage	$5,793,408	0.5%	85,625	$67.66	1.42x	9.1%	62.7%	51.2%	JPMCC 2007-LD12
53	SMF III	Holiday Inn Express Grand Prairie	Grand Prairie	TX	Hospitality	$5,494,301	0.5%	70	$78,490.02	1.63x	12.2%	60.4%	50.0%	CGCMT 2007-C6
55	MSMCH	Parkway Crossing	Plano	TX	Retail	$4,734,471	0.4%	66,229	$71.49	1.82x	13.0%	57.6%	47.8%	CD 2007-CD4
56	SMF III	Sherwood Village	San Angelo	TX	Retail	$2,897,054	0.3%	15,346	$188.78	1.45x	10.2%	66.2%	55.0%	BACM 2007-4
		Total				$628,168,225	57.6%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

MSC 2017-H1	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($88,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV (2)(3)(4)	Maturity Date LTV (2)(3)(4)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
6	MSMCH	Hyatt Regency Austin	TX	Hospitality	$43,000,000	3.9%	$43,000,000	48.9%	448	$229,911	2.40x	15.2%	58.9%	58.9%	57	57
9	CREFI	Magnolia Hotel Denver	CO	Hospitality	$39,960,145	3.7%	$37,098,106	42.2%	297	$181,637	1.58x	11.8%	56.4%	52.4%	0	59
43	CREFI	Courtyard Rock Hill	SC	Hospitality	$6,792,447	0.6%	$6,263,880	7.1%	90	$75,472	2.23x	15.9%	61.2%	56.4%	0	59
		Total/Wtd. Avg.			$89,752,592	8.2%	$86,361,986	98.1%			2.02x	13.7%	58.0%	55.8%	27	58

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(3)	With respect to the Magnolia Hotel Denver mortgage loan (Mortgage Loan No. 9), the related Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the “when complete” prospective market value of $95,600,000 as of April 1, 2018, which assumes the completion of the currently ongoing work associated with a property improvement plan at the related mortgaged property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value of $91,500,000 are 59.0% and 54.7%, respectively.

(4)	With respect to the Courtyard Rock Hill mortgage loan (Mortgage Loan No. 43), the related Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the “when complete” prospective market value of $11,100,000 as of March 1, 2018, which assumes the completion of the currently ongoing work associated with a property improvement plan at the related mortgaged property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value of $8,800,000 are 77.2% and 71.2%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

MSC 2017-H1	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-SB ($50,200,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A- SB Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
25	AREF	Shea Center II	CO	Office	$17,727,500	1.6%	$16,353,297	32.6%	121,301	$146	1.85x	12.7%	65.4%	60.3%	43	103
54	AREF	Wingate by Wyndham York	PA	Hospitality	$4,986,515	0.5%	$3,859,183	7.7%	80	$62,331	1.35x	11.1%	72.3%	55.9%	0	99
57	Barclays	Storage Depot of Ocala	FL	Self Storage	$2,625,500	0.2%	$2,446,242	4.9%	72,190	$36	1.38x	9.9%	71.9%	67.0%	22	82
					$25,339,515	2.3%	$22,658,722	45.1%			1.70x	12.1%	67.4%	60.1%	32	100

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-SB certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

MSC 2017-H1	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-3 ($41,900,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
8	Barclays	Selig Portfolio	WA	Office	$41,936,855	3.8%	$41,936,855	100.1%	1,083,198	$221	1.72x	9.6%	57.3%	57.3%	83	83

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

MSC 2017-H1	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	22	$409,554,489	37.6%	4.6909%	1.72x	10.5%	58.1%	53.1%
CBD	15	$221,109,860	20.3%	4.7097%	1.66x	10.5%	54.0%	49.0%
Suburban	5	$158,072,129	14.5%	4.6939%	1.84x	10.9%	62.4%	57.1%
Medical	2	$30,372,500	2.8%	4.5387%	1.54x	9.3%	65.5%	61.8%
Retail	18	$231,294,294	21.2%	4.6497%	1.68x	9.3%	62.0%	56.7%
Anchored	8	$106,830,452	9.8%	4.7883%	1.57x	9.4%	66.8%	58.7%
Lifestyle Center	1	$65,000,000	6.0%	4.0850%	2.04x	9.1%	53.6%	53.6%
Urban	1	$19,750,000	1.8%	4.9720%	1.46x	7.6%	56.4%	56.4%
Unanchored	3	$15,391,515	1.4%	4.9328%	1.44x	10.1%	69.6%	58.7%
Shadow Anchored	2	$14,500,000	1.3%	5.2402%	1.39x	9.9%	64.7%	54.6%
Single Tenant	3	$9,822,327	0.9%	4.9151%	1.78x	10.0%	61.9%	57.0%
Hospitality	13	$202,949,954	18.6%	5.3759%	1.84x	13.8%	61.7%	54.0%
Full Service	7	$157,232,868	14.4%	5.3916%	1.84x	13.6%	60.5%	53.5%
Limited Service	6	$45,717,086	4.2%	5.3218%	1.83x	14.3%	65.8%	55.6%
Multifamily	5	$91,356,127	8.4%	4.5187%	1.93x	10.7%	59.7%	54.0%
Garden	4	$58,356,127	5.4%	4.2805%	2.16x	10.5%	56.9%	54.9%
Student Housing	1	$33,000,000	3.0%	4.9400%	1.53x	11.0%	64.7%	52.4%
Industrial	5	$58,193,371	5.3%	4.8738%	1.61x	11.4%	66.4%	58.4%
Flex	4	$49,493,371	4.5%	4.8288%	1.62x	11.4%	65.9%	57.8%
Office/Warehouse	1	$8,700,000	0.8%	5.1300%	1.55x	11.3%	69.6%	61.9%
Leased Fee	12	$55,000,000	5.0%	3.7950%	2.12x	8.2%	65.6%	65.6%
Leased Fee	12	$55,000,000	5.0%	3.7950%	2.12x	8.2%	65.6%	65.6%
Mixed Use	10	$30,161,108	2.8%	4.8322%	1.36x	7.8%	68.4%	64.1%
Multifamily/Retail	6	$20,773,564	1.9%	4.7929%	1.34x	6.8%	67.2%	65.7%
Retail/Office	1	$6,400,000	0.6%	4.8300%	1.49x	10.6%	70.3%	60.6%
Office/Retail	3	$2,987,545	0.3%	5.1100%	1.23x	9.0%	72.3%	60.2%
Self Storage	2	$8,418,908	0.8%	4.9863%	1.41x	9.3%	65.6%	56.1%
Self Storage	2	$8,418,908	0.8%	4.9863%	1.41x	9.3%	65.6%	56.1%
Manufactured Housing	1	$2,122,699	0.2%	4.9200%	1.51x	9.9%	64.3%	52.9%
Manufactured Housing	1	$2,122,699	0.2%	4.9200%	1.51x	9.9%	64.3%	52.9%
Other	1	$815,236	0.1%	5.1100%	1.23x	9.0%	72.3%	60.2%
Parking	1	$815,236	0.1%	5.1100%	1.23x	9.0%	72.3%	60.2%
Total/Wtd. Avg.	89	$1,089,866,186	100.0%	4.7668%	1.75x	10.7%	60.9%	55.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

MSC 2017-H1	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	11	$223,300,000	20.5%	4.6572%	1.66x	10.2%	55.1%	51.7%
Texas	8	$130,336,774	12.0%	4.6788%	2.09x	11.4%	57.2%	55.6%
California	7	$104,269,112	9.6%	4.7252%	1.76x	10.9%	65.2%	58.9%
California – Southern(2)	5	$85,417,901	7.8%	4.6061%	1.68x	10.0%	64.7%	58.6%
California – Northern(2)	2	$18,851,211	1.7%	5.2650%	2.09x	15.0%	67.5%	60.0%
Pennsylvania	5	$87,342,523	8.0%	4.8539%	1.62x	9.9%	64.0%	57.2%
Colorado	4	$67,504,049	6.2%	5.0421%	1.67x	11.6%	59.9%	55.2%
New Jersey	2	$63,446,635	5.8%	4.6754%	2.15x	12.0%	55.4%	51.3%
Washington	8	$51,628,485	4.7%	4.8997%	1.80x	9.3%	58.9%	58.9%
Michigan	6	$48,633,367	4.5%	4.8721%	1.57x	9.4%	67.2%	59.4%
Delaware	10	$38,065,375	3.5%	4.4576%	2.01x	9.9%	58.6%	55.9%
Virginia	1	$35,211,296	3.2%	4.8600%	1.28x	8.9%	74.1%	60.9%
Louisiana	1	$33,961,709	3.1%	4.7500%	1.57x	11.8%	61.5%	50.3%
Arizona	3	$33,193,924	3.0%	4.8695%	1.31x	9.4%	69.8%	54.4%
Ohio	2	$23,993,371	2.2%	5.0364%	1.55x	11.0%	69.1%	58.3%
Utah	2	$20,901,586	1.9%	4.0989%	2.04x	10.4%	59.8%	57.7%
Florida	3	$20,314,121	1.9%	5.1491%	1.52x	10.7%	65.7%	56.3%
Oregon	1	$15,649,836	1.4%	5.0600%	1.85x	14.5%	64.7%	48.8%
North Carolina	2	$14,670,000	1.3%	4.7600%	1.35x	9.3%	71.2%	64.6%
Indiana	1	$13,500,000	1.2%	4.0000%	2.70x	12.1%	54.0%	54.0%
Alaska	1	$9,919,559	0.9%	5.7300%	1.81x	15.7%	62.9%	48.7%
Tennessee	1	$9,900,000	0.9%	4.3500%	1.61x	10.2%	61.8%	56.5%
Georgia	2	$9,342,531	0.9%	5.3498%	1.87x	14.2%	63.4%	52.0%
Maryland	2	$8,739,936	0.8%	5.0150%	1.73x	11.7%	66.1%	56.5%
South Carolina	1	$6,792,447	0.6%	4.8100%	2.23x	15.9%	61.2%	56.4%
Vermont	1	$6,786,376	0.6%	5.5870%	1.60x	12.9%	64.6%	54.4%
Nevada	1	$5,700,000	0.5%	4.8700%	1.53x	11.2%	69.1%	59.0%
Massachusetts	1	$5,531,127	0.5%	4.9180%	1.35x	9.0%	67.5%	55.6%
Wisconsin	1	$880,242	0.1%	3.7950%	2.12x	8.2%	65.6%	65.6%
Minnesota	1	$351,806	0.0%	3.7950%	2.12x	8.2%	65.6%	65.6%
Total/Wtd. Avg.	89	$1,089,866,186	100.0%	4.7668%	1.75x	10.7%	60.9%	55.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

MSC 2017-H1	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,122,699 - 5,000,000	5	17,366,239	1.6%
5,000,001 - 10,000,000	22	159,279,747	14.6%
10,000,001 - 15,000,000	5	62,781,621	5.8%
15,000,001 - 25,000,000	12	234,887,566	21.6%
25,000,001 - 35,000,000	4	127,942,718	11.7%
35,000,001 - 45,000,000	5	202,608,296	18.6%
45,000,001 - 60,000,000	5	285,000,000	26.1%
Total:	58	1,089,866,186	100.0%
Min: $2,122,699 Max: $65,000,000 Avg: $18,790,796

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	11	$223,300,000	20.5%
Texas	8	$130,336,774	12.0%
California	7	$104,269,112	9.6%
California – Southern(3)	5	$85,417,901	7.8%
California – Northern(3)	2	$18,851,211	1.7%
Pennsylvania	5	$87,342,523	8.0%
Colorado	4	$67,504,049	6.2%
New Jersey	2	$63,446,635	5.8%
Washington	8	$51,628,485	4.7%
Michigan	6	$48,633,367	4.5%
Delaware	10	$38,065,375	3.5%
Virginia	1	$35,211,296	3.2%
Louisiana	1	$33,961,709	3.1%
Arizona	3	$33,193,924	3.0%
Ohio	2	$23,993,371	2.2%
Utah	2	$20,901,586	1.9%
Florida	3	$20,314,121	1.9%
Oregon	1	$15,649,836	1.4%
North Carolina	2	$14,670,000	1.3%
Indiana	1	$13,500,000	1.2%
Alaska	1	$9,919,559	0.9%
Tennessee	1	$9,900,000	0.9%
Georgia	2	$9,342,531	0.9%
Maryland	2	$8,739,936	0.8%
South Carolina	1	$6,792,447	0.6%
Vermont	1	$6,786,376	0.6%
Nevada	1	$5,700,000	0.5%
Massachusetts	1	$5,531,127	0.5%
Wisconsin	1	$880,242	0.1%
Minnesota	1	$351,806	0.0%
Total.	89	$1,089,866,186	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	22	$409,554,489	37.6%
CBD	15	$221,109,860	20.3%
Suburban	5	$158,072,129	14.5%
Medical	2	$30,372,500	2.8%
Retail	18	$231,294,294	21.2%
Anchored	8	$106,830,452	9.8%
Lifestyle Center	1	$65,000,000	6.0%
Urban	1	$19,750,000	1.8%
Unanchored	3	$15,391,515	1.4%
Shadow Anchored	2	$14,500,000	1.3%
Single Tenant	3	$9,822,327	0.9%
Hospitality	13	$202,949,954	18.6%
Full Service	7	$157,232,868	14.4%
Limited Service	6	$45,717,086	4.2%
Multifamily	5	$91,356,127	8.4%
Garden	4	$58,356,127	5.4%
Student Housing	1	$33,000,000	3.0%
Industrial	5	$58,193,371	5.3%
Flex	4	$49,493,371	4.5%
Office/Warehouse	1	$8,700,000	0.8%
Leased Fee	12	$55,000,000	5.0%
Leased Fee	12	$55,000,000	5.0%
Mixed Use	10	$30,161,108	2.8%
Multifamily/Retail	6	$20,773,564	1.9%
Retail/Office	1	$6,400,000	0.6%
Office/Retail	3	$2,987,545	0.3%
Self Storage	2	$8,418,908	0.8%
Self Storage	2	$8,418,908	0.8%
Manufactured Housing	1	$2,122,699	0.2%
Manufactured Housing	1	$2,122,699	0.2%
Other	1	$815,236	0.1%
Parking	1	$815,236	0.1%
Total	89	$1,089,866,186	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.7950% - 4.4990%	9	307,515,500	28.2
4.5000% - 4.9990%	27	426,434,174	39.1
5.0000% - 5.4990%	17	294,653,383	27.0
5.5000% - 5.7500%	5	61,263,129	5.6
Total:	58	$1,089,866,186	100.0%
Min: 3.7950% Max: 5.7500% Wtd Avg: 4.7668%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60 - 60	3	89,752,592	8.2
84 - 84	2	44,562,355	4.1
110 - 110	1	31,556,008	2.9
120 - 120	52	923,995,231	84.8
	58	$1,089,866,186	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 113 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
57 – 81	3	89,752,592	8.2
82 – 98	2	44,562,355	4.1
99 - 108	2	22,714,015	2.1
109 - 120	51	932,837,224	85.6
Total:	58	$1,089,866,186	100.0%
Min: 57 mos. Max: 120 mos. Wtd Avg: 111 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	15	432,089,855	39.6
300	5	85,237,603	7.8
312	1	24,634,716	2.3
330	2	27,346,635	2.5
336	1	20,250,000	1.9
360	34	500,307,377	45.9
Total:	58	$1,089,866,186	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 348 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	15	432,089,855	39.6
279 - 300	5	85,237,603	7.8
309 - 330	3	51,981,351	4.8
336 - 336	1	20,250,000	1.9
354 - 360	34	500,307,377	45.9
Total:	58	$1,089,866,186	100.0%
Min: 279 mos. Max: 360 mos. Wtd Avg: 347 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Barclays	15	304,715,311	28.0
AREF	14	228,068,164	20.9
MSMCH	6	201,169,187	18.5
SMF III	13	146,888,919	13.5
CREFI	8	129,487,849	11.9
AREF/CREFI	1	60,000,000	5.5
CGMRC	1	19,536,756	1.8
Total:	58	$1,089,866,186	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	377,089,855	34.6
Amortizing Balloon	25	351,055,831	32.2
Partial Interest Only	17	246,720,500	22.6
Partial Interest Only ARD	1	60,000,000	5.5
Interest Only ARD	1	55,000,000	5.0
Total:	58	1,089,866,186	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
40.5 - 50.0	3	117,500,000	10.8
50.1 - 55.0	4	150,425,000	13.8
55.1 - 60.0	7	161,677,980	14.8
60.1 - 65.0	17	257,336,293	23.6
65.1 - 74.3	27	402,926,914	37.0
Total:	58	$1,089,866,186	100.0%
Min: 40.5% Max: 74.3% Wtd Avg: 60.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
36.2 - 40.0	1	60,000,000	5.5
40.1 - 45.0	1	7,500,000	0.7
45.1 - 50.0	7	120,688,004	11.1
50.1 - 55.0	15	334,073,467	30.7
55.1 - 60.0	16	252,839,543	23.2
60.1 - 67.0	18	314,765,171	28.9
Total:	58	$1,089,866,186	100.0%
Min: 36.2% Max: 67.0% Wtd Avg: 55.3%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.23 - 1.40	14	179,902,156	16.5
1.41 - 1.50	9	107,872,371	9.9
1.51 - 1.60	11	264,519,550	24.3
1.61 - 1.80	5	85,063,603	7.8
1.81 - 2.00	9	164,438,059	15.1
2.01 - 2.25	7	189,070,447	17.3
2.26 - 2.50	2	85,500,000	7.8
2.51 - 2.70	1	13,500,000	1.2
Total:	58	$1,089,866,186	100.0%
Min: 1.23x Max: 2.70x Wtd Avg: 1.75x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.5 - 8.9	9	222,670,552	20.4
9.0 - 9.9	13	260,554,680	23.9
10.0 - 10.9	13	169,967,321	15.6
11.0 - 11.9	7	147,255,004	13.5
12.0 - 12.9	7	153,490,624	14.1
13.0 - 13.9	3	31,384,471	2.9
14.0 - 14.9	2	23,149,836	2.1
15.0 - 15.9	3	67,218,700	6.2
16.0 - 17.3	1	14,175,000	1.3
Total:	58	$1,089,866,186	100.0%
Min: 6.5% Max: 17.3% Wtd Avg: 10.7%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

MSC 2017-H1	Market Street – The Woodlands

Mortgage Loan No. 1 – Market Street – The Woodlands

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

MSC 2017-H1	Market Street – The Woodlands

Mortgage Loan No. 1 – Market Street – The Woodlands

H-E-B
UnionBank
VOGUE CLEANERS
BOARDROOM FOR MEN
PARK LAKE
FULL PSYCLE
GLO SUN SPA
THRIVE DRIP SPA
PHILANTHROPY FASHION
WOODLAND DENTISTRY
LENSCRAFTERS
SCHILLECI'S PO-BOY SHOP
STADIA
Z GALLERIE
LUSH
aaronbrothers
IDEAL IMAGE
TESLA MOTORS
THE COUNTER
HEMLINE
SOUTH MITCHELL AVENUE
NORTH MITCHELL AVENUE
THOMAS MARKLE
Alex and Ani
GAP BODY
L'OCCITANE
J.McLaughlin
UNI SUSHI
J.Jill
MAGGIES
sunglass hut
1252 TAPAS BAR
COS BAR
CLUB MONACO
J.CREW
cru
Sur La Table
ANN TAYLOR
MICHAEL KORS
water
Allen Edmonds
vineyard vines
Tommy Bahama
TRINA TURK
PAVILION WAY
ORVIS
SUITSUPPLY
TIFFANY & CO.
kate spade
ELAINE TURNER
TD Ameritrade
TORY BURCH
BERRYHILL TAMALES
LA MADELEINE
Grotto
SIX PINES DRIVE
WEST MARKET STREET
NORTH MARKET STREET
SOUTH MARKET STREET
EAST MARKET STREET
LAKE ROBBINS DRIVE
LAKE WOODLANDS DRIVE
GROGANS MILL ROAD

Anchor / Major

Non Anchor / Inline / Outparcel

Vacant

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

MSC 2017-H1	Market Street – The Woodlands

Mortgage Loan No. 1 – Market Street – The Woodlands

Conroe
Woodloch
The Woodlands
Spring
Market Street - The Woodlands
9595 Six Pines Drive
The Woodlands, TX 77380
MONTGOMERY COUNTY
HARRIS COUNTY
North Frwy
Grand Lake
River Plantation Country Club
Conroe-Porter Rd.
3 Palms Action Sports Park
W.G. Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
College Park Dr.
St. Luke's Health - Lakeside Hospital
Sam Moon Center
Research Forest Dr
College Park Dr.
Palmer Golf Course
Club at Carlton Woods
Gosling Rd.
Cochran's Crossing
Woodlands Pkwy.
Lake Woodland Dr.
Indian Springs Village Center
Flintridge
Research Forest Dr.
Memorial Hermann The Woodlands Hospital
Portofino Shopping Center
Pinecroft Center
The Woodlands Mall
Lake Woodlands
Cynthia Woods Mitchell Pavilion
Waterway Square
The Woodlands Children's Museum
Tom Fazio Championship Course at Carlton Woods
Woodlands Pkwy
Chevron Phillips Chemical Co.
Hanna Rd.
Scrap Yard Sports
Robinson Rd.
Kuykendahl Rd.
The Woodlands Resort and Conference Ctr.
Glen Loch Dr.
Grogans Mill Rd.
Elan Blvd
Sawdust Plaza
The Woodlands Gateway Plaza
Sawdust Rd.
Rayford Rd.
Augusta Pines
Northcrest Dr.
The Woodlands Country Club
Wood Winds Shopping Center
Rayford Rd.
ExxonMobil Houston Campus
Hardy Toll Rd
Grand Pkwy
Southwestern Energy Company
Kuykendahl Rd.
Grand Pkwy
Spring Stuebner Rd.
Pundt Park
David Wayne Hooks Memorial Airport
Houston 22 miles
Northland Center
George Bush Intcl. Airport 13 miles
336
45
242
99
Coldspring
New Waverly
Shepherd
Lake Conroe
Willis
Montgomery
Conroe
Cleveland
Pinehurst
The Woodlands
Porter Heights
Woodbranch
Stagecoach
Tomball
Spring
Dayton
Kingwood
Cypress
Atascocita
Humble
Lake Houston
Crosby
Aldine
Jersey Village
HOUSTON
Barrett
Sheldon
Katy
Channelview
Cloverleaf
Baytown
Westchase
Uptown
Downtown
Jacinto City

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

MSC 2017-H1	Market Street – The Woodlands

Mortgage Loan No. 1 – Market Street – The Woodlands

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$65,000,000			Location:	The Woodlands, TX 77380
Cut-off Date Balance(1):	$65,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.0%			Detailed Property Type:	Lifestyle Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Institutional Mall Investors LLC			Year Built/Renovated:	2004 / 2012
Mortgage Rate:	4.0850%			Size:	492,082 SF
Note Date:	5/3/2017			Cut-off Date Balance PSF(1):	$356
First Payment Date:	7/1/2017			Maturity Date Balance PSF(1):	$356
Maturity Date:	6/1/2027			Property Manager:	Trademark Management, Ltd.
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$15,951,889
Seasoning:	0 months			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.04x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$15,219,024 (12/31/2016)
Additional Debt Balance(3):	$110,000,000			2nd Most Recent NOI:	$14,612,463 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$14,525,710 (12/31/2014)
Reserves(4)				Most Recent Occupancy(6):	92.5% (5/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.3% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$326,190,000 (4/11/2017)
Recurring Replacements:	$0	Springing	$143,136	Cut-off Date LTV Ratio(1)(7):	53.6%
TI/LC(5):	$0	Springing	$1,192,896	Maturity Date LTV Ratio(1)(7):	53.6%
Free Rent(5):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$175,000,000	100.0%	Loan Payoff:	$102,042,655	58.3%
			Closing Costs:	$2,222,861	1.3%
			Return of Equity:	$70,734,484	40.4%
Total Sources:	$175,000,000	100.0%	Total Uses:	$175,000,000	100.0%

(1)	The Market Street - The Woodlands Mortgage Loan is part of the Market Street - The Woodlands Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $175,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Market Street - The Woodlands Whole Loan.

(2)	Defeasance of the Market Street - The Woodlands Whole Loan is permitted at any time after the earlier of (i) July 1, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Market Street - The Woodlands Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in June 2017.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Market Street – The Woodlands sponsor has provided a guaranty for outstanding free rent and outstanding TI/LC obligations.

(6)	Most Recent Occupancy includes six new tenants with executed leases totaling 2.5% of NRA, that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(7)	Appraised Value represents, and Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon, an “As Is Plus PV of TCID Revenue” value of $326,190,000 as of April 11, 2017, which includes the “as is” value of $315,930,000 and the “Present Value of TCID Revenue” of $10,260,000. The “as-is” appraised value of $315,930,000 as of April 11, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Market Street - The Woodlands Whole Loan of 55.4% and 55.4%, respectively. See “The Property” below for a discussion of TCID (Town Center Improvement District) related revenue.

The Mortgage Loan. The largest mortgage loan (the “Market Street - The Woodlands Mortgage Loan”) is part of a whole loan (the “Market Street - The Woodlands Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $175,000,000, all of which are secured by a first priority fee mortgage encumbering a lifestyle center with a second and third floor office component known as Market Street - The Woodlands (the “Market Street - The Woodlands Property”). The Market Street-The Woodlands Whole Loan was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association. Promissory Note A-1, with an original principal balance of $65,000,000 represents the Market Street - The Woodlands Mortgage Loan, and will be included in the MSC 2017-H1 trust. Promissory Note A-2, with an original principal balance of $22,500,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and is expected to be contributed to a future securitization transaction or may be otherwise transferred at any time. Promissory Note A-3 and Promissory Note A-4, in the aggregate original principal balance of $87,500,000 are currently being held by Wells Fargo Bank, National Association, or an affiliate thereof, and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Notes A-2, A-3 and A-4 represent the pari passu companion loans (the “Market Street - The Woodlands Pari Passu Companion Loans”). The Market Street - The Woodlands Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 securitization trust and, from and after the securitization of the Market

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

MSC 2017-H1	Market Street – The Woodlands

Street - The Woodlands Pari Passu Companion Loan represented by Promissory Note A-2, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such Market Street - The Woodlands Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Market Street - The Woodlands Whole Loan were primarily used to refinance a previous loan of approximately $102.0 million, pay closing costs of approximately $2.2 million and return equity of approximately $70.7 million to the Market Street – The Woodlands sponsor. The Market Street - The Woodlands Property was previously securitized in the COMM 2007-C9 transaction.

The Borrower and the Sponsors. The borrower is IMI MSW LLC (the “Market Street - The Woodlands Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The Market Street - The Woodlands Borrower is 95.25% owned by entities controlled by Institutional Mall Investors LLC (“IMI”). IMI is the sponsor and non-recourse carveout guarantor of the Market Street - The Woodlands Whole Loan. IMI is owned 99.0% by the California Public Employees Retirement System (“CalPERS”) and 1.0% by MCA Mall Investors LLC, and is managed by Miller Capital Advisory, Inc.

IMI is an investment platform focused on fashion oriented retail properties. As of December 2016, IMI’s portfolio included approximately 20.2 million SF of retail space and over 1.1 million SF of office space.

The liability of IMI under the non-recourse carveout guaranty (which also covers environmental matters) is capped with respect to full recourse items at $100 million, plus the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder.

The Property. The Market Street - The Woodlands Property is a 492,082 SF grocery-anchored outdoor lifestyle center with a second and third floor office component located in The Woodlands, Texas, a master-planned community comprised of residential villages, commercial developments, schools, churches and parks approximately 35 miles north of downtown Houston, Texas. The Market Street – The Woodlands Property sits within the Town Center, a retail center within the community that also includes The Woodlands Mall, located adjacent to the Market Street – The Woodlands Property.

Built in 2004, the Market Street - The Woodlands Property sits on 34.5 acres and is comprised of 379,406 SF of retail space and 112,676 SF of second and third floor office space and contains a total of 2,019 parking spaces (4.11 spaces per 1,000 SF of NRA). As of May 1, 2017, the Market Street - The Woodlands Property was 92.5% leased by a mix of 94 national and local retail, office and restaurant tenants including Cinemark, Tommy Bahama, Tiffany & Co., Michael Kors, Tesla, Kendra Scott, Lululemon, J. Crew, Vineyard Vines, Suitsupply, Trina Turk and Jasper’s. H-E-B Woodlands Market serves as the anchor tenant and accounts for 16.8% of NRA and 8.4% of rent. No other tenant represents more than 4.8% of NRA or 5.4% of underwritten rent. H-E-B Woodlands Market reported sales of approximately $77 million ($934 PSF) as of December 2016. Retail tenants excluding H-E-B Woodlands Market and Cinemark had combined sales of over $118.5 million ($575 PSF) during the same period. Of the Market Street – The Woodlands Property’s 64 retail tenants that reported sales in 2016, 35 had sales of at least $500 PSF, and ten had sales of over $900 PSF in 2016. 31 tenants totaling 213,329 SF (43.4% of NFS) have either taken occupancy or renewed at the Market Street - The Woodlands Property since 2016. The largest office tenants include Merrill Lynch and Regus, which have both exercised extension options in 2016.

The Market Street – The Woodlands Property is shadow anchored by the 70-key Hyatt Centric boutique hotel. The Hyatt Centric hotel is one unit of a two unit condominium, in which the other unit is a single 23,934 SF building included in the Market Street - The Woodlands Property in which six tenants are located including Charming Charlie (9,237 SF). Such building in the Market Street - The Woodlands Property has a 28.1% interest in the condominium, and does not have control over the condominium board.

The Market Street – The Woodlands Borrower is entitled to receive payments related to a tax increment financing known as Town Center Improvement District (“TCID”), pursuant to which the Market Street – The Woodlands Borrower, as successor to the developer of the Mortgaged Property, is entitled to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza. The “As Is Plus PV of TCID Revenue” appraised value of the Mortgaged Property includes $10,260,000, which is equal to the present value of projected revenue in connection with such reimbursement through 2027, as projected in the appraisal. There is no assurance that such revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the reimbursable amount. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Major Retail Tenants.

H-E-B Woodlands Market (82,525 SF, 16.8% of NRA, 8.4% of underwritten rent). H-E-B Woodlands Market (“H-E-B”), a tenant at the Market Street – The Woodlands Property since 2004, is a supermarket chain with over 100,000 employees at more than 380 stores, primarily in Texas (332 stores) and Mexico (56 Stores). H-E-B has extended its lease three times, has a lease expiration of July 1, 2024 and has four five-year renewal options. In 2016, H-E-B had sales of approximately $77 million at the Market Street - The Woodlands Property with an average of $934 PSF.

Cinemark (20,664 SF, 4.2% of NRA, 3.1% of underwritten rent). Cinemark leases 20,664 SF at the Market Street – The Woodlands Property and operates the space as a five-screen movie theatre. Cinemark has 4,541 screens across 337 locations in 41 states in the United States and has 1,353 screens across 188 locations in 15 countries throughout Latin America. Cinemark’s lease commenced May 1, 2005 and has an expiration date of May 1, 2020, with four five-year renewal options. In 2016, Cinemark had sales of approximately $2.4 million at the Market Street - The Woodlands Property with an average of $487,337 per screen.

Tommy Bahama (12,358 SF, 2.5% of NRA, 3.3% of underwritten rent). Tommy Bahama operates as a restaurant and bar, with a retail store at the Market Street – The Woodlands Property. The restaurant offers live music events and a private dining room for events. The restaurant features tropical cuisine featuring popular seafood offerings. The clothing portion offers customers island-themed apparel for both men and women. Tommy Bahama’s lease commenced March 16, 2005 and has an expiration date of March 1, 2020, with two five-year renewal options, and an expiration date of November 30, 2019 for 372 SF of storage space. In 2016, Tommy Bahama had sales of approximately $10.7 million at the Market Street - The Woodlands Property with an average of $870 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

MSC 2017-H1	Market Street – The Woodlands

The following table presents a summary regarding the largest tenants at the Market Street - The Woodlands Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent(3)	% of Annual UW Rent	Annual UW Rent PSF(4)	2016 Sales		Occ. Cost %(5)	Lease Expiration
							$	PSF
Major Retail Tenants
H-E-B Woodlands Market	NR/NR/NR	82,525	16.8%	$1,325,352	8.4%	$16.06	$77,040,960	$934	2.8%	7/1/2024
Cinemark(6)	NR/NR/NR	20,664	4.2%	$485,604	3.1%	$23.50	$2,436,685	$487,337	20.6%	5/1/2020
Tommy Bahama	NR/NR/NR	12,358	2.5%	$524,510	3.3%	$42.44	$10,748,103	$870	6.1%	3/1/2020
Jasper’s	NR/NR/NR	10,041	2.0%	$316,994	2.0%	$31.57	$5,043,310	$502	10.1%	10/1/2020
Charming Charlie	NR/NR/NR	9,237	1.9%	$359,966	2.3%	$38.97	$1,592,854	$172	22.6%	7/1/2020
Subtotal/Wtd. Avg.(7)		134,825	27.4%	$3,012,426	19.1%	$22.34	$96,861,911	$827	3.9%
Other Retail Tenants		208,930	42.5%	$8,877,118	56.3%	$42.49	$101,122,270	$580	11.0%
Vacant Retail Space		33,357	6.8%	$0	0.0%	$0.00
Retail Subotal/Wtd. Avg.(7)		377,112	76.6%	$11,889,544	75.4%	$34.59	$197,984,181	$678	7.6%

Major Office Tenants
Merrill Lynch	A/Baa1/BBB+	23,682	4.8%	$849,237	5.4%	$35.86				1/1/2020
Regus(8)(9)	NR/NR/NR	23,495	4.8%	$810,578	5.1%	$34.50				3/1/2027
Spartan	NR/NR/NR	12,222	2.5%	$458,325	2.9%	$37.50				6/1/2021
Cherry Creek Mortgage	NR/NR/NR	8,292	1.7%	$269,138	1.7%	$32.46				6/1/2024
Jefferson Refinery	NR/NR/NR	6,798	1.4%	$261,723	1.7%	$38.50				12/1/2018
Subotal/Wtd. Avg.		74,489	15.1%	$2,649,000	16.8%	$35.56
Other Office Tenants		37,126	7.5%	$1,231,859	7.8%	$33.18
Vacant Office Space		3,355	0.7%	$0	0.0%	$0.00
Office Subotal/Wtd. Avg.		114,970	23.4%	$3,880,859	24.6%	$34.77

Total/Wtd. Avg.		492,082	100.0%	$15,770,403	100.0%	$34.63

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent includes contractual rent steps equal to $749,934 through May 31, 2018.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Occ. Cost % is based on the underwritten rent as of the May 1, 2017 rent roll and Underwritten Reimbursements divided by most recently reported sales.

(6)	Sales PSF for Cinemark is based on 5 screens.

(7)	For purposes of calculating Major Retail Tenants subtotals for 2016 Sales PSF and Occ. Cost %, amounts exclude Cinemark and tenants that do not report sales. Wtd. Avg. is based on Tenant SF for 2016 Sales PSF and by 2016 Sales $ for Occ. Cost %.

(8)	Regus has a termination option at any time on or after March 1, 2025 upon 6 months’ notice.

(9)	Actual Rent PSF for Regus is $17.25 through March 31, 2018, as Regus has a partial rent abatement through that date. See “—Escrows and Reserves” below.

The following table presents historical sales information for the anchor tenants at the Market Street - The Woodlands Property:

Historical Sales Summary(1)
	2014 Sales			2015 Sales			2016 Sales
Tenant	Sales ($)	Sales (PSF)	Occ. Cost %(2)	Sales ($)	Sales (PSF)	Occ. Cost %(2)	Sales ($)	Sales (PSF)	Occ. Cost %(2)
H-E-B Woodlands Market	$74,409,768	$902	2.9%	$79,449,680	$963	2.7%	$77,040,960	$934	2.8%
Cinemark(3)	$2,973,625	$594,725	16.9%	$2,637,060	$527,412	19.0%	$2,436,685	$487,337	20.6%
Tommy Bahama	$11,739,121	$950	5.6%	$11,444,621	$926	5.7%	$10,748,103	$870	6.1%
Jasper’s	$6,676,568	$665	7.6%	$5,989,473	$597	8.5%	$5,043,310	$502	10.1%
Charming Charlie	$2,193,196	$237	16.4%	$1,847,910	$200	19.5%	$1,592,854	$172	22.6%
Subtotal/Wtd. Avg.(4)	$97,992,278	$832	3.9%	$101,368,744	$865	3.7%	$96,861,911	$827	3.9%
Other Retail Tenants	$99,327,606	$588	10.7%	$103,117,033	$606	10.4%	$101,122,270	$580	11.0%
Total/Wtd. Avg.(4)	$197,319,884	$687	7.3%	$204,485,777	$710	7.1%	$197,984,181	$678	7.6%

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	2014, 2015 and 2016 Occ. Cost % is based on the underwritten rent as of the May 1, 2017 rent roll and Underwritten Reimbursements divided by the respective year’s reported sales.

(3)	Sales PSF for Cinemark is based on 5 screens.

(4)	Subtotal/Wtd. Avg. and Total/Wtd. Avg. 2016 Sales (PSF) and Occ. Cost % exclude Cinemark and tenants that do not report sales. Wtd. Avg. is based on Tenant SF for Sales (PSF) and by Sales ($) for Occ. Cost.%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

MSC 2017-H1	Market Street – The Woodlands

The following table presents certain information relating to the lease rollover at Market Street - The Woodlands Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Annual UW Rent PSF Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	3,602	0.7%	0.7%	$179,560	$49.85	1.1%	1.1%
2017	3	6,875	1.4%	2.1%	$301,594	$43.87	1.9%	3.1%
2018	8	26,415	5.4%	7.5%	$964,475	$36.51	6.1%	9.2%
2019	10	36,080	7.3%	14.8%	$1,226,410	$33.99	7.8%	16.9%
2020	19	120,147	24.4%	39.2%	$4,101,653	$34.14	26.0%	43.0%
2021	15	52,800	10.7%	50.0%	$2,094,556	$39.67	13.3%	56.2%
2022	15	41,394	8.4%	58.4%	$1,655,678	$40.00	10.5%	66.7%
2023	4	9,875	2.0%	60.4%	$443,964	$44.96	2.8%	69.5%
2024	10	108,440	22.0%	82.4%	$2,534,314	$23.37	16.1%	85.6%
2025	3	6,102	1.2%	83.7%	$527,560	$86.46	3.3%	89.0%
2026	1	2,379	0.5%	84.2%	$84,455	$35.50	0.5%	89.5%
2027	6	36,670	7.5%	91.6%	$1,530,196	$41.73	9.7%	99.2%
2028 & Beyond	1	4,591	0.9%	92.5%	$125,990	$27.44	0.8%	100.0%
Vacant	0	36,712	7.5%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	96	492,082	100.0%		$15,770,403	$34.63	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling includes contractual rent steps equal to $749,934 through May 31, 2018.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Market Street - The Woodlands Property is located in a densely developed part of The Woodlands, a master planned community 35 miles north of Houston. The area surrounding the Market Street - The Woodlands Property is comprised of a mix of commercial, retail and multifamily development which includes The Woodlands Mall (1.4 million SF) directly to the east, The Cynthia Woods Mitchell Pavilion, an outdoor amphitheater with a capacity of over 16,000 directly to the south, a 24 Hour Fitness directly to the north and approximately 8.3 million SF of office space and 2,200 multifamily units within a one-mile radius. According to the appraisal, The Woodlands is a closed market and the owner, Howard Hughes Corporation, retains most of the available land; accordingly, if Howard Hughes Corporation does not approve of an intended use, it does not get developed.

The Market Street - The Woodlands Property is located in the north retail submarket of Houston, Texas. According to the appraisal, over the past two years, retail occupancy levels in the overall Houston market have ranged from 94.8% to 95.3%, while retail occupancy levels in the north retail submarket have ranged from 94.7% to 95.0%. For the first quarter of 2017, the north retail submarket had an average occupancy of 94.9% and average rent PSF of $15.17.

The Market Street - The Woodlands Property is located in the Woodlands office submarket of Houston, Texas. According to the appraisal, over the past two years, office occupancy levels in the overall Houston market have ranged from 84.2% to 89.2%, while office occupancy levels in the Woodlands office submarket have ranged from 88.6% to 94.0%. For the first quarter of 2017, the Woodlands office submarket had an average occupancy of 89.1% and average rent PSF of $29.76.

The estimated 2016 population within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is 4,208, 60,130 and 149,260, respectively, according to the appraisal. The estimated 2016 average household income within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is $143,741, $108,174 and $118,199, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

MSC 2017-H1	Market Street – The Woodlands

The appraisal identified a primary trade area of a three to five mile radius around the Market Street - The Woodlands Property. A summary of demographics in the primary trade area is presented below.

Statistic	1-mile Radius	3-mile Radius	5-mile Radius
Population
2021 Total Population (projected)	4,927	67,111	171,294
2016 Total Population	4,208	60,130	149,260
2010 Total Population	3,203	53,961	125,312
2000 Total Population	2,227	46,547	88,290
Annual Growth 2016-2021 (projected)	3.21%	2.22%	2.79%
Annual Growth 2010-2016	4.65%	1.82%	2.96%
Annual Growth 2000-2010	3.70%	1.49%	3.56%

Households
2021 Total Households (projected)	2,790	27,993	64,696
2016 Total Households	2,367	25,063	56,607
2010 Total Households	1,760	22,387	47,969
2000 Total Households	1,092	17,683	31,140
Annual Growth 2016-2021 (projected)	3.34%	2.24%	2.71%
Annual Growth 2010-2016	5.06%	1.90%	2.80%
Annual Growth 2000-2010	4.89%	2.39%	4.42%

Household Income
2016 Median Household Income	$89,662	$75,336	$87,349
2016 Average Household Income	$143,741	$108,174	$118,199
2016 Per Capita Income	$75,967	$45,299	$44,737

Source: Appraisal

The following table presents comparable retail properties with respect to the Market Street - The Woodlands Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Market Street - The Woodlands Property	Anchored Retail	2004/2012	492,082(1)	92.5%(1)	H-E-B Woodlands Market, Cinemark, Tommy Bahama	N/A
Sterling Ridge Village Center	Anchored Retail	2001/N/A	128,639	100.0%	Kroger, CVS	4.6 miles
Indian Springs Village Center	Anchored Retail	2004/N/A	136,625	100.0%	H-E-B	4.6 miles
Alden Bridge Village Center	Anchored Retail	1998/N/A	138,953	100.0%	Kroger, Walgreens	5.0 miles
Total/Wtd. Avg.(2)			404,217	100.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Total/Wtd. Avg. excludes the Market Street - The Woodlands Property.

The adjacent The Woodlands Mall, as well as two other nearby retail developments, Hughes Center and Pinecroft Center, constitute competing retail centers with respect to the Market Street-The Woodlands Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

MSC 2017-H1	Market Street – The Woodlands

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market Street - The Woodlands Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW(1)	UW PSF
Base Rent	$13,785,725	$15,222,078	$15,308,117	$15,720,727	$16,939,379	$34.42
Total Recoveries	$5,031,532	$5,524,058	$5,854,619	$6,062,079	$5,975,447	$12.14
Other Income(2)	$1,839,025	$1,867,424	$1,878,713	$2,267,769	$1,864,652	$3.79
Less Vacancy	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$20,656,282	$22,613,560	$23,041,449	$24,050,575	$24,779,479	$50.36
Total Expenses	$7,677,682	$8,087,850	$8,428,986	$8,831,551	$8,827,590	$17.94
Net Operating Income	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$15,951,889	$32.42
Capital Expenditures	$0	$0	$0	$0	$78,733	$0.16
TI/LC	$0	$0	$0	$0	$1,120,268	$2.28
Net Cash Flow	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$14,752,888	$29.98

Occupancy %	95.4%	95.3%	93.8%	N/A(3)	92.5%(4)
NOI DSCR(5)	1.79x	2.00x	2.02x	2.10x	2.20x
NCF DSCR(5)	1.79x	2.00x	2.02x	2.10x	2.04x
NOI Debt Yield(5)	7.4%	8.3%	8.3%	8.7%	9.1%
NCF Debt Yield(5)	7.4%	8.3%	8.3%	8.7%	8.4%

(1)	Underwritten Rent is based on the rent roll dated May 1, 2017 and includes rent steps through May 31, 2018 totaling $749,934.

(2)	Other Income is comprised of merchant association fees, parking income, income related to the TCID, event income, sponsorship income, sign income and various other incomes.

(3)	2016 Occupancy % was not provided. Occupancy % for the Market Street - The Woodlands Property was 92.5% as of May 1, 2017.

(4)	UW Occupancy % includes six new tenants with executed leases totaling 2.5% of NRA, that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(5)	Debt service coverage ratios and debt yields are based on the Market Street - The Woodlands Whole Loan.

Escrows and Reserves. At loan closing, the Market Street - The Woodlands Borrower delivered to the lender guaranties from Institutional Mall Investors LLC of the Market Street - The Woodlands Borrower’s obligations (i) to deposit with the lender the amount of $399,264 in respect of free rent for the tenants Regus and Tory Burch, to be reduced by the amount pertaining to each such tenant at such time as it has begun paying full unabated rent, and (ii) to deposit with the lender the amount of $2,433,834 in respect of tenant allowances and leasing commissions owed to Regus and Tory Burch, less, on a dollar for dollar basis, any tenant improvements, tenant allowances, landlord work and/or leasing commissions actually paid by or on behalf of the Market Street - The Woodlands Borrower, in each case in lieu of depositing upfront reserves for such amounts.

During a Collection Reserve Trigger Period (defined below), or at any time (x) all real estate taxes are not paid by the Market Street - The Woodlands Borrower prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents), (y) the Market Street - The Woodlands Borrower fails to promptly provide evidence that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents) or (z) an event of default exists under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, if the Market Street - The Woodlands Borrower has not provided satisfactory evidence to the lender that the Market Street-The Woodlands Property is covered by a reasonably acceptable blanket insurance policy, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums.

During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount of $5,964 into a replacement reserve; provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of such replacement reserve to exceed $143,136 on any monthly payment date. In addition, during the continuance of a Collection Reserve Trigger Period or an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount $49,704 into a reserve for future tenant improvements and leasing commissions (the “Rollover Reserve”); provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of the Rollover Reserve to exceed $1,192,896 (the “Rollover Reserve Cap”) on any monthly payment date; and provided further, that so long as no DSCR Trigger Period (as defined below) exists, in lieu of making deposits to the Rollover Reserve, the Market Street - The Woodlands Borrower may deliver a letter of credit in the amount of such deposits or a guaranty from Institutional Mall Investors LLC or a replacement guarantor meeting the requirements of the Market Street - The Woodlands Whole Loan documents, of the obligation to make such deposits. The liability of any such guarantor under any such guaranty will not exceed the Rollover Reserve Cap.

A “Collection Reserve Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.35x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.35x or greater for two consecutive calendar quarters.

A “DSCR Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.25x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.25x or greater for two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

MSC 2017-H1	Market Street – The Woodlands

Lockbox and Cash Management. A hard lockbox is in place with respect to the Market Street - The Woodlands Whole Loan. Within 30 days after the loan origination date, the Market Street - The Woodlands Borrower is required to notify and advise each tenant to send rent payments directly to the lockbox account. The Market Street - The Woodlands Whole Loan has springing cash management (i.e., the Market Street - The Woodlands Whole Loan has cash management only after the initial occurrence and during the continuance of a Lockbox Event Period). Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept daily to an account designated by the Market Street - The Woodlands Borrower. Upon the occurrence of a Lockbox Event Period, the Market Street - The Woodlands Borrower is required to establish and maintain a lender-controlled cash management account, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred weekly to the cash management account. During the continuance of a Lockbox Event Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Market Street - The Woodlands Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses in accordance with the approved annual budget, if any or, if no approved annual budget is available for such period because review is pending or not required, in accordance with the existing annual budget (as increased to reflect actual increases in expenses outside the control of the Market Street-The Woodlands Borrower), and extraordinary operating expenses approved by the lender (or necessary for emergency expenses), and to disburse the remainder into an account to be held by the lender as additional security for the Market Street - The Woodlands Whole Loan during the continuance of such Lockbox Event Period.

A “Lockbox Event Period” means the period:

(i) commencing upon an event of default under the Market Street - The Woodlands Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or (ii) commencing upon the occurrence of a voluntary or involuntary bankruptcy of the Market Street - The Woodlands Borrower and continuing thereafter, or (iii) commencing upon a voluntary or involuntary bankruptcy of the property manager, if it is an affiliate of the Market Street - The Woodlands Borrower, and ending if the property manager is replaced within 60 days with a Qualified Manager (as defined below) pursuant to a replacement management agreement in substantially the form and substance of the original management agreement or otherwise reasonably approved by the lender, or the bankruptcy is discharged or dismissed within 90 days without any adverse consequences to the Market Street - The Woodlands Property or the Market Street - The Woodlands Whole Loan, or (iv) during the continuance of a DSCR Trigger Period.

“Qualified Manager” means MCA Management Associates or an affiliate, Trademark Management, Ltd. or an affiliate, Institutional Mall Investors LLC, CalPERs or their affiliates, a manager meeting certain experience and/or financial requirements or an affiliate thereof, or a manager otherwise reasonably approved by the lender.

Additional Secured Indebtedness (not including trade debts). The Market Street - The Woodlands Property also secures the Market Street - The Woodlands Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $110,000,000. The Market Street - The Woodlands Serviced Pari Passu Companion Loans accrue interest at the same rate as the Market Street - The Woodlands Mortgage Loan. The Market Street - The Woodlands Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Market Street - The Woodlands Serviced Pari Passu Companion Loans. The holders of the Market Street - The Woodlands Mortgage Loan and the Market Street - The Woodlands Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Market Street - The Woodlands Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Market Street - The Woodlands Whole Loan permits the release of an unimproved release parcel, without payment or defeasance of a release amount, upon satisfaction of the following conditions (among others); (i) transfer of the parcel to a third party or an affiliate of the Market Street - The Woodlands Borrower in connection with expansion or other development, (ii) delivery of an officer’s certificate certifying that the release parcel constitutes or will constitute a separate tax lot, has been legally subdivided from the remainder of the Market Street - The Woodlands Property, and that after such subdivision both such release parcel and the remaining Market Street - The Woodlands Property comply with zoning, parking and other legal requirements, (iii) compliance with any requirements relating to such release in any lease or reciprocal easement agreement and (iv) compliance with REMIC requirements. In addition, the Market Street - The Woodlands Whole Loan generally permits the release of immaterial or non-income producing parcels, subject to certain conditions.

Terrorism Insurance. The Market Street - The Woodlands Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015, as the same may be amended, restated, supplemented or otherwise modified is not in effect, the Market Street - The Woodlands Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below). “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Market Street - The Woodlands Borrower for the insurance policies required under the Market Street - The Woodlands Whole Loan documents (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis. Such stand-alone terrorism policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Market Street - The Woodlands Property and reasonable for the geographic region where the Market Street - The Woodlands Property is located, provided that such deductible shall not exceed $500,000 (the “Required Deductible”) or such higher deductible if the Market Street - The Woodlands Borrower provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

MSC 2017-H1	Yeshiva University Portfolio

Mortgage Loan No. 2 – Yeshiva University Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

MSC 2017-H1	Yeshiva University Portfolio

Mortgage Loan No. 2 – Yeshiva University Portfolio

Fort Tyron Park
Harlem River Park
Morris Heights
Hudson Heights
Yeshiva University
Cross Bronx Expwy.
Claremont Park
Grand Concourse
Harlem River Drive
Major Deegan Expwy.
Henry Hudson Parkway
W. 181st St.
W. 179th St.
W. 178th St.
W. 170th St.
Highbridge
BRONX
MANHATTAN
Highbridge Park
Harlem River
George Washington Bridge
Hudson River
Fort Washington Park
New York Presbyterian Hosp.
W. 168th St.
E. 169th St.
W. 168th St.
Mullaly Park
Jerome Ave.
Amsterdam Ave.
Broadway
University Ave.
E. Tremont Ave.
Webster Ave.
Morris Ave.
Melrose Ave.
Sedgwick Ave.
Ft. Wash. Ave.

Yeshiva University Portfolio

1 2495 Amsterdam Avenue	New York, NY
2 215 Lexington Avenue	New York, NY
3 2520 Amsterdam Avenue	New York, NY
4 245 Lexington Avenue	New York, NY
5 253 Lexington Avenue	New York, NY

BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND

TIMES SQUARE
4 Times Square
W. 43rd St.
W. 42nd St.
505 Fifth Ave.
Grand Central Terminal
Chrysler Building
UNITED NATIONS
E. 43rd St.
E. 42nd St.
Bryant Park
New York Public Library
Daily News
E. 41st St.
QUEENS-MIDTOWN TUNNEL
Lefcourt Manhattan Bldg.
HSBC Tower
East Side
Midtown
260 Madison Ave.
425 Fifth Ave.
450 Fifth Ave.
Murray Hill
Garment District
The Setai Fifth Ave.
The Morgan Library & Museum
St. Vartan's Park
FDR Drive
Macy's
HERALD SQUARE
W. 34th St.
Empire State Building
188 Madison Ave.
E. 34th St.
FERRY TO LONG ISLAND CITY
One Penn Plaza
LONG ISLAND RAILROAD
Manhattan Mall
325 Fifth Ave.
PENN STATION
NYU Medical Center
Kips Bay
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Tower 111
855 Sixth Ave.
Textile Building
NYU School of Medicine
Lexington Avenue Campus, Touro College
Bellevue Hospital Center
Broadway
Lexington Ave.
Madison Ave.
Park Ave.
5th Ave.
6th Ave.
7th Ave.
3rd Ave.
2nd Ave.
1st Ave.
FIT

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

MSC 2017-H1	Yeshiva University Portfolio

Mortgage Loan No. 2 – Yeshiva University Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF/CREFI			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$60,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.5%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Yeshiva University			Year Built/Renovated:	Various / Various
				Size:	696,371 SF
Mortgage Rate(2):	4.3240%			Cut-off Date Balance PSF(1):	$201
Note Date:	4/21/2017			Maturity Date or ARD Balance PSF(1)(2):	$180
First Payment Date:	6/6/2017			Property Manager:	Self-Managed
Anticipated Repayment Date(2):	5/6/2027
Maturity Date(2):	5/6/2032
Original Term to ARD(2):	120 months
Original Amortization Term(2):	360 months
IO Period:	48 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$18,026,336
Prepayment Provisions(3):	LO (25); DEF (94); O(1)			UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity or ARD(1):	14.4%
Additional Debt Type(4):	Pari Passu			UW NCF DSCR(1):	2.67x (IO) 1.97x (P&I)
Additional Debt Balance(4):	$80,000,000			Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	N/A
Reserves(5)				3rd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy (as of):	100.0% (6/6/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy (as of):	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy (as of):	100.0% (12/31/2015)
Recurring Replacements:	$0	$19,402	N/A	Appraised Value (as of)(7):	$346,000,000 (2/6/2017)
Deferred Maintenance:	$275,625	$0	N/A	Cut-off Date LTV Ratio(1)(7):	40.5%
Other:	$0	$0	N/A	Maturity Date or ARD LTV Ratio(1):	36.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$140,000,000	100.0%	Loan Payoff:	$136,146,875	97.2%
			Reserves:	$275,625	0.2%
			Closing Costs: Return of Equity:	$2,623,001 $954,499	1.9% 0.7%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Yeshiva University Portfolio Mortgage Loan is part of the Yeshiva University Portfolio Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Cut-off Date Balance PSF, Maturity Date or ARD Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date or ARD LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Yeshiva University Portfolio Whole Loan.

(2)	The Yeshiva University Portfolio Whole Loan has an anticipated repayment date (“ARD”) of May 6, 2027 and a stated maturity date of May 6, 2032. Prior to the ARD, the Yeshiva University Portfolio Whole Loan accrues interest at a fixed rate of 4.3240% per annum. In the event that the Yeshiva University Portfolio Whole Loan is not repaid in full by the ARD, from and after the ARD, the Yeshiva University Portfolio Whole Loan accrues interest at a fixed rate per annum equal to the greater of (i) 8.3240% and (ii) the then 10-year U.S. Treasury yield on the ARD (the “Treasury Rate”) plus 4.0000%. See “—The Mortgage Loan” below.

(3)	Defeasance is permitted at any time after the earlier of (i) April 21, 2021 and (ii) two years from the closing date of the securitization of the last Yeshiva University Portfolio Whole Loan promissory note to be securitized.

(4)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)”, for further discussion of additional debt.

(5)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(6)	At origination of the Yeshiva University Portfolio Whole Loan, Yeshiva University transferred the Yeshiva University Portfolio Properties to the Yeshiva University Portfolio Borrower and executed a twenty-year, triple-net unitary lease (the “Yeshiva University Lease”) that expires in April 2037, covering all of the Yeshiva University Portfolio Properties. Prior to origination of the Yeshiva University Portfolio Whole Loan, the Yeshiva University Portfolio Properties were owned and occupied by Yeshiva University. As such, historical NOI is not applicable.

(7)	The appraiser assigned a hypothetical “dark value” of $189.1 million. The Cut-off Date LTV Ratio based on the hypothetical “dark value” is approximately 74.0%. With respect to the Yeshiva University Portfolio Property located at 253 Lexington Avenue, the “as is” Appraised Value included in the Appraised Value above represents the land value less demolition costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

MSC 2017-H1	Yeshiva University Portfolio

The Mortgage Loan. The second largest mortgage loan (the “Yeshiva University Portfolio Mortgage Loan”) is part of a whole loan (the “Yeshiva University Portfolio Whole Loan”), evidenced by four pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a portfolio of five central business district office buildings totaling 696,371 SF located in New York, New York (collectively, the “Yeshiva University Portfolio Properties” and each individually, a “Yeshiva University Portfolio Property”). Promissory Note A-1, which is being contributed by Argentic Real Estate Finance LLC (“AREF”), in the original principal amount of $45,000,000 and Promissory Note A-3, which is being contributed by Citi Real Estate Funding Inc. (“CREFI”), in the original principal amount of $15,000,000, represent the Yeshiva University Portfolio Mortgage Loan, and will be included in the MSC 2017-H1 trust. Promissory Notes A-2 and A-4, in the aggregate original principal amount of $80,000,000, collectively represent the serviced companion loans (the “Yeshiva University Portfolio Serviced Pari Passu Companion Loans”). The Yeshiva University Portfolio Serviced Pari Passu Companion Loan represented by Promissory Note A-2 in the original principal amount of $45,000,000 is expected to be held by AREF, or an affiliate thereof on the closing date of this transaction and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Yeshiva University Portfolio Whole Loan was co-originated by AREF and CREFI. The Yeshiva University Portfolio Serviced Pari Passu Companion Loan represented by Promissory Note A-4 in the original principal balance of $35,000,000 was subsequently purchased by Cantor Commercial Real Estate Lending, L.P. (“CCRE”), is currently held by CCRE or an affiliate thereof, and is expected to be contributed to the CFCRE 2017-C8 trust. The Yeshiva University Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Yeshiva University Portfolio Whole Loan were used to retire existing debt of approximately $136.1 million, fund reserves, pay closing costs and return equity to the Yeshiva University Portfolio Borrower.

The Yeshiva University Portfolio Whole Loan has an ARD of May 6, 2027 and a stated maturity date of May 6, 2032. Prior to the ARD, the Yeshiva University Portfolio Whole Loan accrues interest at a fixed rate of 4.3240% per annum (the “Initial Interest Rate”) and requires monthly payments of interest. In the event the Yeshiva University Portfolio Whole Loan is not repaid in full on or before the ARD, interest accrues on the outstanding principal balance at the Adjusted Interest Rate. The “Adjusted Interest Rate” is a rate per annum equal to the greater of (i) 8.3240% and (ii) the Treasury Rate plus 4.0000%. Interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (“Excess Interest”) will not be payable currently. If the Yeshiva University Portfolio Whole Loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the Yeshiva University Portfolio Whole Loan has occurred and is continuing, all excess cash flow is required to be applied to reduce the outstanding principal balance of the Yeshiva University Portfolio Whole Loan until paid in full, and then to pay Excess Interest. Such excess cash flow is paid after payment of reserves and interest at the Initial Interest Rate on the Yeshiva University Portfolio Whole Loan.

The Borrower and the Sponsor. The borrower is Y Properties Holdings, LLC (the “Yeshiva University Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors. The sponsor and non-recourse carve-out guarantor of the Yeshiva University Portfolio Whole Loan is Yeshiva University, which is the sole tenant at the Yeshiva University Portfolio Properties. Yeshiva University is the sole member of the Yeshiva University Portfolio Borrower.

The Properties. The Yeshiva University Portfolio Properties consist of five CBD office buildings totaling 696,371 SF, all of which are located in New York, New York. The Yeshiva University Portfolio Properties are 100.0% occupied as of June 6, 2017 by Yeshiva University and are used for classroom, laboratory, library, administrative, faculty office, gymnasium and cafeteria space.

2495 Amsterdam Avenue Property (42.5% of Portfolio NRA). Built in 1969, the 2495 Amsterdam Avenue Property is a 295,694 SF, 18-story office building located on Amsterdam Avenue at West 184th Street in the Washington Heights area of northern Manhattan. Also known as Belfer Hall, the 2495 Amsterdam Avenue Property is one of two buildings located in the Wilf Campus, which is home to the men’s campus of Yeshiva University, Yeshiva College and the Sy Syms School of Business (men’s division). The building includes classrooms, labs, common areas, the office of the Yeshiva University president, and administrative and faculty offices.

2520 Amsterdam Avenue Property (23.5% of Portfolio NRA). Built in 1967 and most recently renovated in 2016, the 2520 Amsterdam Avenue Property is a 163,321 SF, 6-story office building located on Amsterdam Avenue between West 185th and 186th Streets in the Washington Heights area of northern Manhattan. The building is utilized as the Mendel Gottesman Library on floors 1-5.

215 Lexington Avenue Property (16.0% of Portfolio NRA). Built in 1962, the 215 Lexington Avenue Property is an 111,270 SF, 8-story commercial condominium unit situated within a 21-story office building that contains one additional condominium unit that is not collateral for the Yeshiva University Portfolio Whole Loan. The condominium association board is controlled by the sponsor with a 63.3% interest. The 215 Lexington Avenue Property is located on the southeast corner of East 33rd Street and Lexington Avenue in midtown Manhattan. The 215 Lexington Avenue Property is located in the Israel Henry Beren Campus of Yeshiva University, which is home to the Stern College for Women and Sy Syms School of Business (women’s division). The building includes classrooms and offices, and also contains common areas and a cafeteria.

245 Lexington Avenue Property (12.6% of Portfolio NRA). Built in 1969, the 245 Lexington Avenue Property is an 87,927 SF, 12-story school building located on Lexington Avenue between East 34th and 35th Streets in midtown Manhattan. The building is utilized as classroom and office space, and also contains a cafeteria, library and gymnasium. The 245 Lexington Avenue Property is interconnected with the 253 Lexington Avenue Property by way of walkways located on the second, third and fifth floors as well as the basement.

253 Lexington Avenue Property (5.5% of Portfolio NRA). Built in 1911, the 253 Lexington Avenue Property is a 38,159 SF, 5-story school building located on the southeast corner of East 35th Street and Lexington Avenue in midtown Manhattan. The building has classroom and lab space, as well as an auditorium and office space. The 253 Lexington Avenue Property is interconnected with the 245 Lexington Avenue Property by way of walkways located on the second, third and fourth floors as well as the basement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

MSC 2017-H1	Yeshiva University Portfolio

Property Summary(1)
Property Name	Location	Size (SF)	Occupancy(2)	Allocated Cut-off Date Loan Amount(3)	% of Allocated Cut-Off Date Loan Amount(3)	Year Built/ Renovated	Appraised Value(4)	% of Appraised Value
2495 Amsterdam Avenue	New York, NY	295,694	100.0%	$53,233,892	38.0%	1969/NAP	$108,000,000	31.2%
2520 Amsterdam Avenue	New York, NY	163,321	100.0%	$28,290,790	20.2%	1967/2016	$60,000,000	17.3%
215 Lexington Avenue	New York, NY	111,270	100.0%	$29,409,130	21.0%	1962/NAP	$78,700,000	22.8%
245 Lexington Avenue	New York, NY	87,927	100.0%	$21,528,737	15.4%	1969/NAP	$56,300,000	16.3%
253 Lexington Avenue	New York, NY	38,159	100.0%	$7,537,451	5.4%	1911/NAP	$43,000,000(5)	12.4%
Total/Wtd. Avg.		696,371	100.0%	$140,000,000	100.0%		$346,000,000	100.0%

(1)	Prior to the conveyance of the Yeshiva University Portfolio Properties to the Yeshiva University Portfolio Borrower, the Yeshiva University Portfolio Properties were afforded a tax exemption pursuant to Section 420-a of the NYS Real Property Law. The Yeshiva University Portfolio Borrower has filed the necessary paperwork to maintain the tax abatement. However, there is no assurance that a tax exemption will be granted. In the event that all real estate taxes are no longer abated, the cumulative amount of real estate taxes for the Yeshiva University Portfolio Properties would be approximately $3,872,443.

(2)	Occupancy based on the underwritten rent roll dated June 6, 2017.

(3)	Based on the Yeshiva University Portfolio Whole Loan.

(4)	The appraiser assigned a hypothetical “dark value” of $189.1 million. The Cut-off Date LTV Ratio based on the hypothetical “dark value” is approximately 74.0%.

(5)	The appraiser concluded an “as-is” Appraised Value, which represents the land value less demolition costs.

Major Tenants.

Yeshiva University (696,371 SF, 100.0% of Portfolio NRA, 100.0% of underwritten rent). The Yeshiva University Portfolio Properties are 100.0% leased under the Yeshiva University Lease. Yeshiva University is a private Jewish university founded in 1886 with approximately 3,000 undergraduate and 3,500 graduate students across four campuses. The university is divided into three undergraduate colleges: Yeshiva College, the Stern College for Women and the Sy Syms School of Business. In addition to its undergraduate programs, the school includes the Albert Einstein College of Medicine (a joint entity between Montefiore Medical Center and Yeshiva University), the Benjamin N. Cardozo School of Law and the Wurzweiler School of Social Work. Yeshiva University has experienced recent operating deficits and decreased enrollment of students. In 2017, Yeshiva University reported an endowment and long term investments with a market value of greater than $550 million.

At origination of the Yeshiva University Portfolio Whole Loan, Yeshiva University executed a twenty-year, triple-net lease that expires on April 30, 2037. Per the terms of the Yeshiva University Lease, base rent is $27.42 PSF. Base rent under the Yeshiva University Lease increases by 5.0% effective May 1, 2027 and increases by an additional 5.0% every five years thereafter. The Yeshiva University Lease is structured with no renewal options and no termination options (other than in connection with certain casualty and condemnation events).

The following table presents certain information relating to the leases at the Yeshiva University Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Yeshiva University	NR/B3/NR	696,371	100.0%	$19,094,070	100.0%	$27.42	4/30/2037(3)
Subtotal/Wtd. Avg.		696,371	100.0%	$19,094,070	100.0%	$27.42
Vacant Space		0	0%	$0	0.0%	$0.00
Total/Wtd. Avg.		696,371	100.0%	$19,094,070	100.0%	$27.42

(1)	Information is based on the underwritten rent roll dated June 6, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF represents Yeshiva University’s current annual rent of $27.42 PSF. Per the terms of the Yeshiva University Lease, base rent will increase by 5.0% effective May 1, 2027 and increase by 5.0% every five years thereafter. The Yeshiva University Lease is structured with no renewal options and no termination options (other than in connection with certain casualty and condemnation events).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

MSC 2017-H1	Yeshiva University Portfolio

The following table presents certain information relating to the lease rollover schedule at the Yeshiva University Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027 & Beyond	1	696,371	100.0%	100.0%	$27.42	$19,094,070	100.0%	100.0%
Vacant	N/A	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	696,371	100.0%		$27.42	$19,094,070	100.0%

(1)	Information is based on the underwritten rent roll dated June 6, 2017.

The Market. The Yeshiva University Portfolio Properties are comprised of five office properties located in New York, New York.

The Amsterdam Avenue Properties (65.9% of Portfolio NRA)

The Amsterdam Avenue properties consist of the 2495 Amsterdam Avenue Property and the 2520 Amsterdam Avenue Property (together, the “Amsterdam Avenue Properties”). The Amsterdam Avenue Properties are located in the Washington Heights neighborhood of northern Manhattan. Washington Heights is bounded to the south by 155th Street and to the north by Fairview Avenue and extends from the Harlem River on the east to the Hudson River on the west. The Amsterdam Avenue Properties are located within the main campus of Yeshiva University, which is comprised of the area between Audubon Avenue and Laurel Hill Terrace between 181st and 187th Streets. In addition to school buildings, there are various apartment buildings owned by Yeshiva University in the immediate area. This has brought additional residents into the area, many of whom are affiliated with Yeshiva University. Primary access is provided by all major avenues, including Broadway, Henry Hudson Parkway and the Harlem River Drive as well as public transportation via the 1/A subway lines and M101/M3 bus service.

According to the appraisal, the Amsterdam Avenue Properties are located in the Northern Manhattan/Harlem office submarket of the Manhattan office market. As of the fourth quarter of 2016, the Northern Manhattan/Harlem office submarket contained approximately 6.7 million SF and reported a vacancy of 5.2% and an average asking rent of $35.04 PSF. According to the appraisal, the 2016 population and average household income within the 10033 zip code were 57,011 and $36,820, respectively. The appraiser concluded gross market rents for the 2520 Amsterdam Avenue Property and 2495 Amsterdam Property of $38.00 PSF and $40.00 PSF, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Amsterdam Avenue Properties:

Competitive Property Summary
Property Name/Location	Year Built/ Renovated	Total Occupancy	Size (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
313 West 125th Street New York, NY	1910/2011	100%	27,105	College of New Rochelle	21,684	April 2016	10.8	$45.00	Modified Gross
2090 Adam Clayton Powell Jr. Blvd New York, NY	1913/NAP	NAV	163,440	Legal Aid Society & Center for Alternative Sentencing & Employment	20,811 13,871	July 2016 June 2014	15.0 15.0	$38.50 $29.33	Modified Gross
145 East 125th Street New York, NY	1900/2006	100%	35,970	Salvation Army	30,000	February 2015	3.0	$31.00	Modified Gross
4 West 125th Street New York, NY	1910/2004	100%	44,495	Children’s Aid Society	25,300	December 2014	5.0	$39.00	Modified Gross
88 Pine Street New York, NY	1973/NAP	97.0%	624,000	Cornell University (Expansion)	21,750	May 2016	15.0	$50.00	Modified Gross
17 Battery Place South New York, NY	1903/1998	79.7%	446,501	John V. Lindsay Wildcat Academy	23,050	June2016	10.0	$50.00	Modified Gross

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

MSC 2017-H1	Yeshiva University Portfolio

The Lexington Avenue Properties (34.1% of Portfolio NRA)

The Lexington Avenue properties consist of the 215 Lexington Avenue Property, the 245 Lexington Avenue Property and the 253 Lexington Avenue Property (together, the “Lexington Avenue Properties”). According to the appraisal, the Lexington Avenue Properties are located in the northern area of the Park Avenue South submarket of Manhattan and the immediate area surrounding the Lexington Avenue Properties is primarily a mixture of commercial and residential development. The Lexington Avenue Properties have direct access to the 6/B/D/F/M/N/Q/R subway lines. Additionally, Penn Station and Grand Central Terminal are located nearby, providing access to commuters from New Jersey, Long Island, Westchester and Putnam Counties and Western Connecticut. As of the fourth quarter of 2016, the Park Avenue South/Madison Square office submarket had a reported vacancy of 6.2% and an average asking rent of $66.33 PSF. According to the appraisal, the 2016 population and average household income within the 10016 zip code were 57,766 and $99,589, respectively. The appraiser concluded gross market rents for the 215 Lexington Property, 245 Lexington Property and 253 Lexington Property of $55.00 PSF, $50.00 PSF and $46.00 PSF, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Lexington Avenue Properties:

Competitive Property Summary
Property Name/Location	Year Built/ Renovated	Total Occupancy	Size (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
180 Madison Avenue, New York, NY	1927/NAP	88.7%	280,863	New York University	99,132	December 2016	15.0	$60.00	Modified Gross
31 West 27th Street, New York, NY	1910/NAP	100%	137,358	Stella Adler Conservator	23,156	June 2016	2.0	$58.30	Modified Gross
900 Broadway, New York, NY	1887/2008	96.7%	98,146	Tutor Associates	4,500	November 2015	5.0	$53.00	Modified Gross
1250 Broadway New York, NY	1968/NAP	96.0%	770,000	Prometric Technology Center	11,628	June 2015	11.0	$64.77	Modified Gross
22 West 21st Street, New York, NY	1907/NAP	86.4%	125,100	Journee	5,170	April 2015	5.5	$50.00	Modified Gross
180 Maiden Lane, New York, NY	1984/NAP	45.2%	1,192,893	MicroTek Business Education	20,396	September 2016	10.3	$58.32	Modified Gross
88 Pines Street, New York, NY	1973/NAP	97.0%	624,000	Cornell University (Expansion)	21,750	May 2016	15.0	$50.00	Modified Gross
17 Battery Place South New York, NY	1903/1998	79.7%	446,501	John V. Lindsay Wildcat	23,050	June 2016	10.0	$50.00	Modified Gross

Source: Appraisal

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Yeshiva University Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$19,094,070	$27.42
Total Recoveries	$0	$0.00
Total Other Income	$0	$0.00
Less Vacancy & Credit Loss(2)	($1,067,734)	($1.53)
Effective Gross Income	$18,026,336	$25.89
Total Operating Expenses	$0	$0.00
Net Operating Income	$18,026,336	$25.89
Capital Expenditures	$232,828	$0.33
TI/LC	$1,392,742	$2.00
Net Cash Flow	$16,400,766	$23.55

Occupancy %	100.0%
NOI DSCR (3)	2.16x
NCF DSCR (3)	1.97x
NOI Debt Yield(3)	12.9%
NCF Debt Yield(3)	11.7%

(1)	Historical cash flows are not available as the Yeshiva University Lease was executed at origination of the Yeshiva University Portfolio Whole Loan. Prior to the Yeshiva University Lease, the Yeshiva University Portfolio Properties were owned and occupied by Yeshiva University. The Yeshiva University lease is a twenty-year, triple-net unitary lease that expires in April 2037, covering all of the Yeshiva University Portfolio Properties. Per the terms of the Yeshiva University Lease, base rent is $27.42 PSF. Base rent under the Yeshiva University Lease increases by 5.0% effective May 1, 2027 and increases by an additional 5.0% every five years thereafter. The Yeshiva University Lease is structured with no renewal options and no termination options (other than in connection with certain casualty and condemnation events).

(2)	The underwritten economic vacancy represents 5.6% of Gross Potential Rent, which represents a 6.0% vacancy on the Amsterdam Avenue Properties and a 5.0% vacancy on the Lexington Avenue Properties. The Yeshiva University Portfolio Properties are currently 100.0% occupied as of June 6, 2017 by Yeshiva University.

(3)	Debt service coverage ratios and debt yields are based on the Yeshiva University Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

MSC 2017-H1	Yeshiva University Portfolio

Escrows and Reserves. The Yeshiva University Portfolio Whole Loan documents provide for upfront reserves in the amount of $275,625 for immediate repairs. The Yeshiva University Portfolio Borrower is required to escrow monthly: (i) 1/12 of the estimated annual real estate taxes (however, such requirement is waived so long as a tax exemption is in effect for the Yeshiva University Portfolio Properties) and (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $52,835 into an insurance reserve account (however, such amount is waived so long as the Yeshiva University Portfolio Borrower pays the insurance premiums directly and the balance of the insurance account is equal to one-half of the annual insurance premiums). Pursuant to the Yeshiva University Lease, Yeshiva University, as tenant thereunder, is required to deposit $19,402 ($0.33 PSF annually) into a replacement reserve account that is held by the lender but is subject to the tenant’s rights under the Yeshiva University Lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Yeshiva University Portfolio Whole Loan. The Yeshiva University Portfolio Whole Loan has in place cash management. Yeshiva University has been instructed to deposit all rents into the lockbox account controlled by the lender that was established at origination. Unless a Cash Trap Period (as defined below) has occurred, all amounts of excess cash, after payment of debt service and required reserves, will be swept into the borrower’s account. An excess cash flow sweep will be required during a Cash Trap Period.

A “Cash Trap Period” will occur upon (i) the occurrence and continuance of any event of default under the Yeshiva University Portfolio Whole Loan until cured, (ii) the occurrence and continuance of any event of default by Yeshiva University under the Yeshiva University Lease until cured, (iii) the occurrence of a bankruptcy action of Yeshiva University until such bankruptcy action is dismissed or the lender has assumed, affirmed or assigned the Yeshiva University Lease, (iv) a default by Yeshiva University under the Yeshiva University Lease of any obligation thereunder to a third party that is for an amount equal to or greater than $15,000,000 until cured (subject to the caps described below), (v) Yeshiva University going “dark” in more than 25.0% of its space until it occupies 75.0% or more of the space (subject to the caps described below) or (vi) the ARD.

In the event that a Cash Trap Period is triggered by clauses (iv) and/or (v) above, the cash flow sweep is subject to a monthly cap of $600,000 and an aggregate cap of $18,000,000.

Additional Secured Indebtedness (not including trade debts). The Yeshiva University Portfolio Properties also secure the Yeshiva University Portfolio Serviced Pari Passu Companion Loans, which have a Cut-Off Date principal balance of $80,000,000. The promissory notes evidencing the Yeshiva University Portfolio Serviced Pari Passu Companion Loans accrue interest at the same rate as the Yeshiva University Portfolio Mortgage Loan. The Yeshiva University Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Yeshiva University Portfolio Serviced Pari Passu Companion Loans. The initial holders of the Yeshiva University Portfolio Mortgage Loan and the Yeshiva University Portfolio Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Yeshiva University Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Partial Release. On any payment date after the expiration of the lockout period and prior to the ARD, the Yeshiva University Portfolio Borrower may obtain the release of one or both of the Amsterdam Avenue Properties in connection with a refinancing or a bona fide third-party sale, subject to the satisfaction of certain conditions including (i) the Yeshiva University Portfolio Borrower partially defeases the Yeshiva University Portfolio Whole Loan in an amount equal to 125.0% of the allocated loan amount of the applicable Amsterdam Avenue Property and such further amount as may be required to satisfy the condition set forth in clause (iii) below, (ii) after giving effect to such release, the net operating income debt yield is no less than the greater of (x) the net operating income debt yield immediately preceding such release and (y) 10.96% and (iii) the loan-to-value ratio of the remaining Yeshiva University Portfolio Properties is no greater than 125.0%.

Upon release of the 2495 Amsterdam Avenue Property, the rent due to the Yeshiva University Portfolio Borrower, as landlord under the Yeshiva University Lease, will be reduced by an amount that is not greater than $7,375,149 ($24.94 PSF) per year.

Upon release of the 2520 Amsterdam Avenue Property, the rent due to the Yeshiva University Portfolio Borrower, as landlord under the Yeshiva University Lease, will be reduced by an amount that is not greater than $3,927,891($24.05 PSF) per year.

Terrorism Insurance. The Yeshiva University Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Yeshiva University Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Yeshiva University Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

MSC 2017-H1	iStar Leased Fee Portfolio

Mortgage Loan No. 3 – iStar Leased Fee Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

MSC 2017-H1	iStar Leased Fee Portfolio

Mortgage Loan No. 3 – iStar Leased Fee Portfolio

CANADA
UNITED STATES
MEXICO
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Seattle
Portland
Boise
Rohnert Park
San Francisco
Sacramento
San Jose
Salt Lake City
Las Vegas
Los Angeles
San Diego
Phoenix
Albuquerque
El Paso
Denver
Durango
Minneapolis
Bloomington
Milwaukee
Chicago
Detroit
Cleveland
Omaha
Kansas City
St. Louis
Indianapolis
Columbus
Pittsburgh
Louisville
Nashville
Memphis
Oklahoma City
Fort Worth
Dallas
Austin
Houston
New Orleans
Atlanta
Cumming
Charlotte
Charleston
Jacksonville
Orlando
Tampa
Miami
Norfolk
Washington, DC
Baltimore
Lanham
Philadelphia
New York
Boston
WA
OR
ID
MT
WY
NV
UT
CA
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
MI
IL
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
RI
NJ
DE
MD

iStar Leased Fee Portfolio

1	Hilton Salt Lake	Salt Lake City, UT
2	DoubleTree Seattle Airport	Seattle, WA
3	DoubleTree Mission Valley	San Diego, CA
4	One Ally Center	Detroit, MI
5	DoubleTree Sonoma	Rohnert Park, CA
6	DoubleTree Durango	Durango, CO
7	Northside Forsyth Hospital Medical Center	Cumming, GA
8	NASA/JPSS Headquarters	Lanham, MD
9	Dallas Market Center: Sheraton Suites	Dallas, TX
10	Dallas Market Center: Marriott Courtyard	Dallas, TX
11	The Buckler Apartments	Milwaukee, WI
12	Lock-Up Self Storage Facility	Bloomington, MN

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

MSC 2017-H1	iStar Leased Fee Portfolio

Mortgage Loan No. 3 – iStar Leased Fee Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$55,000,000			Location:	Various
Cut-off Date Balance(1):	$55,000,000			General Property Type:	Leased Fee
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Leased Fee
Loan Purpose(2)(3):	Recapitalization			Title Vesting:	Various
Sponsor:	iStar Inc.			Year Built/Renovated:	Various/Various
Mortgage Rate:	3.7950%			Size:	Various
Note Date:	3/30/2017			Cut-off Date Balance PSF(1):	N/A
First Payment Date:	5/5/2017			Maturity Date or ARD Balance PSF(1):	N/A
Anticipated Repayment Date(4):	4/6/2027			Property Manager:	N/A
Maturity Date(4):	4/6/2028
Original Term to ARD(4):	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(7):	$18,511,396
Seasoning:	2 months			UW NOI Debt Yield(1)(7)(8):	8.2%
Prepayment Provisions(5):	LO (26); DEF/YM1 (89); O (5)			UW NOI Debt Yield at Maturity or ARD(1)(7):	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1)(7)(8):	2.12x
Additional Debt Type:	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance:	$172,000,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	N/A
Reserves(6)				Most Recent Occupancy(7):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(9):	$346,160,000 (Various)
Recurring Replacements:	$0	N/A	N/A	Cut-off Date LTV Ratio(1)(3)(10):	65.6%
TI/LC:	$0	N/A	N/A	Maturity Date or ARD LTV Ratio(1):	65.6%
Other:	$0	Springing	N/A

Sources and Uses(3)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(4):	$227,000,000	100.0%	Closing Costs:	$5,242,871	2.3%
			Return of Equity(2):	$221,757,129	97.7%
Total Sources:	$227,000,000	100.0%	Total Uses:	$227,000,000	100.0%

(1)	The iStar Leased Fee Portfolio Mortgage Loan is part of the iStar Leased Fee Portfolio Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $227,000,000. The Cut-off Date Balance PSF, Maturity Date or ARD Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio and Loan Amount numbers presented above are based on the aggregate principal balance of the promissory notes comprising the iStar Leased Fee Portfolio Whole Loan.

(2)	Immediately prior to the iStar Leased Fee Portfolio Whole Loan origination, the iStar Leased Fee Portfolio Borrowers had no outstanding mortgage debt associated with the iStar Leased Fee Portfolio Properties.

(3)	Immediately after loan closing, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million, which would result in a Cut-off Date LTV Ratio of 66.8% and a Maturity Date or ARD LTV ratio of 66.8%.

(4)	The iStar Leased Fee Portfolio Whole Loan has an anticipated repayment date of April 6, 2027 and a stated maturity date of April 6, 2028. In the event the iStar Leased Fee Portfolio Whole Loan is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.7950% to the greater of (a) 3.0% above the interpolated U.S. treasury swap rate, (b) 3.0% above the interpolated U.S. treasury rate and (c) 6.7950%. See “The Mortgage Loan” below.

(5)	Defeasance is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last iStar Leased Fee Portfolio Whole Loan promissory note to be securitized and (ii) March 30, 2020 (the “REMIC Prohibition Period”). If the iStar Leased Fee Portfolio Borrower has not previously elected to defease the iStar Leased Fee Portfolio Whole Loan in whole or in part, the iStar Leased Fee Portfolio Borrower is also permitted to prepay the iStar Leased Fee Portfolio Whole Loan in whole after the expiration of the REMIC Prohibition Period with the payment of a yield maintenance premium (if prior to the open period). See “Release of Property” below.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	Underwriting and financial information is based on the current annual ground lease payments due under the ground leases described under “The Properties” below and is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate. Historical NOI and occupancy data are not available.

(8)	The estimated “Look Through” DSCR and “Look Through” DY based on the UW estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio Properties is approximately 7.26x and 27.9% respectively.

(9)	The Appraised Value of $346,160,000 is reflective of the sum of the value of the individual properties. The appraisal determined an appraised value of $360.1 million for the portfolio if sold in its entirety to a single buyer, which would result in a Cut-off Date LTV Ratio of 63.0%.

(10)	The estimated “Look Through” Cut-off Date LTV Ratio for the estimated fee simple value of $722,790,000 (i.e. assuming that the iStar Leased Fee Portfolio Properties were unencumbered by the ground leases) is 31.4%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

MSC 2017-H1	iStar Leased Fee Portfolio

The Mortgage Loan. The third largest mortgage loan (the “iStar Leased Fee Portfolio Mortgage Loan”) is part of a whole loan (the “iStar Leased Fee Portfolio Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $227,000,000. The iStar Leased Fee Portfolio Whole Loan is secured by (a) a first priority fee mortgage encumbering the land under seven hotel properties, three office properties, one multifamily property and one self storage property and (b) a first priority fee and leasehold mortgage encumbering a leasehold interest and a portion of the fee interest in the land under one hotel site, all of which land is encumbered by ground leases (collectively, the “iStar Leased Fee Portfolio Properties”). Promissory Note A-1-1, in the original principal amount of $55,000,000, represents the iStar Leased Fee Portfolio Mortgage Loan, and will be included in the MSC 2017-H1 trust. Promissory Notes A-1-2, A-1-3, A-2 and A-3, in the aggregate original principal amount of $172,000,000, collectively represent the companion loans (the “iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans”). The iStar Leased Fee Portfolio Whole Loan was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association and Bank of America, N.A. The iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans which are represented by Promissory Note A-1-2 in the original principal amount of $40,600,000 and Promissory Note A-1-3 in the original principal amount of $40,600,000, are currently being held by Barclays Bank PLC and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at anytime. The iStar Leased Fee Portfolio Serviced Pari Passu Companion Loan which is represented by Promissory Note A-2 in the original principal amount of $45,400,000, is currently being held by JPMorgan Chase Bank, National Association and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The iStar Leased Fee Portfolio Serviced Pari Passu Companion Loan which is represented by Promissory Note A-3 in the original principal amount of $45,400,000, is currently being held by Bank of America, N.A. and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The iStar Leased Fee Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The iStar Leased Fee Portfolio Whole Loan has an anticipated repayment date of April 6, 2027 (the “ARD”) and final maturity date of April 6, 2028. Prior to the ARD, the iStar Leased Fee Portfolio Whole Loan accrues interest at a fixed rate of 3.7950% (the “Initial Interest Rate”) and requires payments of interest only. In the event the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate (the “Adjusted Interest Rate”) equal to the greater of (a) 3.0% above the interpolated U.S. Treasury Swap Rate with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan, (b) 3.0% above the interpolated U.S. Treasury Rate with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan and (c) 6.7950%. In the event that the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or prior to the ARD, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Excess Interest”) will be deferred. Provided no event of default has occurred and is continuing, from and after the ARD, all excess cash flow from the iStar Leased Fee Portfolio Properties after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (a) first to repay the principal balance of the iStar Leased Fee Portfolio Whole Loan until paid in full and (b) second to the payment of Excess Interest. The proceeds of the iStar Leased Fee Portfolio Whole Loan were used to pay closing costs of approximately $5.2 million and recapitalize the iStar Leased Fee Portfolio Borrower (as defined below).

The Borrowers and the Sponsor. The borrowers are RLH Partnership II LP, 500 Woodward LLC, Hubble Drive Lanham LLC, iStar North Old Atlanta Road LLC, iStar Dallas GL LP, 401 W Michigan Street-Milwaukee LLC and 221 American Boulevard-Bloomington LLC, (the “iStar Leased Fee Portfolio Borrowers”), each a single-purpose Delaware limited liability company or limited partnership structured to be bankruptcy-remote, with at least two independent directors. The iStar Leased Fee Portfolio Borrowers are currently owned by Safety, Income and Growth Inc. (“SFTY”). The sponsor and the nonrecourse carve-out guarantor of the iStar Leased Fee Portfolio Whole Loan is iStar Inc. SFTY was formerly 100.0% owned by iStar Inc., but is currently 49.0% owned by iStar Inc. and the remaining equity is owned by GIC (Realty) Private Limited and Lubert-Adler, L.P. iStar Inc. is a public commercial real estate finance and investment company which as of December 31, 2016, has total assets of approximately $4.8 billion and 196 employees in its New York City headquarters and its seven regional offices across the United States.

In April 2017, SFTY filed a preliminary prospectus to sell shares of its common stock and has received clearance to apply to have the common stock listed on the New York Stock Exchange with the intent to elect and qualify to be taxed as a real estate investment trust. SFTY will be externally managed by a wholly-owned subsidiary of iStar Inc. According to the preliminary S-11 offering documents filed by iStar Inc., upon completion of the common stock initial public offering, it is anticipated that iStar Inc. will purchase shares of SFTY’s common stock having an aggregate value of $45.0 million. Upon the completion of SFTY becoming a public vehicle, the loan documents provide for SFTY to become the non-recourse carveout guarantor under the iStar Leased Fee Portfolio Whole Loan in lieu of iStar Inc., provided that SFTY has a market capitalization in excess of $500,000,000 and net worth in excess of $250,000,000. See “Description of the Mortgage Pool-Non Recourse Carveout Limitations” in the Preliminary Prospectus. There can be no assurance as to whether, or when, any of these transactions will occur.

The Properties. The iStar Leased Fee Portfolio Properties are located in ten different states and underlie improvements consisting of seven hotels (2,488 keys, 78.1% of allocated loan amount (“ALA”)), three offices (1,169,928 SF, 19.7% of ALA), one multifamily complex (207 units, 1.6% of ALA) and one self-storage facility (104,000 SF, 0.6% of ALA). Five of the properties (74.6% of the ALA) (the “Hilton Properties”) are ground leased under a unitary lease to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is the guarantor of the master lease from the borrower to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is a subsidiary of Park Hotels & Resorts Inc. and one of two Hilton Worldwide Holdings Inc. spin-offs. The Hilton Properties lease will expire in approximately nine years on December 31, 2025 and may be extended with respect to any or all of the Hilton Properties, with two additional five year extension periods remaining. One Ally Center (14.1% of ALA) is ground leased to 500 Webward LLC with an initial lease expiration date in March 2114 with two 30 year extension options. No other leasehold owner accounts for more than 3.3% of ALA. The iStar Leased Fee Portfolio Properties have a weighted average age of approximately 17 years and a remaining initial ground lease term of approximately 29 years, or approximately 48 years when fully extended.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

MSC 2017-H1	iStar Leased Fee Portfolio

The following table presents certain information relating to the iStar Leased Fee Portfolio Properties:

Property Name	Whole Loan Cut-off Date ALA	Ownership Interest	Leasehold Owner	Initial Leasehold Expiration	Final Leasehold Expiration	Leased Fee NOI	Leased Fee Appraised Value
Hilton Salt Lake	$55,312,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$3,300,706	$79,900,000
DoubleTree Seattle Airport	$40,000,000	Fee/Leasehold(1)	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$5,374,280	$75,700,000
DoubleTree Mission Valley	$38,084,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,776,034	$55,000,000
One Ally Center	$31,961,000	Fee	500 Webward LLC	3/31/2114(3)	3/31/2174	$3,353,970	$46,140,000
DoubleTree Sonoma	$19,300,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,157,870	$27,700,000
DoubleTree Durango	$16,604,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,155,514	$24,400,000
Northside Forsyth Hospital Medical Center	$7,577,000	Fee	Forsyth Physicians Center SPE1, LLC	4/25/2115(4)	4/25/2175	$654,595	$11,000,000
NASA/JPSS Headquarters	$5,190,000	Fee	DRV Greentec LLC	10/31/2075(5)	10/31/2105	$472,292	$7,550,000
Dallas Market Center: Sheraton Suites	$4,151,000	Fee	Dallas Suites RE LLC	9/30/2114	9/30/2114	$524,334	$6,000,000
Dallas Market Center: Marriott Courtyard	$3,736,000	Fee	ARC Hospitality Portfolio I DLGL Owner, LP	1/2/2026(6)	1/2/2066	$297,000	$5,400,000
The Buckler Apartments	$3,633,000	Fee	CA / Phoenix 401 Property Owner, LLC	11/30/2112	11/30/2112	$312,186	$5,300,000
Lock-Up Self Storage Facility	$1,452,000	Fee	Lock-Up Evergreen Development Series LLC	9/30/2037	9/30/2037	$132,615	$2,070,000
Total	$227,000,000					$18,511,396	$346,160,000

(1)	The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground lease site total $465,528 annually which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrower. The iStar Leased Fee Portfolio Borrower’s ground lease from the fee owner expires in January 2044.

(2)	HLT Operate DTWC LLC has two, five year extension options.

(3)	500 Webward LLC has two, 30 year extension options.

(4)	Forsyth Physicians Center SPE1, LLC has two, 30 year extension options.

(5)	DRV Greentec LLC has two, 15 year extension options.

(6)	ARC Hospitality Portfolio I DLGL Owner, LP has four, 10 year extension options.

The following table presents certain information relating to the improvements which underlie the iStar Leased Fee Portfolio Properties:

Property Name	Location	Property Type	Year Built / Renovated	Look-Through NOI	Units / SF / Rooms	Look Through Most Recent Occupancy(1)	Fee Simple Appraised Value(2)
Hilton Salt Lake	Salt Lake City, UT	Hotel	1983 / 2012	$9,778,443	499	72.0%	$105,100,000
DoubleTree Seattle Airport	Seattle, WA	Hotel	1969 / 2011	$14,682,914	850	85.0%	$148,500,000
DoubleTree Mission Valley	San Diego, CA	Hotel	1991 / 2012	$7,804,702	300	87.0%	$82,000,000
One Ally Center	Detroit, MI	Office	1992 / N/A	$13,920,739	957,355	100.0%	$174,460,000
DoubleTree Sonoma	Rohnert Park, CA	Hotel	1987 / 2016	$4,153,633	245	75.0%	$41,600,000
DoubleTree Durango	Durango, CO	Hotel	1986 / 2009	$3,379,284	159	79.0%	$36,400,000
Northside Forsyth Hospital Medical Center	Cumming, GA	Office	2017 / N/A	$901,501	92,573	95.0%	$15,730,000
NASA/JPSS Headquarters	Lanham, MD	Office	1994 / N/A	$1,221,724	120,000	100.0%	$17,100,000
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	1989 / 2017	$2,438,398	251	79.0%	$20,900,000
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	1989 / 2015	$2,254,686	184	72.0%	$27,300,000
The Buckler Apartments	Milwaukee, WI	Multifamily	1977 / 2016	$2,103,422	207	75.0%	$39,900,000
Lock-Up Self Storage Facility	Bloomington, MN	Self Storage	2008 / N/A	$754,685	104,000	84.0%	$13,800,000
Total				$63,394,131			$722,790,000

(1)	The hotel occupancy rates shown are the average occupancy rates of the hotels for the 12 months ending December 31, 2016. Construction at Northside Forsyth Hospital Medical Center was recently completed and occupancy reflects pre-leased percentage as of December 31, 2016. The occupancy rate of The Buckler Apartments is as of March 15, 2017. The occupancy rate of Lock-Up Self Storage Facility is as of June 30, 2016.

(2)	The Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

MSC 2017-H1	iStar Leased Fee Portfolio

Major Properties (by Allocated Loan Amount)

Hilton Salt Lake (499 keys, 24.4% of portfolio allocated loan amount, 17.8% of portfolio leased fee NOI). The Hilton Salt Lake, built in 1983 and renovated in 2012, is a 16-story full service hotel consisting of 499 keys located in Salt Lake City, Utah. The Hilton Salt Lake features 24,000 SF of meeting space, two restaurants, a Starbucks, an indoor pool and jacuzzi, a fitness center, business center, gift shop and on-site car rental services. The hotel is located across the street from the Salt Palace Convention Center and is one block from a Trax Light Rail stop which offers access to the surrounding Salt Lake City metropolitan statistical area.

DoubleTree Seattle Airport (850 keys, 17.6% of portfolio allocated loan amount, 29.0% of portfolio leased fee NOI). The DoubleTree Seattle Airport, built in 1969 and renovated in 2011, is a full service hotel consisting of 850 keys located on a 24.4 acre site in Seattle, Washington. According to the appraisal, the DoubleTree Seattle Airport is the third largest hotel property in the Pacific Northwest and is located at a busy intersection in the SeaTac International Airport area. The DoubleTree Seattle Airport features 26 meeting and event rooms totaling 36,000 SF that accommodate up to 1,200 guests, a complimentary 24-hour airport shuttle, two restaurants, a cafe, an outdoor seasonal pool, two fitness centers and a business center. The hotel is located less than a mile from the SeaTac International Airport.

The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The portion of the collateral which consists of a leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground leased site totals $465,528 annually, which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrower. The iStar Leased Fee Portfolio Borrower’s ground lease from the third party fee owner expires in January 2044.

DoubleTree Mission Valley (300 keys, 16.8% of portfolio allocated loan amount, 9.6% of portfolio leased fee NOI). The DoubleTree Mission Valley, built in 1991 and renovated in 2012, is an 11-story full service hotel consisting of 300 keys in San Diego, California. The DoubleTree Mission Valley features 25,000 SF of meeting space, a cafe, an indoor and outdoor pool and a fitness center. The hotel is attached via a pedestrian bridge to the San Diego’s Fashion Valley Mall anchored by Neiman Marcus, Nordstrom, Bloomingdales and Macy’s and is within walking distance of San Diego’s retail corridor.

One Ally Center (957,355 SF, 14.1% of portfolio allocated loan amount, 18.1% of portfolio leased fee NOI). One Ally Center, built in 1992, is a 43-story Class A office building consisting of 957,355 SF located in Detroit, Michigan. One Ally Center is the tallest office building in the state of Michigan, featuring 360-degree views and is occupied by a diverse tenant roster. The largest tenant, Ally Financial, occupies 13 floors of space and has over 1,500 Ally Financial employees onsite. Other notable tenants include Pricewaterhouse Coopers LLP, several law firms including Clark Hill, Dickinson Wright, Foley & Lardner, Kerr, Russel and Webber, and the Police and Fire and General Retirement Systems of the City of Detroit. Additionally, One Ally Center offer amenities such as a 10,000 SF fitness center, a cafe and bistro, as well as on-site parking with valet service.

DoubleTree Sonoma (245 keys, 8.5% of portfolio allocated loan amount, 6.3% of portfolio leased fee NOI). The DoubleTree Sonoma, built in 1987 and renovated in 2016, is a full service hotel consisting of 245 keys located on a 12.5 acre site in Rohnert Park, California. According to the appraisal, the DoubleTree Sonoma is located adjacent to U.S. 101 Freeway in Sonoma Wine Country. The DoubleTree Sonoma features 18,000 SF of indoor space and 32,000 SF of exterior space including a large divisible ballroom that can accommodate meetings for 10-500 people. Additionally, the hotel features an airport shuttle to San Francisco and Oakland International Airports, an on-site restaurant Bacchus Restaurant & Wine Bar, a heated outdoor pool, tennis/sport court and fitness center. The DoubleTree Sonoma is adjacent to two championship golf courses and is accessible to over 400 of Sonoma’s wineries from downtown Sonoma to Healdsburg.

The Markets. The iStar Leased Fee Portfolio is comprised of 12 properties located in ten states and eleven distinct markets, listed below by descending Allocated Cut-off Date Loan Amount.

Property Name	Address	Estimated 2016 Population (five- mile radius)(1)	Estimated Average 2016 Household Income (five- mile radius)(1)
Hilton Salt Lake	255 South West Temple, Salt Lake City, UT	230,805	$69,217
DoubleTree Seattle Airport	18740 International Boulevard, Seattle, WA	219,802	$70,608
DoubleTree Mission Valley	7450 Hazard Center Drive, San Diego, CA	520,204	$75,313
One Ally Center	500 Woodward Avenue, Detroit, MI	189,959	$36,581
DoubleTree Sonoma	1 DoubleTree Drive, Rohnert Park, CA	118,400	$74,918
DoubleTree Durango	501 Camino Del Rio, Durango, CO	23,216	$72,938
Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road, Cumming, GA	98,372	$113,511
NASA/JPSS Headquarters	7700 and 7720 Hubble Drive, Lanham, MD	170,176	$101,951
Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway, Dallas, TX	351,125	$94,722
Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard, Dallas, TX	351,125	$94,722
The Buckler Apartments	401 West Michigan Street, Milwaukee, WI	457,329	$53,318
Lock-Up Self Storage Facility	221 American Boulevard West, Bloomington, MN	232,507	$97,793

(1)	Source: Based on various appraisal reports for the iStar Leased Fee Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

MSC 2017-H1	iStar Leased Fee Portfolio

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Operating Income at the iStar Leased Fee Portfolio Properties:

Property Name	UW Base Rent(1)	Overage Rent(2)	UW NOI	% of UW NOI	UW NOI DSCR	“Look Through” Fee Simple UW NOI	“Look Through” Fee Simple UW NOI DSCR
Hilton Salt Lake	$2,687,691	$613,015	$3,300,706	17.8%	1.55x	$9,778,443	4.59x
DoubleTree Seattle Airport	$4,503,580	$870,700	$5,374,280	29.0%	3.49x	$14,682,914	9.54x
DoubleTree Mission Valley	$1,122,198	$653,836	$1,776,034	9.6%	1.21x	$7,804,702	5.33x
One Ally Center	$3,353,970	$0	$3,353,970	18.1%	2.73x	$13,920,739	11.32x
DoubleTree Sonoma	$733,106	$424,764	$1,157,870	6.3%	1.56x	$4,153,633	5.59x
DoubleTree Durango	$860,668	$294,846	$1,155,514	6.2%	1.81x	$3,379,284	5.29x
Northside Forsyth Hospital Medical Center	$654,595	$0	$654,595	3.5%	2.25x	$901,501	3.09x
NASA/JPSS Headquarters	$472,292	$0	$472,292	2.6%	2.37x	$1,221,724	6.12x
Dallas Market Center: Sheraton Suites	$524,334	$0	$524,334	2.8%	3.28x	$2,438,398	15.27x
Dallas Market Center: Marriott Courtyard	$125,000	$172,000	$297,000	1.6%	2.07x	$2,254,686	15.68x
The Buckler Apartments	$312,186	$0	$312,186	1.7%	2.23x	$2,103,422	15.05x
Lock-Up Self Storage Facility	$132,615	$0	$132,615	0.7%	2.37x	$754,685	13.51x
Total	$15,482,235	$3,029,161	$18,511,396	100.0%	2.12x	$63,394,131	7.26x

(1)	UW Base Rent is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

(2)	Overage Rent is based on 7.5% of gross sales over a breakpoint of $32,979,294 for DoubleTree Seattle Airport, $20,688,611 for Hilton Salt Lake, $12,392,794 for DoubleTree Mission Valley, $9,293,520 for DoubleTree Sonoma and $6,037,795 for DoubleTree Durango. Overage Rent for Dallas Market Center: Marriott Courtyard is calculated as 5.0% of gross room sales in excess of $125,000.

Escrows and Reserves. During the continuance of a Trigger Period (as defined below) or a Borrower Reserve Period (as defined below) caused by a Tax Reserve Trigger Event (as defined below) or a Ground Lease Termination Event (as defined below), the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated tax payments with respect to each individual property for which a Borrower Reserve Period caused by a Tax Reserve Trigger Event or a Ground Lease Termination Event is continuing. During the continuance of a Trigger Period or a Borrower Reserve Period caused by an Insurance Reserve Trigger Event (as defined below) or a Ground Lease Termination Event, the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the iStar Leased Fee Portfolio Borrower maintains an acceptable blanket policy) with respect to each individual property for which a Borrower Reserve Period caused by an Insurance Reserve Trigger Event or a Ground Lease Termination Event is continuing. During the continuance of a Trigger Period or a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event (as defined below) or a Ground Lease Termination Event, the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12th of the amount that would be sufficient to pay the ground rent payable during the next 12 months with respect to each individual property for which a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the iStar Leased Fee Portfolio Whole Loan; (ii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.50x for two consecutive calendar quarters (a “DSCR Trigger Event”); (iii) the monthly payment date in October 2025 (unless on or prior to such date, cash or a letter of credit has been delivered to lender in an amount equal to $12,000,000 to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan (the “Loan Term Cash Collateral”)); and (iv) the iStar Leased Fee Portfolio Borrower’s failure to repay the iStar Leased Fee Portfolio Whole Loan before the ARD. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the earlier of (a) the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.55x for two consecutive calendar quarters or (b) the date that the borrowers have deposited cash or a letter of credit to lender in an amount equal to the amount that, if applied to the reduction of the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan, would result in a debt service coverage ratio for the immediately preceding four calendar quarters that equals or exceeds 1.55x; and with regard to clause (iii) the delivery of the Loan Term Cash Collateral.

A “Borrower Reserve Period” will commence upon the earlier of (i) the date that, as to any of the iStar Leased Fee Portfolio Properties, the applicable ground lease is no longer in effect or the title to or possession of all or any of the leasehold or subleasehold, as applicable, interest has been returned to the iStar Leased Fee Portfolio Borrower (a “Ground Lease Termination Event”); and (ii) commencing on the date on which the tenant under the applicable ground lease at any of the iStar Leased Fee Portfolio Properties shall have failed to pay (a) all taxes and other charges under such lease when the same are due and payable (a “Tax Reserve Trigger Event”), (b) all insurance premiums under such lease when the same are due and payable (an “Insurance Reserve Trigger Event”) or (c) all ground rent for each ground tenant under such lease when the same are due and payable (a “Ground Rent Reserve Trigger Event”). A Borrower Reserve Period will expire upon the iStar Leased Fee Portfolio Borrower entering into an approved replacement triple net ground lease with respect to the property which caused a Ground Lease Termination Event, a Tax Reserve Trigger Event, an Insurance Reserve Trigger Event or a Ground Rent Reserve Trigger Event.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

MSC 2017-H1	iStar Leased Fee Portfolio

Lockbox and Cash Management. A hard lockbox is in place with respect to the iStar Leased Fee Portfolio Whole Loan, and, upon the loan closing date and thereafter, the iStar Leased Fee Portfolio Borrower is required to direct all ground lease tenants to pay rent directly into such lockbox. The iStar Leased Fee Portfolio Whole Loan has springing cash management (i.e., the iStar Leased Fee Portfolio Whole Loan has cash management only after the initial occurrence and during the continuance of a Trigger Period). Provided a Trigger Period is not continuing, funds in the lockbox account are required to be swept to an account designated by the iStar Leased Fee Portfolio Borrower. Upon the occurrence of a Trigger Period, the iStar Leased Fee Portfolio Borrower is required to establish and maintain a cash management account controlled by the lender, and, during the continuance of a Trigger Period, funds in the lockbox account are required to be transferred on each business day to the cash management account. During the continuance of a Trigger Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the iStar Leased Fee Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses and capital expenditures referenced in the approved annual budget (or if no approved annual budget is available because review is pending or not required, in the existing annual budget) and extraordinary operating expenses or capital expenses approved (except in the case of emergency expenses) by the lender, and to disburse the remainder into an excess cash flow account to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan. Provided no event of default has occurred and is continuing, on each monthly payment date occurring after the ARD, all funds in the excess cash flow account are required to be applied first to reduce the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan with any remaining amounts to be applied toward the Excess Interest. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account shall be disbursed to the iStar Leased Fee Portfolio Borrower upon the expiration of any Trigger Period.

Additional Secured Indebtedness (not including trade debts). The iStar Leased Fee Portfolio Properties also secure the iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans, with a cut-off date balance of $172,000,000. The promissory notes evidencing the iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans accrue interest at the same rate as the iStar Leased Fee Portfolio Mortgage Loan. The iStar Leased Fee Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans. The holders of the iStar Leased Fee Portfolio Mortgage Loan and the iStar Leased Fee Portfolio Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the iStar Leased Fee Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the lockout period and prior to April 6, 2027, the iStar Leased Fee Portfolio Borrower is permitted to obtain the release of the iStar Leased Fee Portfolio Properties in connection with a partial release with (a) to the extent that the iStar Leased Fee Borrower has not previously partially defeased the iStar Leased Fee Portfolio Whole Loan, the payment of the sum of a release price equal to 120% of the allocated loan amount with respect to such individual property (the “Release Price”) and the yield maintenance premium (a “Prepayment Partial Release”) and (b) to the extent that the iStar Leased Fee Borrower has not previously partially prepaid the iStar Leased Fee Portfolio Whole Loan with a yield maintenance premium, for the period following the lockout period and prior to November 9, 2026, by delivering defeasance collateral equal to the Release Price, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the loan-to-value with respect to the remaining iStar Leased Fee Portfolio Properties will be no greater than the lesser of 65.6% or the loan-to-value ratio immediately prior to the release (but in no event, less than 63.0%); (iii) the amortizing debt service coverage ratio (as calculated under the loan documents) with respect to the remaining iStar Leased Fee Portfolio Properties will be no less than the greater of 2.41x and the debt service coverage ratio immediately prior to the release (but in no event, greater than 2.43x); (iv) the net operating income debt yield (as calculated under the loan documents) with respect to the remaining properties will be no less than the greater of 9.2% and the debt yield immediately prior to the release (but in no event, greater than 9.35%), (v) the lender receives rating agency confirmation from each rating agency rating the Series MSC 2017-H1 certificates and (vi) satisfaction of REMIC requirements (collectively, the “Release Conditions”).

At any time prior to the anticipated repayment date and provided no event of default has occurred and is continuing and the Northside Forsyth Hospital Medical Center ground lease is still in effect, the iStar Leased Fee Portfolio Borrower may obtain the partial release of an undeveloped portion of the Northside Forsyth Hospital Medical Center defined in the related lease (the “Forsyth Partial Release Property”), without prepayment or defeasance, upon the satisfaction of the following conditions: (i) the Forsyth Partial Release Property is conveyed to a person other than the iStar Leased Fee Portfolio Borrower or its affiliates, (ii) the iStar Leased Fee Portfolio Borrower provides 20 days prior written notice of the proposed release, (iii) a separate tax identification number has been issued (or applied for) with respect to the Forsyth Partial Release Property, (iv) satisfaction of REMIC requirements, (v) a rating agency confirmation if reasonably required by the lender (provided rating agency confirmation will not be required if the tenant of the Forsyth Partial Release Property, following the conveyance, has agreed that it will not solicit subtenants of the Northside Forsyth Hospital Medical Center property to relocate to the Forsyth Partial Release Property and, in connection with such relocation, terminate their subleases or refuse to extend to renew such sublease), and (vi) satisfaction of any other requirements set forth in the mortgage loan documents.

Terrorism Insurance. The iStar Leased Fee Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender in an amount equal to 100.0% of the full replacement cost subject to a loss limit of $150,000,000 per occurrence. With respect to The Buckler Apartments, the iStar Leased Fee Portfolio Borrower’s obligation to maintain certain insurance coverage is suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole loan documents has occurred and is continuing with respect to such property and (ii) the iStar Leased Fee Portfolio Borrower shall cause the tenant to maintain the insurance required by the ground lease as of the loan closing date.

With respect to One Ally Center, Northside Forsyth Hospital Medical Center, NASA/JPSS Headquarters, Dallas Market Center: Sheraton Suites, Dallas Market Center: Marriott Courtyard and Lock-Up Self-Storage Facility, the iStar Leased Fee Portfolio Borrower’s obligation to maintain the insurance coverage with respect to such properties shall be suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole Loan documents has occurred and is continuing with respect to such iStar Leased Fee Portfolio Property and (ii) the iStar Leased Fee Portfolio Borrower shall cause the tenants at each of such iStar Leased Fee Portfolio Properties to maintain the insurance required by its lease as of the loan closing date. See “Risk Factors-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-55

MSC 2017-H1	Nassau County DHHS

Mortgage Loan No. 4 – Nassau County DHHS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

MSC 2017-H1	Nassau County DHHS

Mortgage Loan No. 4 – Nassau County DHHS

Nassau County DHHS
60 Charles Lindbergh Boulevard
Uniondale, NY 11553
Port Washington
Glenwood Landing
Old Brookville
Harbor Links Golf Course
Hempstead Harbor
Flower Hill
Roslyn Harbor
Long Island University-C.W. Post Campus
New York Institute of Technology
Old Westbury Country Club
St Francis Hospital
Munsey Park
Roslyn
East Hills
Old Westbury
Manhasset
North Hills
Roslyn Heights
Albertson
Northern State Pkwy
Long Island Expwy
Searingtown
Wheatley Hills GC
Manhasset Hills
N.Y. City 19 miles
Westbury
New Cassel
Hicksville
Jericho
Broadway Mall
North New Hyde Park
Mineola
Westbury Shopping Center
The Source
Nassau County
Winthrop Univ. Hospital
Nassau Co. Court House
Roosevelt Field
Eisenhower County Park GC
Eisenhower Park
Nassau Univ. Medical Center
New Hyde Park
Garden City GC
Garden City
Nassau Community College
Levittown
Floral Park
Garden City Country Club
Adelphi University
Nassau Veterans Mem. Coliseum
Hofstra University
East Meadow
Elmont
Nassau Co. District Court
Hempstead
Franklin Square
West Hempstead
Hempstead Golf Club
Uniondale
Meadowbrook State Pkwy
Wantagh State Pkwy
Southern State Pkwy
North Merrick
North Bellmore
Mercy Medical Center
Molloy College
South Hempstead
Malverne
Lakeview
Roosevelt
JFK Intl. Airport 9 miles
Hempstead Lake
Rockville Links Club
Baldwin
Rockville Centre
Valley Stream
Lynbrook
Oceanside
Freeport
Merrick
Bellmore
Wantagh
South Nassau Comm. Hospital
LIRR Babylon Line
Long Island Sound
Atlantic Ocean
New York City
Manhattan
Queens
Brooklyn
Bronx
Yonkers
New Jersey
Long Island
Stamford
Conn.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

MSC 2017-H1	Nassau County DHHS

Mortgage Loan No. 4 – Nassau County DHHS

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$55,000,000			Location:	Uniondale, NY 11553
Cut-off Date Balance:	$55,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Leasehold
Sponsor:	Salus Properties			Year Built/Renovated:	1982 / 2004
Mortgage Rate:	4.5500%			Size:	217,226 SF
Note Date:	5/4/2017			Cut-off Date Balance PSF:	$253
First Payment Date:	7/1/2017			Maturity Date Balance PSF:	$232
Maturity Date:	6/1/2027			Property Manager:	CB Richard Ellis Building Services of Virginia, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(3):	$5,404,863
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.7%
Additional Debt Type:	N/A			UW NCF DSCR:	2.11x (IO) 1.59x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$4,565,793 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$4,281,600 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$4,381,476 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2017)
RE Tax:	$144,526	$122,789	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Recurring Replacements:	$130,335	Springing	$130,335	Appraised Value (as of):	$79,500,000 (3/16/2017)
Deferred Maintenance:	$1,166,106	$0	N/A	Cut-off Date LTV Ratio:	69.2%
Other(2):	$4,657,686	$20,817	$460,863	Maturity Date LTV Ratio:	63.5%

Sources and Uses(4)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$55,000,000	61.5%	Purchase Price(5):	$79,000,000	88.4%
Borrower Equity:	$34,359,429	38.5%	Reserves:	$6,098,653	6.8%
			Closing Costs:	$4,260,776	4.8%
Total Sources:	$89,359,429	100.0%	Total Uses:	$89,359,429	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Other Reserves Cap is for the paint maintenance reserve ($6,228 monthly).

(3)	UW NOI is based on contractual rents as of March 8, 2017 plus the first rent step in July 1, 2017 and using the investment grade convention of adding the average annual rent increase over the term of the loan of $747,452 ($3.44 PSF).

(4)	Prior to the acquisition, the Nassau County DHHS Property secured a mortgage loan in the outstanding amount of $54,500,000, which was included in the CD 2007-CD4 transaction, and which matured on February 1, 2017, and accordingly was in maturity default and had been transferred into special servicing as of the date of the acquisition. The proceeds of the acquisition were used by the seller to repay such prior loan.

(5)	Purchase Price of $79.0 million resulted in a net cost to the Nassau County DHHS Borrower of approximately $75.5 million after seller credits. Seller credits of approximately $3.5 million were used to cover various fees and expenses and to fund reserves.

The Mortgage Loan. The fourth largest mortgage loan (the “Nassau County DHHS Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $55,000,000 and secured by a first priority leasehold mortgage encumbering an office property in Uniondale, New York (the “Nassau County DHHS Property”). The proceeds of the Nassau County DHHS Mortgage Loan together with approximately $34.4 million of borrower equity were used to acquire the Nassau County DHHS Property, fund approximately $6.1 million of reserves and pay closing costs of approximately $4.3 million.

The Borrowers and the Sponsor. The borrowers are three related tenant-in-common entities, SFP DHHS I LLC (29.2%), SFP DHHS II LLC (66.7%) and SFP DHHS III LLC (4.2%) (collectively, the “Nassau County DHHS Borrowers” and individually each a “Nassau County DHHS Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The Nassau County DHHS Mortgage Loan sponsor is SALUS Properties (“SALUS”) and the non-recourse carveout guarantors are James M. Jacobson, Jr., the managing principal of SALUS and Stuart Robinowitz. SALUS is a privately-held real estate investment manager. James M. Jacobson, Jr. oversees SALUS’ investment activities, which includes managing all existing investment partnerships, sourcing and acquiring properties, securing financing and working with development partners, equity partners and lenders. With respect to SFP DHHS III LLC, a reverse 1031 exchange is provided for under the Nassau County DHHS Mortgage Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

MSC 2017-H1	Nassau County DHHS

The Property. The Nassau County DHHS Property consists of the leasehold interest in a two story, Class A office building totaling 217,226 SF situated on a 7.78-acre site. The Nassau County DHHS Property was constructed in 1982 and previously functioned as a multi-tenant office building. The current tenant, Nassau County Department of Health and Human Services (“Nassau County DHHS”), renovated the Nassau County DHHS Property upon taking occupancy in 2004. Since 2007, over $1.6 million has reportedly been spent on capital improvements to the Nassau County DHHS Property, including a $200,000+ HVAC replacement, an $800,000+ façade restoration, and a $250,000+ roof replacement. On-site parking at the Nassau County DHHS Property is comprised of 673 parking spaces, or 3.1 spaces per 1,000 SF of net rentable area. There are an additional 730 parking spaces located on a parcel owned by Nassau County, which is adjacent to the Nassau County DHHS Property, used as additional employee parking, which is made available by Nassau County pursuant to its space lease with the Nassau County DHHS Borrower. The County of Nassau is also the ground lessor under the ground lease relating to the Nassau County DHHS Property.

The ground lease expires on January 27, 2038 and has three 10 year extension options and one 14 year extension option remaining (which can be exercised by the lender on behalf of the tenant). Annual rent under the ground lease is $175,073 throughout the term including all extensions.

The ground lease is assignable to the lender in connection with its leasehold mortgage without the ground lessor’s consent; however, any further assignment by the lender (including in connection with or following a foreclosure sale or deed in lieu of foreclosure) requires the consent of the ground lessor, which is not to be unreasonably withheld or delayed.

The Nassau County DHHS Property is centrally located in Nassau County, New York, in close proximity to numerous vehicular arteries. Additionally, the Nassau County DHHS Property is served by the Nassau Inter-County Express bus, with a bus station onsite. The immediate area surrounding the Nassau County DHHS Property includes Mitchel County Park directly to the east, Nassau Veterans Memorial Coliseum less than a mile to the east, Hofstra University less than a mile to the south and Nassau Community College less than a mile to the northeast. Nassau Veterans Memorial Coliseum, the former home of the Islanders NHL Franchise, is being further developed through a $260 million mixed use project that includes additional entertainment options, restaurants and retail.

Major Tenant.

The Nassau County DHHS Property has been 100.0% leased to Nassau County DHHS (rated Fitch/Moody’s/S&P: A/A2/A+) since 2004. Nassau County DHHS operates the following departments out of this facility: The Department of Social Services, Nassau County Office of Mental Health, Chemical Dependency & Developmental Disability Services, and Nassau County Office for the Physically Challenged. The sole tenant has a right of first refusal in the event that the borrower elects to sell the Nassau County DHHS Property to a third party. The tenant agreed that such right would not apply to a judicial or nonjudicial foreclosure of the Nassau County DHHS Mortgage Loan, a deed in lieu thereof, or the first subsequent transfer following any such event. Nassau County DHHS has 50% abated rent through August 2017. In addition, Nassau County DHHS is entitled under its lease to $2,928,445 for unfunded tenant improvement obligations, the unused amount of which may be applied as a rent credit beginning on the 15th month anniversary of its lease (which is January 1, 2019).

The following table presents certain information relating to the leases at the Nassau County DHHS Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Tenant
Nassau County DHHS	A/A2/A+	217,226	100.0%	$7,218,420	100.0%	$33.23	6/30/2036
Subtotal/Wtd. Avg.		217,226	100.0%	$7,218,420	100.0%	$33.23

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		217,226	100.0%	$7,218,420	100.0%	$33.23

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent reflects contractual rents as of March 8, 2017 plus the first rent step in July 1, 2017 and using the investment grade convention of adding the average annual rent increase over the term of the loan of $747,452 ($3.44 PSF).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

MSC 2017-H1	Nassau County DHHS

The following table presents certain information relating to the lease rollover schedule at the Nassau County DHHS Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
Thereafter	1	217,226	100.0%	100.0%	$7,218,420	$33.23	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	217,226	100.0%		$7,218,420	$33.23	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total UW Rent Rolling reflects contractual rents as of March 8, 2017 plus the first rent step in July 1, 2017 and using the investment grade convention of adding the average annual rent increase over the term of the loan of $747,452 ($3.44 PSF).

The Market. The Nassau County DHHS Property is located in the Central Nassau office sub-market of Long Island, New York. According to the appraisal, for the fourth quarter in 2016, the Long Island office market contained 184,971,544 SF of office space, with a market vacancy of 7.3% and average asking rents of $28.90 PSF. The fourth quarter 2016 vacancy rate of 7.3% for the Long Island office market is consistent with 2016 overall (7.2%) and slightly lower than the average vacancy over the past ten years (8.1%). For the fourth quarter in 2016, the Central Nassau office sub-market contained 15,074,830 SF of office space, with a sub-market vacancy of 7.1% and average asking rents of $28.45 PSF. The fourth quarter 2016 vacancy rate of 7.1% for the Central Nassau office sub-market is lower than both last year (7.2%) and the average vacancy over the past ten years (9.0%). There was no new inventory added to the Central Nassau office sub-market in 2016 and as of the fourth quarter of 2016 there were two office projects under construction within a three-mile radius of the Nassau County DHHS Property, the larger of which is 255,000 SF and fully preleased to Nassau County.

The estimated 2016 population within a one-, three- and five-mile radius of the Nassau County DHHS Property is 18,298, 200,064 and 543,782, respectively, according to the appraisal. The estimated 2016 average household income within a one-, three- and five-mile radius of the Nassau County DHHS Property is $109,870, $112,362 and $126,068, respectively.

The following table presents information relating to comparable office property sales for the Nassau County DHHS Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total NRA (SF)	Total Occupancy	Sale Price	Sales Price PSF	Cap Rate
175 Great Neck Road Great Neck, NY	Jul-2015	1970	37,308	95.1%	$10,000,000	$268.04	6.5%
60 Cuttermill Road Great Neck, NY	Feb-2015	1978	100,000	100.0%	$33,500,000	$335.00	N/A
Century Plaza – 330 Old Country Road Mineola, NY	Oct-2015	1989	115,690	95.0%	$23,500,000	$203.13	6.5%
14 Sylvan Way Parsippany, NY	Jul-2015	2013	203,000	100.0%	$81,400,000	$400.99	6.2%
MetLife Investments HQ - 67 Whippany Road Whippany, NJ	Sept-2016	2016	184,960	100.0%	$98,450,000	$532.28	5.6%
1800 Northern Boulevard Roslyn, NY	Oct-2015	1979	129,285	100.0%	$56,309,500	$435.55	6.2%

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

MSC 2017-H1	Nassau County DHHS

The following table presents certain information relating to comparable leases for the Nassau County DHHS Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Reimbursements
Fountains at Lake Success 1981 Marcus Avenue, Lake Success, NY	1986/2011	340,000	Ridgewood Savings Bank	Apr-2015 / 11.0 Yrs	24,017	$27.50	Modified Gross
Fountains at Lake Success 1981 Marcus Avenue, Lake Success, NY	1986/2011	340,000	Newteck Small Business Finance	Jan-2016 / 12.0 Yrs	33,899	$29.00	Modified Gross
Atria West 900 Stewart Avenue, Garden City, NY	1986/2000’s	266,000	Aon	Mar-2016 / 12.0 Yrs	55,000	$29.50	Modified Gross
3400 Plaza 3400 New Hyde Park Road, New Hyde Park, NY	2016/2016	116,545	Dealertrack Technologies	Jul-2017 / 17.0 Yrs	116,545	$38.24	NNN
RXR Plaza 626 RXR Plaza, Uniondale, NY	1985/1996	1,060,922	Openlink Financial LLC.	Jan-2015 / 10.0 Yrs	95,965	$33.03	Modified Gross

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nassau County DHHS Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW(1)	UW PSF
Base Rent	$6,582,477	$6,586,488	$6,718,217	$6,944,830	$7,965,872	$36.67
Total Reimbursement Revenue	$1,166,126	($156,428)	$359,641	$20,703	$417,121	$1.92
Parking Income	$76,261	$126,608	$58,516	$48,383	$30,083	$0.14
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$7,824,864	$6,556,668	$7,136,374	$7,013,916	$8,413,075	$38.73
Total Operating Expenses	$2,950,168	$2,175,192	$2,854,774	$2,448,124	$3,008,212	$13.85
Net Operating Income	$4,874,696	$4,381,476	$4,281,600	$4,565,793	$5,404,863	$24.88
TI/LC	$0	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$0	$43,445	$0.20
Net Cash Flow	$4,874,696	$4,381,476	$4,281,600	$4,565,793	$5,361,418	$24.68

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	1.45x	1.30x	1.27x	1.36x	1.61x
NOI DSCR (IO)	1.92x	1.73x	1.69x	1.80x	2.13x
NCF DSCR	1.45x	1.30x	1.27x	1.36x	1.59x
NCF DSCR (IO)	1.92x	1.73x	1.69x	1.80x	2.11x
NOI DY	8.9%	8.0%	7.8%	8.3%	9.8%
NCF DY	8.9%	8.0%	7.8%	8.3%	9.7%

(1)	UW Base Rent reflects contractual rents as of March 8, 2017 plus the first rent step in July 1, 2017 and using the investment grade convention of adding the average annual rent increase over the term of the loan of $747,452 ($3.44 psf).

Escrows and Reserves. On the origination date, the Nassau County DHHS Borrower deposited $2,928,445 into a reserve for unfunded tenant improvement obligations due to the Nassau County DHHS pursuant to its lease (which may also be applied as a rent credit as described above), $1,189,878 into an abated rent reserve (representing 50% of the rent concessions under the Nassau County DHHS lease for the months of May, June, July and August, 2017), $460,000 for parking lot repairs and $706,106 to replace a generator into an immediate repairs reserve, $364,290 into a reserve for unanticipated working capital needs (which may also be used for certain shortfalls in real estate taxes), $175,073 into a ground rent reserve, $144,526 into a real estate tax reserve, and $130,335 into a capital expenditure reserve.

On each monthly payment date, the Nassau County DHHS Borrower is required to deposit into an insurance reserve an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (unless the Nassau County DHHS Borrower is maintaining an acceptable blanket policy). On each monthly payment date, the Nassau County DHHS Borrower is required to deposit into a real estate tax reserve an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the then succeeding 12-month period; provided, however, that for so long as the Nassau County DHHS lease is in effect, in lieu of making such deposits into the tax reserve, the Nassau County DHHS Borrower is required to deposit (i) on each monthly payment date deposit the amount of $122,789, which represents approximately one twelfth of the base tax amount of $1,473,464 set forth in the Nassau County DHHS lease and (ii) on each monthly payment date in November and May of each year, with respect to the Town of Hempstead-County of Nassau School Taxes and on each monthly payment date in February and August of each year with respect to the Town of Hempstead - County of Nassau General Levy an

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

MSC 2017-H1	Nassau County DHHS

additional amount equal to the balance of taxes due in such month. In addition, on each monthly payment date, the Nassau County DHHS Borrower is required to deposit (i) $3,620 into a capital expenditure reserve, provided that such deposit will not be required if it would cause the amount then on deposit in such reserve to exceed $130,335, (ii) $6,228 into a painting maintenance reserve, provided that such deposit will not be required if it would cause the amount then on deposit in such reserve to exceed $460,863, and (iii) the then current monthly ground rent payment into a ground rent reserve.

Lockbox and Cash Management. At loan closing, a lender controlled cash management account was established. If the Nassau County DHHS lease is no longer in full force and effect or the Nassau County DHHS ceases to pay rent by wire transfer directly to the cash management account, a lockbox account is required to be established for the Nassau County DHHS Mortgage Loan, and amounts in such lockbox account are required to be transferred on each business day to the cash management account; absent such an event, no lockbox account will be established. The Nassau County DHHS Borrower is required under the Nassau County DHHS Mortgage Loan documents to cause the sole tenant to pay rent directly to the cash management account. Amounts on deposit in the cash management account are required to be used to fund the required reserves deposits described above under “Escrows and Reserves,” to pay debt service on the Nassau County DHHS Mortgage Loan; if a Cash Sweep Event Period (as defined below) is continuing, to pay monthly operating expenses in accordance with the approved annual budget, if any, and extraordinary expenses approved by the lender, and the remainder is required (i) if a Cash Sweep Event Period is continuing, to be deposited into an account to be held as additional security for the Nassau County DHHS Mortgage Loan while such Cash Sweep Event Period is continuing, and (ii) otherwise, to be disbursed to the Nassau County DHHS Borrower.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Nassau County DHHS Mortgage Loan and ending upon the acceptance by the lender of a cure of such event of default in the lender’s sole discretion, or

(ii) commencing upon the amortizing debt service coverage ratio on the Nassau County DHHS Mortgage Loan being less than 1.20x for the immediately preceding three calendar months, and ending upon the amortizing debt service coverage ratio on the Nassau County DHHS Mortgage Loan being at least 1.25x for the immediately preceding three calendar months, or

(iii) commencing if the County of Nassau (defined below) terminates or cancels the Nassau County DHHS lease in any bankruptcy or similar proceeding (including, without limitation, any rejection of the lease in a bankruptcy or similar proceeding) or files for bankruptcy or becomes the subject of an insolvency proceeding, and ending upon either (x) the Nassau County DHHS lease has been affirmed in bankruptcy (as evidenced by delivery to the lender of a copy of the court order by which the County of Nassau affirmed the Nassau County DHHS lease) or (y) the space leased under the Nassau County DHHS lease has been re-let to one or more replacement tenant(s) acceptable to the lender pursuant to lease(s) acceptable to the lender, and the Nassau County DHHS Borrower delivers to the lender a tenant estoppel certificate(s) from each such replacement tenant(s) in form and substance reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of its/their space, open for business and paying full contractual rent (a “Tenant Replacement Cure”), or

(iv) commencing if the credit rating of the County of Nassau is downgraded and/or the senior unsecured credit rating of the County of Nassau falls below BBB- as rated by S&P (or its equivalent by any other rating agency rating the certificates) and ending upon either (x) the credit rating issued by S&P (or its equivalent by any other rating agency rating the certificates) to the County of Nassau is increased to BBB+ or higher or (y) a Tenant Replacement Cure, or

(v) commencing if the County of Nassau has, for all or substantially all of the space leased under the Nassau County DHHS lease, “gone dark”, vacated, not opened for business or terminated its lease and ending upon either (x) the County of Nassau is open for business as evidenced by a tenant estoppel certificate from the County of Nassau in form and substance reasonably acceptable to the lender stating that the County of Nassau is in occupancy, open for business and paying full contractual rent or (y) a Tenant Replacement Cure.

“County of Nassau” means the County of Nassau, New York, and any replacement tenant.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Nassau County DHHS Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Nassau County DHHS Borrower (or a separate standalone policy or endorsement) provide coverage for terrorism, to the extent available, in an amount equal to the full replacement cost of the Nassau County DHHS Property and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, including any extension or similar government program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

MSC 2017-H1	123 William Street

Mortgage Loan No. 5 – 123 William Street

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

MSC 2017-H1	123 William Street

Mortgage Loan No. 5 – 123 William Street

123 William Street
123 William Street
New York, NY 10038
MANHATTAN
Tribeca
Financial District
Battery Park City
Two Bridges
Hudson River
East River
Battery Park
Gov. Nelson A. Rockefeller Park
HOLLAND TUNNEL
Canal St.
Watts St.
Desbrosses St.
Vestry St.
Laight St.
Hubert St.
Beach St.
Ericsson Pl.
Moore St.
Franklin St.
Harrison St.
Varick St.
Hudson St.
Greenwich St.
West St.
West Broadway
Wooster St.
Greene St.
Mercer St.
Broadway
Crosby St.
Grand St.
Walker St.
White St.
Leonard St.
Worth St.
Church St.
Chambers St.
Warren St.
Murray St.
Barclay St.
Vesey St.
Liberty St.
Thames St.
Rector St.
Trinity Pl.
Battery Pl.
Greenwich St.
New St.
Broad St.
State St.
Beaver St.
Old Slip
Wall St.
Pearl St.
Water St.
Front St.
South St.
John St.
Fulton St.
Maiden Ln.
Spruce St.
Beekman St.
Madison St.
St. James Pl.
Catherine St.
FDR Drive
Brooklyn Bridge
Metropolitan College of New York
St. John's Park
388 Greenwich Street
Pier 25
BMCC Tribeca Performing Arts Center
Borough of Manhattan Community College
Washington Market Park
HUDSON RIVER GREENWAY
St. John's University-Manhattan Campus
Theatre Museum
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Municipal Building
1 Police Plaza (NYC Police HQ)
Tweed Courthouse
NY Public Library
NYC City Hall
Pace University
Schimmel Center
NYC Commissioner Office
New York by Gehry
New York Downtown Hospital
Woolworth Building
Goldman Sachs Tower
Irish Hunger Memorial
HOBOKEN FERRY
7 World Trade Ctr./ Westfield WTC
1 North End Avenue
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
2 World Trade Ctr.
WTC TRANSPORTATION HUB
3 World Trade Ctr. (Under Constr.)
4 World Trade Ctr.
North Pool
South Pool
National September 11 Memorial Museum
BROOKFIELD PLACE
North Cove Marina
Manhattan Yacht Club
PATH
225 Liberty Street
200 Liberty Street
9/11 Tribute Center
5 World Trade Ctr.
125 Greenwich Street (Under Constr.)
One Liberty Plaza
Zuccotti Park
The Fulton Center
55 John Street
Federal Reserve Bank
28 Liberty Street
Equitable Building
Federal Hall
40 Wall Street
55 Wall Street
Museum of Finance
60 Wall St.
120 Wall Street
Continental Tower
Trinity Church
NY Stock Exchange
Twenty Exchange Place
95 Wall
111 Wall Street
10 Hanover Square
77 Water Street
1 Financial Square
7 Hanover Square
60 Broad Street
85 Broad Street
50 West Street
South Cove Park
JERSEY CITY FERRY
Museum of Jewish Heritage
The Skyscraper Museum
St. Johns University-Manhattan Campus
The Whitehall Building
BOWLING GREEN
2 Broadway
Fort Amsterdam/ Natl. Museum of the American Indian
17 State Street
1 New York Plaza
2 & 4 New York Plaza
Downtown Manhattan Heliport
Maritime Battery Building
Robert F. Wagner, Jr. Park
Castle Clinton Natl. Monument
LIBERTY ISLAND FERRY
SOUTH FERRY TERMINAL
Whitehall Terminal (South Ferry)
BROOKLYN-BATTERY TUNNEL
STATEN ISLAND FERRY
Fulton Market
iPic Theaters
SOUTH STREET SEAPORT
9A
478
CANAL ST.
FRANKLIN ST.
CHAMBERS ST.
PARK PLACE
WORLD TRADE CTR.
CORTLANDT ST.
CITY HALL
BROOKLYN BR./ CITY HALL
BROADWAY-NASSAU
FULTON ST.
WALL-WILLIAM ST.
WALL ST.
RECTOR ST.
BROAD ST.
WHITEHALL ST. SOUTH FERRY
CANAL ST./ TUNNEL
N R W
A C E
1 2 3
4 5 6
J Z
2 3
4 5
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Chinatown
Tribeca
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Liberty State Park
Governors Island
Park Slope
Prospect Park
East River

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

MSC 2017-H1	123 William Street

Mortgage Loan No. 5 – 123 William Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	New York, NY 10038
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.6%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	American Realty Capital New York			Year Built/Renovated:	1912 / 2016
	City REIT			Size:	545,216 SF
Mortgage Rate:	4.6660%			Cut-off Date Balance PSF(1):	$257
Note Date:	3/6/2017			Maturity Date Balance PSF(1):	$257
First Payment Date:	4/6/2017			Property Manager:	Talpiot Management, LLC, d/b/a East End Realty
Maturity Date:	3/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI(6):	$11,719,642
Prepayment Provisions(2):	YM1 (27); DEF/YM1 (89); O (4)			UW NOI Debt Yield(1)(6):	8.4%
Lockbox/Cash Mgmt Status(3):	Hard/In Place			UW NOI Debt Yield at Maturity(1)(6):	8.4%
Additional Debt Type(4):	Pari Passu			UW NCF DSCR(1)(6):	1.56x
Additional Debt Balance(4):	$90,000,000			Most Recent NOI(6):	$9,478,769 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	$4,944,963 (12/31/2015)
Reserves(5)				3rd Most Recent NOI(6):	$3,447,351 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	91.7% (1/31/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(7):	98.3% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	94.7% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$290,000,000 (2/1/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	48.3%
Other:	$24,819,755	$0	N/A	Maturity Date LTV Ratio(1):	48.3%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(3):	$140,000,000	100.0%	Loan Payoff:	$96,056,570	68.6%
			Reserves:	$24,819,755	17.7%
			Return of Equity:	$16,168,023	11.5%
			Closing Costs:	$2,955,651	2.1%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The 123 William Street Mortgage Loan is part of the 123 William Street Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $140,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 123 William Street Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last 123 William Street Whole Loan promissory note to be securitized and (ii) March 6, 2020.

(3)	Funds in the lockbox account are required to be transferred to the cash management account; however, funds in the cash management account are applied to the cash management waterfall only if a Trigger Period exists, and otherwise are distributed to the 123 William Street Borrower.

(4)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “—Operating History and Underwritten Net Cash Flow.” The increase from 3rd Most Recent NOI to Most Recent NOI is primarily attributable to the increase in Occupancy from 12/31/2013 to 1/31/2017 and increases in base rent in part due to the recent capital expenditures invested in the 123 William Street Property. The increase from Most Recent NOI to UW NOI is primarily attributable to UW Base Rent including contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of rent related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017 and as to which it is not yet in occupancy.

(7)	See”—Operating History and Underwritten Net Cash Flow.” In 2011, the largest and second largest tenants at the 123 William Street Property vacated when their leases expired. In 2013, a new owner acquired the 123 William Street Property and proceeded to lease up the 123 William Street Property through the borrower sponsor’s acquisition in March 2015. Over $11.9 million in capital expenditures were invested in the 123 William Street Property from 2014-2016, including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration. Since the sponsor’s acquisition, eight new or renewal leases have been executed for 146,006 SF (26.8% of net rentable area). The decrease from 2016 occupancy to 2017 occupancy is due to the expiration of NYS Office of Court Administration’s lease for 24,901 SF on December 31, 2016.

(8)	The borrower purchased the 123 William Street Property in March 2015 for approximately $253 million and reported a total cost basis of $279.3 million as of December 31, 2016. Assuming the DYCD reserve (as described below under “—Escrows and Reserves”) is returned to the borrower, the borrower as of the loan closing date had approximately $147 million of equity remaining in the 123 William Street Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

MSC 2017-H1	123 William Street

The Mortgage Loan. The fifth largest mortgage loan (the “123 William Street Mortgage Loan”) is part of a whole loan (the “123 William Street Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a 27-story office building totaling 545,216 SF in New York, New York (the “123 William Street Property”). Promissory Note A-2, in the original principal amount of $50,000,000, represents the 123 William Street Mortgage Loan. Promissory Notes A-1 and A-3, in the aggregate original principal amount of $90,000,000, collectively represent the companion loans (the “123 William Street Non-Serviced Pari Passu Companion Loans”). Promissory Note A-1, in the original principal amount of $62,500,000, was contributed to the WFCM 2017-RB1 transaction. Promissory Note A-3, in the original principal amount of $27,500,000, is currently held by Barclays Bank, N.A. and is expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The 123 William Street Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2017-RB1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the 123 William Street Whole Loan were used to pay off a previous mortgage loan secured by the 123 William Street Property, fund approximately $24.8 million of reserves, pay approximately $3.0 million of closing costs and return approximately $16.2 million equity to the borrower.

The Borrower and the Sponsor. The borrower is ARC NYC123WILLIAM, LLC (the “123 William Street Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The 123 William Street Borrower is indirectly owned by American Realty Capital New York City REIT, Inc. (“NYC REIT”). The nonrecourse carve-out guarantor of the 123 William Street Whole Loan is New York City Operating Partnership, L.P., which is indirectly owned by NYC REIT.

Formed in 2013, NYC REIT is a real estate investment trust with a primary strategy of purchasing income producing commercial real estate in New York City. NYC REIT maintains a portfolio of six properties in Manhattan including 1140 Avenue of the Americas, 9 Times Square, 200 Riverside Boulevard, 400 E. 67th Street, 421 W. 54th Street and the 123 William Street Property. As of September 30, 2016 the portfolio includes a reported approximately 1.1 million SF of net rentable area and a weighted average occupancy of 89.8%. NYC REIT is an affiliate of AR Global Investments, LLC (“AR Global”), the successor business to AR Capital, LLC, and the parent company of American Realty Capital Properties, Inc. Certain principals and affiliates of AR Global as well as the previous external advisor and sponsor of NYC REIT are subject to litigation and governmental proceedings. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The 123 William Street Property is a 27-story office tower located in New York, New York within downtown Manhattan. Constructed in 1912 and most recently renovated in 2016, the 123 William Street Property totals 545,216 SF and is comprised of 525,753 SF of office space (96.4% of the net rentable area) and 19,463 SF of ground floor retail space (3.6% of the net rentable area). Office floor plates at the 123 William Street Property range in size from approximately 12,658 to 26,566 SF and offer both multiple office and open floor plan layouts. The higher floors at the 123 William Street Property feature views of the World Trade Center, the Brooklyn Bridge, City Hall and the Empire State Building. The 123 William Street Property is located between John Street and Fulton Street directly across from the Fulton Street subway station. The Fulton Street subway station provides immediate access to eleven subway lines and connects to the PATH train, which connects New York and New Jersey. The Fulton Street subway station connects to the larger Fulton Center complex, a $1.4 billion retail and transportation hub which opened in 2014. According to a third party report, the surrounding area of Manhattan’s financial district has undergone over $30 billion in public and private investments over the last ten years. Since 2014, approximately $11.9 million ($21.83 PSF) has been invested in capital upgrades at the 123 William Street Property including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration.

As of January 31, 2017, the 123 William Street Property is 91.7% occupied by three retail tenants and 26 office tenants in a variety of industries including governmental, non-profit, private and retail. The largest tenant by underwritten rent, Planned Parenthood (Corporate) (“Planned Parenthood”), occupies 65,242 SF (12.0% NRA; 13.3% underwritten rent) of space expiring in July 2031 with no termination options and a five year extension option. The second largest tenant by underwritten rent, the U.S. Social Security Administration, occupies 48,221 SF (8.8% NRA; 9.4% underwritten rent) of space expiring in June 2022. The third largest tenant by underwritten rent, the NYC Department of Youth & Community Development (“DYCD”), occupies 40,610 SF (7.4% NRA; 8.3% underwritten rent) under a license agreement on a month-to-month basis (“MTM basis”) (see discussion below). Five tenants leasing 167,679 SF (30.8% NRA, 31.7% underwritten rent) are investment-grade rated tenants. No other tenant at the 123 William Street Property represents more than 7.6% of underwritten rent.

Major Tenants.

Planned Parenthood (65,242 SF, 12.0% of NRA, 13.3% of underwritten rent). Planned Parenthood recently executed a 15-year lease that commenced in February 2016 and expires in July 2031 with no termination options and a five year extension option. Planned Parenthood moved its headquarters to the 123 William Street Property from its previous location on West 33rd Street in Manhattan and utilizes its space exclusively as an office. Planned Parenthood provides healthcare, educational programs and outreach to over 2.5 million people through approximately 650 health centers across the country.

U.S. Social Security Administration (48,221 SF, 8.8% of NRA; 9.4% of underwritten rent). The U.S. Social Security Administration leases 48,221 SF at the property through June 2022 with no termination options. The U.S. Social Security Administration is an independent agency of the United States federal government that administers the Social Security program.

DYCD (40,610 SF, 7.4% of NRA; 8.3% of underwritten rent). DYCD currently leases 40,610 SF on the 17th and 18th floors under a license agreement on an MTM basis. According to the borrower sponsor, DYCD received approval from the City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. At loan closing, $20 million was reserved and is required to be released to the 123 William Street Borrower upon the execution of the DYCD lease with an initial term of not less than ten years and a net effective rent, as reasonably determined by the lender, at least equal to the net effective rent under the current license agreement. See “Escrows and Reserves” section below. Established in 1996, DYCD provides programs for the youth of New York City and their families by funding community development programs administering city, state and federal funds.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

MSC 2017-H1	123 William Street

The following table presents certain information relating to the leases at the 123 William Street Property by Annual UW Rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)	Lease Expiration
Major Tenants
Planned Parenthood (Corporate)	NR/NR/NR	65,242(5)	12.0%	$2,728,420	13.3%	$41.82	7/31/2031(6)
U.S. Social Security Administration	AAA/Aaa/AA+	48,221	8.8%	$1,926,086	9.4%	$39.94	6/28/2022
NYC Department of Youth & Community Development (“DYCD”)	AA/Aa2/AA	40,610	7.4%	$1,705,620	8.3%	$42.00	MTM(7)
NYS Licensing	AA+/Aa1/AA+	45,313	8.3%	$1,565,964(8)	7.6%	$34.56	7/31/2022(9)
Securities Training Corporation	NR/NR/NR	32,356	5.9%	$1,100,104	5.4%	$34.00	6/30/2025
McAloon Friedman	NR/NR/NR	25,316	4.6%	$1,081,710	5.3%	$42.73	10/31/2019
Urban Justice Center	NR/NR/NR	20,305	3.7%	$934,030	4.6%	$46.00	12/31/2027(10)
Institute for Career Development	NR/NR/NR	26,459	4.9%	$799,856	3.9%	$30.23	8/31/2024(11)
NYC Rent Stabilization Association(12)	NR/NR/NR	17,811	3.3%	$765,873	3.7%	$43.00	1/31/2028(13)
NYC Administration Services (DCAS)	AA/Aa2/AA	20,877	3.8%	$668,064	3.3%	$32.00	4/30/2030(14)
Subtotal/Wtd. Avg.		342,510	62.8%	$13,275,727	64.8%	$38.76

Other Tenants		157,370	28.9%	$7,225,186	35.2%	$45.91
Vacant Space		45,336	8.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		545,216	100.0%	$20,500,913	100.0%	$41.01

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through March 31, 2018 totaling $486,228.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Planned Parenthood’s net rentable area does not include 5,212 SF of space on the 9th floor which Planned Parenthood subleases from Single Stop USA Inc. through December 2025.

(6)	Planned Parenthood has one, five-year renewal option.

(7)	DYCD currently leases 40,610 SF on the 17th and 18th floors under a license agreement on a MTM basis. According to the borrower sponsor, DYCD received approval from the City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. At loan closing, $20 million was escrowed in a DYCD reserve, which is required to be released to the 123 William Street Borrower upon the execution of the DYCD lease with an initial term of not less than ten years and a net effective rent, as reasonably determined by the lender, at least equal to the net effective rent under the current license agreement. See “Escrows and Reserves” section below.

(8)	Rent for NYS Licensing has been straight lined through lease expiration as these suites are leased to the State of New York, an investment grade tenant.

(9)	NYS Licensing has one, five-year renewal option.

(10)	Urban Justice Center has one, five-year renewal option.

(11)	Institute for Career Development has one, five-year renewal option.

(12)	NYC Rent Stabilization Association entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 SF on the 14th Floor. Information presented reflects the terms of the new lease.

(13)	NYC Rent Stabilization Association has one, five-year renewal option.

(14)	NYC Administration Services (DCAS) has the right to terminate its lease on or after May 2020 with 270 days written notice and one, five-year renewal option.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-68

MSC 2017-H1	123 William Street

The following table presents certain information relating to the lease rollover schedule at the 123 William Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Tenants Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	1	40,610	$42.00	7.4%	7.4%	$1,705,620	8.3%	8.3%
2017(5)	1	0	$0.00	0.0%	7.4%	$6,615	0.0%	8.4%
2018	1	12,658	$45.65	2.3%	9.8%	$577,838	2.8%	11.2%
2019	4	32,198	$45.30	5.9%	15.7%	$1,458,636	7.1%	18.3%
2020	1	4,548	$43.08	0.8%	16.5%	$195,908	1.0%	19.2%
2021	1	7,746	$52.53	1.4%	17.9%	$406,897	2.0%	21.2%
2022	3	98,445	$37.38	18.1%	36.0%	$3,679,798	17.9%	39.2%
2023	0	0	$0.00	0.0%	36.0%	$0	0.0%	39.2%
2024	2	37,980	$32.17	7.0%	43.0%	$1,221,639	6.0%	45.1%
2025	8	112,749	$42.74	20.7%	63.6%	$4,819,374	23.5%	68.6%
2026	2	19,000	$49.06	3.5%	67.1%	$932,202	4.5%	73.2%
2027	1	20,305	$46.00	3.7%	70.8%	$934,030	4.6%	77.7%
2028 & Beyond	4	113,641	$40.15	20.8%	91.7%	$4,562,357	22.3%	100.0%
Vacant	0	45,336	$0.00	8.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	29	545,216	$41.01	100.0%		$20,500,913	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	DYCD currently leases 40,610 SF on the 17th and 18th floors under a license agreement on a MTM basis. According to the borrower sponsor, DYCD received approval from the City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. At loan closing, $20 million was escrowed in a DYCD reserve, which is required to be released to the 123 William Street Borrower upon the execution of the DYCD lease with an initial term of not less than ten years and a net effective rent, as reasonably determined by the lender, at least equal to the net effective rent under the current license agreement. See “Escrows and Reserves” section below.

(5)	2017 includes Light Tower Fiber Networks which has no attributable net rentable area.

The Market. The 123 William Street Property is located in downtown Manhattan within the insurance office submarket in New York City. The Downtown Manhattan market consists of approximately 88 million SF of office inventory, 13.3 million SF is attributable to the insurance office submarket. The insurance office submarket is located on the eastern side of Downtown Manhattan, south of City Hall and north of the Financial East submarket. As of the third quarter of 2016, the insurance office submarket has an 8.7% overall vacancy rate, with overall asking rents of approximately $55.86 per square foot gross, below the average asking rent for Midtown Manhattan of $79.91 per square foot gross. According to a local real estate association, 624 firms have moved to Downtown Manhattan since 2005, 361 of which are in TAMI (technology, advertising, media and information). The 123 William Street Property is directly across from the Fulton Street subway station which provides access to the 2, 3, 4, 5, A, C and Z subway lines. The Fulton Street subway station connects to the larger Fulton Center complex, a $1.4 billion retail and transportation hub which opened in 2014. In addition, the 123 William Street Property is in close proximity to the World Trade Center site, which upon completion is expected to have a total of six office towers, a memorial, a 370,000 square foot retail concourse, a transportation hub and a performing arts center.

The appraisal identified six office buildings totaling approximately 4 million SF that are considered to be directly competitive with the 123 William Street Property. The competitive set properties range in size from 355,364 SF to 970,627 SF with a weighted average occupancy rate of 95.9%.

The following table presents certain information with respect to competitive office properties with respect to the 123 William Street Property:

Competitive Property Summary
Comparable Name	Original Year Built	Size (SF)	Total Occupancy	Asking Rent PSF
123 William Street Property	1912	545,216(1)	91.7%(1)	$47.04(2)
100 William Street	1972	355,364	83.4%	$52.50
110 William Street	1958	848,592	94.0%	$51.00
22 Cortlandt Street	1972	601,487	96.9%	$53.00
88 Pine Street	1971	624,000	96.8%	$53.50
77 Water Street	1970	614,011	97.3%	N/A
100 Church Street	1958	970,627	100.0%	N/A
Total/Wtd. Avg.(3)		4,014,081	95.9%	$52.36

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Based on appraisal concluded market rental rates for the office space at the 123 William Street Property.

(3)	Total/Wtd. Avg. excludes the 123 William Street Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

MSC 2017-H1	123 William Street

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 123 William Street Property:

Cash Flow Analysis(1)
	2014	2015	2016	UW(1)	UW PSF
Base Rent(2)	$10,255,831	$12,645,631	$18,150,854	$22,726,174	$41.68
Total Recoveries	$847,404	$1,155,488	$1,521,125	$1,540,393	$2.83
Other Income	$197,074	$40,307	$72,393	$69,780	$0.13
Less Vacancy & Credit Loss	$0	$0	$0	($2,225,261)	($4.08)
Effective Gross Income	$11,300,309	$13,841,425	$19,744,372	$22,111,086	$40.55
Total Operating Expenses	$7,852,958	$8,896,462	$10,265,603	$10,391,444	$19.06
Net Operating Income(3)	$3,447,351	$4,944,963	$9,478,769	$11,719,642	$21.50
Capital Expenditures	$0	$0	$0	$109,043	$0.20
TI/LC	$0	$0	$0	$1,269,897	$2.33
Net Cash Flow	$3,447,351	$4,944,963	$9,478,769	$10,340,702	$18.97

Occupancy %(4)	71.1%	94.7%	91.7%	90.8%
NOI DSCR(5)	0.52x	0.75x	1.43x	1.77x
NCF DSCR(5)	0.52x	0.75x	1.43x	1.56x
NOI Debt Yield(5)	2.5%	3.5%	6.8%	8.4%
NCF Debt Yield(5)	2.5%	3.5%	6.8%	7.4%

(1)	As of the underwritten rent roll dated January 31, 2017. Cash flow information prior to 2014 was not available for the 123 William Street Property due to acquisition financing.

(2)	The increase in UW Base Rent over 2016 Base Rent is primarily attributed to $2,225,261 of grossed up vacant space, contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of rent related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017, but is not yet in occupancy of such space.

(3)	Net Operating Income increased from 2014 to 2016 due to increases in base rent due and occupancy corresponding with approximately $11.9 million in recent capital expenditures invested in the 123 William Street Property.

(4)	The increase from 2014 Occupancy to 2015 Occupancy is due to nine tenants signing new leases totaling 129,109 SF. The decrease from 2016 Occupancy to 2017 Occupancy is due to the expiration of NYS Office of Court Administration’s lease for 24,901 SF on December 31, 2016. The 123 William Street Property is currently 92.2% physically occupied and 91.7% leased as of January 31, 2017 based on the NYC Rent Stabilization’s new lease of 17,811 SF on the 12th Floor, which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 SF on the 14th Floor.

(5)	Debt service coverage ratios and debt yields are based on the 123 William Street Whole Loan.

Escrows and Reserves. The 123 William Street Borrower deposited $4,819,755 in escrow for outstanding tenant improvements and leasing commissions (“TI/LCs”) and free rent consisting of (i) $1,510,269 for outstanding TI/LCs associated with two tenants, (ii) $1,309,486 for outstanding free rent related to four tenants and (iii) $2,000,000 allocable to the TI/LCs and free rent for DYCD or an approved replacement tenant or tenants. Additionally, the 123 William Street Borrower deposited $20,000,000 in escrow for a reserve related to DYCD which is required to be released to the 123 William Street Borrower (less the amount equal to the aggregate cost of TI/LCs and free rent under the DYCD lease in excess of $2,000,000) upon the execution of a lease with DYCD for the existing DYCD premises for an initial term of at least ten years with a net effective rent at least equal to the net effective rent under DYCD’s current license agreement. Additionally, the reserve related to DYCD is required to be released to the 123 William Street Borrower proportional to the percentage of leased space (less the sum of (a) the amount equal to the aggregate cost of TI/LCs and free rent under the replacement tenant or tenant’s lease in excess of $2,000,000 and (b) the amount equal to the amount that the loan would have to be prepaid in order for the debt yield as calculated in accordance with the loan documents to be equal to or greater than 8.2%) upon the execution and occupancy of one or more approved replacement leases with one or more unaffiliated third party tenant(s) of not less than 10,000 SF for a term of at least five years. During the existence of a Trigger Period (as defined below), the loan documents require ongoing monthly escrows for real estate taxes (in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period), TI/LCs (in an amount equal to $68,152) and replacement reserves (in an amount equal to $11,348.67); however, such reserves are waived so long as no Trigger Period is in effect. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) borrower provides the lender with evidence that the 123 William Street Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Absent satisfaction of such conditions, an ongoing monthly insurance escrow is required in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the 123 William Street Whole Loan; and (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar quarter. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.12x for two consecutive calendar quarters.

Lockbox and Cash Management. The 123 William Street Whole Loan provides for a hard lockbox and an in place cash management. The 123 William Street Whole Loan requires that the borrower direct all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the 123 William Street Borrower or the property manager be deposited into the lockbox account. The 123 William Street Whole Loan documents provide for all funds on deposit in the lockbox account to be transferred on each business day to a cash management account under control of the lender. Prior to the occurrence of a Trigger Period, all funds on deposit in the cash management account are distributed to the 123 William Street Borrower on each business day. During a Trigger Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the 123 William Street Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses and extraordinary operating expenses approved by the lender and the remainder to be deposited into an excess cash flow account to be held by the lender as additional security for the 123 William Street Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

MSC 2017-H1	123 William Street

Additional Secured Indebtedness (not including trade debts). The 123 William Street Property also secures the 123 William Street Non-Serviced Pari Passu Companion Loans, with a cut-off date balance of $140,000,000. The promissory notes evidencing the 123 William Street Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 123 William Street Mortgage Loan. The 123 William Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 123 William Street Non-Serviced Pari Passu Companion Loans. The holders of the 123 William Street Mortgage Loan and the 123 William Street Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the 123 William Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 123 William Street Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than 100% of the full replacement cost and 18 months of business interruption insurance as well as an extended period of indemnity covering the 12 months following restoration). Notwithstanding the foregoing, if the Terrorism Risk Insurance Program Reauthorization Act of 2007, as it may be amended, is no longer in effect, in no event is the 123 William Street Borrower required to expend more than the sum of 200% of annual insurance premiums for all risk property and business interruption coverage. See “Risk Factors-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

MSC 2017-H1	Hyatt Regency Austin

Mortgage Loan No. 6 – Hyatt Regency Austin

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

MSC 2017-H1	Hyatt Regency Austin

Mortgage Loan No. 6 – Hyatt Regency Austin

Georgetown
Leander
ROUND ROCK
Hutto
Cedar Park
Brushy Creek
Jollyville
Anderson Mill
Wells Branch
Pflugerville
Windemere
Lakeway
AUSTIN
Manor
Bee Cave
West Lake Hills
Barton Creek
Rollingwood
Downtown
Garfield
Bear Creek
Shady Hollow
Onion Creek
Wyldwood
Arts District
W. 18th St
W. 17th St
W. 16th St
W. 15th St
W. 14th St
W. 13th St
W. 12th St
W. 11th St
W. 10th St
Bob Bullock Texas State History Museum
Blanton Museum of Art
MLK Jr. Blvd
Lee and Joe Jamail Texas Swimming Ctr.
University of Texas
Nursing School
Frank Erwin Center
Red River St
E. 15th St
Austin Community College - Rio Grande Campus
John Reagan State Office Building
Governor's Mansion
TX State Library and Archives
University Medical Ctr. Brackenridge
Travis County Law Library
Travis County Courthouse
Texas State Capitol
TX Capitol Visitor's Center
Waterloo Park
E. 12th St
Wooldridge Square Park
Old Bakery and Emporium
Faulk Central Library
AUSTIN
E. 11th St
E. 10th St
E. 9th St
E. 8th St
E. 11th St
Red River District
W. 6th St
W. 5th St
W. 4th St
W. 3rd St
Cirrus Logic
Market District
Spring
The Bowie
The Contemporary Austin-Jones Ctr.
Paramount Theatre
The Driskill
Austin Municipal Court
E. 7th St
Town Lake Metropolitan Park
360 Condominiums
Warehouse District
One America Center
6th Street District
Mexic-Arte Museum
Frost Bank Tower
2nd Street District
Ballet Austin
Austin City Limits
W Austin
Brazos Hall
O. Henry Museum
E. 6th St
E. 5th St
Downtown
Brush Square
W. Cesar Chavez St
AMLI on 2nd
W. 2nd St
Google Fiber Space
JW Marriott
The Austonian
DOWNTOWN
Austin Visitor Ctr.
E. 4th St
Shoal Beach at Town Lake
Northshore Austin
Austin City Hall
The People's Gallery
METRORAIL
S. Lamar Blvd
Topfer Theatre
Riverside Dr
Austin Convention Center
Auditorium Shores
Stevie Ray Vaughan Tribute Statue
E. Cesar Chavez St
Palm Park
E. 3rd St
E. 2nd St
Butler Park
Four Seasons Hotel Austin
Dougherty Arts Center
Palmer Events Center
Long Center-Performing Arts
Bat Colony
Waller Beach at Town Lake
Barton Springs Rd
S. 1st St
S. Congress Ave
Hyatt Regency Austin
208 Barton Springs Road
Austin, TX 78704
RAINEY STREET HISTORIC DISTRICT
Willow St
Spence St
Garden St
Holly St
Haskell St
Sanchez Playground
TRAVIS COUNTY
Texas State Buildings
Riverside Dr
Colorado River
West Bouldin Creek Park
Dawson Rd
Bouldin Ave
Bouldin
S. 5th St
Texas School for the Deaf
SoCo
Academy Dr
Gibson St
Elizabeth St
Newton St
East Ave
Rainey St
San Marcos St
Waller St
Nash Hernandez Sr. Rd
290
35
Austin-Bergstrom Intl. Airport 9 miles
Lavaca St
Guadalupe St
Colorado St
Congress Ave
San Jacinto Blvd
Trinity St
Neches St
Sabine St
Nueces St
San Antonio St
Rio Grande St
West Ave
Brazos St

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

MSC 2017-H1	Hyatt Regency Austin

Mortgage Loan No. 6 – Hyatt Regency Austin

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$43,000,000			Location:	Austin, TX 78704
Cut-off Date Balance(1):	$43,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Tariq M. Shaikh			Year Built/Renovated:	1982/2013-2016
Mortgage Rate:	5.461165%			Size:	448 Rooms
Note Date:	3/1/2017			Cut-off Date Balance per Room(1):	$229,911
First Payment Date:	4/1/2017			Maturity Date Balance per Room(1):	$229,911
Maturity Date:	3/1/2022			Property Manager:	Hyatt Corporation
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$15,607,244
Prepayment Provisions:	LO (27); DEF (27); O (6)			UW NOI Debt Yield(1):	15.2%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NOI Debt Yield at Maturity(1):	15.2%
Additional Debt Type(2):	Pari Passu/Mezzanine			UW NCF DSCR(1):	2.40x
Additional Debt Balance(2):	$60,000,000/$21,000,000			Most Recent NOI:	$15,903,671 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$12,351,679 (12/31/2015)
Reserves(3)				3rd Most Recent NOI:	$13,548,276 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	86.1% (12/31/2016)
RE Tax:	$376,870	$188,435	N/A	2nd Most Recent Occupancy(4):	76.8% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	83.8% (12/31/2014)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$174,800,000 (11/17/2016)
				Cut-off Date LTV Ratio(1):	58.9%
				Maturity Date LTV Ratio(1):	58.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$103,000,000	83.1%	Payoff Amount:	$79,686,989	64.3%
Mezzanine:	$21,000,000	16.9%	Partnership Buyout(5):	$41,515,335	33.5%
			Closing Costs:	$1,523,319	1.2%
			Reserves:	$376,870	0.3%
			Return of Equity:	$897,488	0.7%
Total Sources:	$124,000,000	100.0%	Total Uses:	$124,000,000	100.0%

(1)	The Hyatt Regency Austin Mortgage Loan (as defined below) is part of the Hyatt Regency Austin Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance of $103,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Hyatt Regency Austin Whole Loan. The Cut-off Date Balance per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Hyatt Regency Austin Whole Loan and Hyatt Regency Austin Mezzanine Loan (as defined below) are $276,786, $276,786, 12.6%, 1.69x, 70.9% and 70.9%, respectively.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

(5)	Represents a buyout of a joint venture partner’s 75% interest in the Hyatt Regency Austin Property. The buyout price reflects a buyout valuation of $135,000,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.3% for the Hyatt Regency Austin Whole Loan and 91.9% based on the combined balance of the Hyatt Regency Austin Whole Loan and Hyatt Regency Austin Mezzanine Loan. The buyout was privately negotiated with the joint venture partner, as the joint venture agreement prohibited a sale of the Hyatt Regency Property without the consent of both partners. According to the borrower, the prior joint venture partner was requested by its regulator to sell its interest, and the price was sufficient to return the joint venture partner’s cost basis. Under the buyout agreement, if the Hyatt Regency Austin Property is sold within three years of the buyout at a price in excess of $135,000,000, the remaining owner must pay the joint venture partner 75% of the excess if sold within two years of the buyout and 50% of the excess if sold within three years of the buyout.

The Mortgage Loan. The sixth largest mortgage loan (the “Hyatt Regency Austin Mortgage Loan”) is part of a whole loan (the “Hyatt Regency Austin Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $103,000,000. The Hyatt Regency Austin Whole Loan is secured by a first priority fee mortgage encumbering the 448-room Hyatt Regency Austin hotel located in Austin, Texas (the “Hyatt Regency Austin Property”). Promissory Note A-2, in the original principal amount of $43,000,000, represents the Hyatt Regency Austin Mortgage Loan and will be included in the MSC 2017-H1 securitization trust. Promissory Note A-1, in the original principal amount of $60,000,000, has been contributed to the MSBAM 2017-C33 securitization trust. Promissory Note A-1 represents the non-serviced pari passu companion loan (the “Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan”). The Hyatt Regency Austin Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2017-C33 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

MSC 2017-H1	Hyatt Regency Austin

The proceeds of the Hyatt Regency Austin Whole Loan and a $21,000,000 mezzanine loan were used to refinance previous mortgage loans secured by the Hyatt Regency Austin Property, fund the buyout of the joint venture partner’s 75.0% interest in the Hyatt Regency Austin Property, fund reserves, pay closing costs and return equity to the loan sponsor.

The Borrower and the Sponsor. The borrower is Tantallon Austin Hotel, LLC (the “Hyatt Regency Austin Borrower”), a recycled single-purpose Delaware limited liability company, with two independent directors. The loan sponsor and non-recourse carveout guarantor is Tariq M. Shaikh.

Tariq M. Shaikh is the president of Edinburgh Management, LLC. Edinburgh Management, LLC is a privately-held hospitality investment, development, and management company that was founded in 2003 and is headquartered in Houston, Texas. Edinburgh Management, LLC owns and manages nearly 1,000 hotel rooms and 95,000 SF of meeting space, and its senior management team has over 35 years of hospitality experience in markets across the United States.

The Property. The Hyatt Regency Austin Property is a 16-story, full service hotel located in Austin, Texas. The Hyatt Regency Austin Property contains 448 rooms, including 225 king rooms, 205 queen/queen rooms and 18 suites. Guestrooms are located on floors 3 through 16. There are 782 parking spaces located in a seven-story parking garage and surface parking areas. Amenities include two restaurants, a Starbucks, a sushi bar, a market pantry, an outdoor pool, a fitness center, a business center and nine meeting rooms totaling approximately 33,080 SF of meeting space. Laundry service is also available to guests staying at the Hyatt Regency Austin Property. Guestrooms are equipped with flat-screen televisions, oversized working desks, individual climate control, full bath amenities, coffee maker, hair dryer and imported marble tile flooring in the bathroom. The Hyatt Regency Austin Property was constructed in 1982 and most recently renovated between 2013 and 2016. According to the loan sponsor, the Hyatt Regency Austin Property recently underwent an approximately $44.5 million ($99,409 per room) renovation from 2013-2016, which included a comprehensive guestroom and corridor renovation, the addition of a 27,000 SF event pavilion, completion of a new 782-car parking garage, and lobby/elevator cab upgrades.

The Hyatt Regency Austin Property operates under a management agreement with Hyatt Corporation that expires on January 1, 2027. Hyatt Corporation has four five-year renewal options, solely at Hyatt Corporation’s option.

According to the appraisal, the Hyatt Regency Austin Property generated approximately 35% of its room nights from commercial demand, 45% from meeting and group demand and 20% from leisure demand in 2016.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hyatt Regency Austin Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	78.8%	$196.92	$155.10	83.8%	$192.89	$161.69	106.4%	98.0%	104.2%
2015(3)	81.3%	$202.49	$164.58	76.8%	$202.86	$155.78	94.5%	100.2%	94.7%
2016	79.6%	$200.14	$159.24	86.1%	$203.28	$174.92	108.2%	101.6%	109.8%

Source: Industry Report

(1)	The competitive set includes Radisson Hotel & Suites Austin Downtown, Hilton Garden Inn Austin Downtown Convention Center, Embassy Suites Austin Downtown Town Lake, Omni Austin Hotel Downtown, Sheraton Hotel Austin @ The Capitol and Hilton Austin Convention Center.

(2)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

The Market. The Hyatt Regency Austin Property is located in Austin, Travis County, Texas, in Austin’s central business district (“CBD”). The Hyatt Regency Austin Property is situated on the south shore of Lady Bird Lake to the northwest of the intersection formed by South Congress Avenue and Barton Springs Road. The Hyatt Regency Austin Property is in close proximity to business and leisure demand drivers including the financial district and the South Congress shopping and dining district. Its neighborhood is characterized by high-rise office towers, restaurants, apartment and condominium style residential buildings, entertainment venues and high-end retail outlets. Some economic drivers in the area include the Texas State Capitol Complex, two federal courthouses, University Medical Center at Brackenridge and numerous high-technology firms. The University of Texas at Austin is located adjacent to the northern boundary of the CBD.

According to the appraisal, new supply coming to the Austin market that is expected to be competitive with the Hyatt Regency Austin Property includes a proposed 1,048-room Fairmont (expected to be 75% competitive) with an estimated opening date of September 1, 2017 and a proposed 615-room Marriott (expected to be 100% competitive) with an estimated opening date of September 1, 2019. According to a third party market report, the CBD has achieved RevPAR growth each year from 2011 through October 2016. In 2015, supply in the CBD increased by 38.8%; however, RevPAR and ADR grew by 6.8% and 8.1%, respectively. From January to October 2016, supply in the CBD increased by 8.2% while RevPAR and ADR increased by 4.7% and 1.4%, respectively.

According to the appraisal, the Austin economy includes the technology industry, with numerous global technology firms, including Apple, Samsung, Google, IBM, Dell, and Facebook having a presence in the area. The city also benefits from a mix of tourist attractions throughout the year. South by Southwest is a music, film, and interactive festival, with over 85,000 registrants and artists attending in 2015. The Austin Film Festival and Austin City Limits Music Festival (“ACL”) both have a substantial impact on the Austin economy each year, with ACL attracting approximately 65,000 visitors to the city each year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

MSC 2017-H1	Hyatt Regency Austin

The following table presents certain information relating to the primary competitive properties to the Hyatt Regency Austin Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2016 Occupancy(3)	Estimated 2016 ADR(3)	Estimated 2016 RevPAR(3)
Hyatt Regency Austin	448	1982	33,080	35%	45%	20%	85.6%	$202.26	$173.13
Omni Austin Centre	392	1986	21,027	50%	35%	15%	75.0% - 80.0%	$220 - $230	$180 - $190
Sheraton Austin Hotel	363	1986	17,252	35%	45%	20%	80.0% - 85.0%	$180 - $190	$150 - $160
Radisson Hotel & Suites Austin Downtown	413	1965	9,420	35%	45%	20%	70.0% - 75.0%	$170 - $180	$125 - $130
Westin Austin Downtown	366	2015	13,971	35%	45%	20%	75.0% - 80.0%	$260 - $270	$200 - $210

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Secondary competitors, as identified by the appraiser, include Embassy Suites Austin Downtown, DoubleTree by Hilton Guest Suites Austin, Hilton Austin Convention Center and JW Marriott Austin Downtown.

(3)	Estimated 2016 Occupancy, Estimated 2016 ADR and Estimated 2016 RevPAR are based on the appraisal’s estimated 2016 year-end figures.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hyatt Regency Austin Property.

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW per Room
Occupancy(1)(2)	78.0%	83.8%	76.8%	86.1%	86.1%
ADR(1)	$179.74	$194.52	$202.86	$203.28	$203.28
RevPAR(1)	$140.16	$163.05	$155.78	$174.92	$174.92

Rooms Revenue	$22,919,633	$26,661,600	$25,473,137	$28,681,916	$28,603,550	$63,847.21
Food & Beverage	$11,312,752	$13,208,244	$15,260,411	$17,012,313	$16,965,831	$37,870.16
Other Income	$878,429	$1,710,120	$1,595,256	$2,026,561	$2,021,024	$4,511.21
Total Revenue	$35,110,814	$41,579,964	$42,328,804	$47,720,790	$47,590,405	$106,228.58
Total Expenses	$24,865,531	$28,031,688	$29,977,125	$31,817,119	$31,983,161	$71,390.98
Net Op. Income	$10,245,283	$13,548,276	$12,351,679	$15,903,671	$15,607,244	$34,837.60
FF&E	$1,404,846	$1,663,042	$1,693,738	$1,908,832	$1,903,616	$4,249.14
Net Cash Flow	$8,840,437	$11,885,234	$10,657,941	$13,994,839	$13,703,628	$30,588.45

NOI DSCR(3)	1.80x	2.38x	2.17x	2.79x	2.74x
NCF DSCR(3)	1.55x	2.08x	1.87x	2.45x	2.40x
NOI Debt Yield(3)	9.9%	13.2%	12.0%	15.4%	15.2%
NCF Debt Yield(3)	8.6%	11.5%	10.3%	13.6%	13.3%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Hyatt Regency Austin Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

(3)	Debt service coverage ratios and debt yields shown are based on the Hyatt Regency Austin Whole Loan.

Escrows and Reserves. The Hyatt Regency Austin Whole Loan documents provide for upfront reserves in the amount of $376,870 for real estate taxes. The Hyatt Regency Austin Borrower is required to escrow monthly: 1/12 of the annual estimated real estate taxes, which currently equates to $188,435, and 1/12 of the annual estimated insurance premiums (unless the Hyatt Regency Austin Borrower maintains an acceptable blanket policy). The Hyatt Regency Austin Borrower is required to make monthly deposits into an escrow for furniture, fixtures and equipment (“FF&E”) equal to 4.00% of monthly gross operating income for the Hyatt Regency Austin Property, but only to the extent such deposits are not retained and disbursed by the Hyatt Manager under the Hyatt Management Agreement (as such terms are defined below).

Lockbox and Cash Management. All hotel revenue with respect to the Hyatt Regency Austin Property is collected by the Hyatt Corporation, the related manager and franchisor (the “Hyatt Manager”) and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The Hyatt Manager is required to pay all operating expenses (other than property taxes, insurance premiums and debt service) from the Hotel Operating Account pursuant to its management agreement with the Hyatt Regency Austin Borrower (the “Hyatt Management Agreement”). The Hyatt Manager is required to remit to the Hyatt Regency Austin Borrower, on a monthly basis, the amount by which the total funds then in the Hotel Operating Account exceeds the amount, as reasonably determined by the Hyatt Manager, then required to be maintained in the Hotel Operating Account (after withdrawal of the management fee and other amounts due to the Hyatt Manager) in order to carry on the uninterrupted operation of the Hyatt Regency Austin Property in accordance with the First-Class Hotel Standard (as defined in the Hyatt Management Agreement) and in order to enable the Hyatt

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

MSC 2017-H1	Hyatt Regency Austin

Manager to perform its obligations thereunder. The Hyatt Regency Austin Borrower has directed the Hyatt Regency Manager to deposit into a lockbox account all funds so payable to the Hyatt Regency Austin Borrower under the Hyatt Management Agreement.

The Hyatt Regency Austin Whole Loan has in place cash management. Funds in the lockbox account are required to be swept into the cash management account on each business day and applied to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Hyatt Regency Austin Whole Loan, to disburse the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, to pay debt service with respect to the Hyatt Regency Austin Mezzanine Loan (as defined below), and to pay any remaining funds on deposit in the cash management account (i) provided no Cash Sweep Event Period (as defined below) has occurred and is continuing, if (a) the lender under the Hyatt Regency Austin Whole Loan has received written notice from the mezzanine lender that an event of default under the Hyatt Regency Austin Mezzanine Loan exists (a “Mezz Default Notice”), to the mezzanine lender pursuant to the Mezz Default Notice or (b) if the lender under the Hyatt Regency Austin Whole Loan has not received a Mezz Default Notice, to the Hyatt Regency Austin Borrower or (ii) if a Cash Sweep Event Period has occurred and is continuing, to a lender controlled account to be held as additional collateral for the Hyatt Regency Austin Whole Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Hyatt Regency Austin Whole Loan and ending upon the cure of such event of default,

(ii) commencing if the aggregate debt service coverage ratio (based on the interest only constant) for the Hyatt Regency Austin Whole Loan and the Hyatt Regency Austin Mezzanine Loan is less than 1.30x for 12 consecutive calendar months and ending upon the date such aggregate debt service coverage ratio is equal to or greater than 1.50x for 12 consecutive calendar months, or

(iii) commencing upon the termination or cancellation of the Hyatt Management Agreement, or the Hyatt Management Agreement otherwise ceases to exist and ending upon the date on which a replacement management agreement (and, if applicable, a replacement franchise agreement) is in effect in accordance with the terms of the Hyatt Regency Austin Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Hyatt Regency Austin Property also secures the Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $60,000,000. The Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the Hyatt Regency Austin Mortgage Loan. The Hyatt Regency Austin Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan. The holders of the Hyatt Regency Austin Mortgage Loan and the Hyatt Regency Austin Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Hyatt Regency Austin Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “Hyatt Regency Austin Mezzanine Loan” refers to a loan in the original principal amount of $21,000,000 made to Austin Hotel Mezz Borrower, LLC, a Delaware limited liability company, by Morgan Stanley Mortgage Capital Holdings LLC, secured by 100% of the direct or indirect equity interest in the Hyatt Regency Austin Borrower and put in place simultaneously with the origination of the Hyatt Regency Austin Whole Loan. The Hyatt Regency Austin Mezzanine Loan and the Hyatt Regency Austin Whole Loan are subject to an intercreditor agreement between the Hyatt Regency Austin Whole Loan lender and the related mezzanine lender. The Hyatt Regency Austin Mezzanine Loan was transferred to CC6 Investments Ltd., a BlackRock Realty Advisors Inc. owned entity, on March 7, 2017.

The following table presents certain information relating to the Hyatt Regency Austin Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$21,000,000	11.30%	60	0	60	1.69x	12.6%	70.9%

Release of Property. Not permitted.

Terrorism Insurance. The Hyatt Regency Austin Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Hyatt Regency Austin Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Austin Property and 12 months of business interruption insurance; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

MSC 2017-H1	300 Lighting Way

Mortgage Loan No. 7 – 300 Lighting Way

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

MSC 2017-H1	300 Lighting Way

Mortgage Loan No. 7 – 300 Lighting Way

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

MSC 2017-H1	300 Lighting Way

Mortgage Loan No. 7 – 300 Lighting Way

300 Lighting Way
300 Lighting Way
Secaucus, NJ 07094
Hackensack
Teterboro Airport
Little Ferry
Ridgefield Park
Leonia
Fort Lee
Palisades Park
Overpeck County Park
BERGEN COUNTY
Moonachie
Carlstadt
Ridgefield
Cliffside Park
Fairview
Edgewater
Hackensack-Meadowlands Conservation and Wildlife Area
MEADOWLANDS SPORTS COMPLEX
MetLife Stadium
Izod Center
American Dream Meadowlands (Under Construction)
Hackensack River
Lyndhurst
North Bergen
North Hudson Park
The Mall at Mill Creek
The Plaza at Harmon Meadow
Meadowlands Hospital
Guttenberg
West New York
North Arlington
NEW JERSEY
Secaucus
Hudson River
Upper West Side
Weehawken
Union City
Central Park
Midtown
Times Square
Grand Central Terminal
Jacob Javits Convention Center
Kearny
HUDSON COUNTY
Stevens Inst. of Technology
Hoboken
Hoboken Univ. Medical Center
MANHATTAN
Chelsea Piers Sports & Entertainment Complex
ESSEX COUNTY
Greenwich Village
New York University
SoHo
NEW YORK CITY
Lincoln Park
Hudson Mall
JERSEY CITY
Newport Center
Jersey City Medical Ctr.
30 Hudson Street
NEWARK
Newark Liberty Intl. Airport 2 miles
New Jersey City University
Liberty State Park
Ellis Island
Financial District
BROOKLYN
PORT NEWARK
New Jersey Turnpike
NJ TRANSIT
NJ COAST LINE
MORRISTOWN LINE
PATH
Lincoln Tunnel
Holland Tunnel
BROOKLYN BATTERY TUNNEL
BROOKLYN BRIDGE
MANHATTAN BRIDGE
WILLIAMSBURG BRIDGE
NEW YORK CITY
BRONX
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

MSC 2017-H1	300 Lighting Way

Mortgage Loan No. 7 – 300 Lighting Way

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Single Asset
Original Balance:	$42,500,000			Location:	Secaucus, NJ 07094
Cut-off Date Balance:	$42,500,000			General Property Type:	Office
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Rugby Realty			Year Built/Renovated:	1988/2014-2016
Mortgage Rate:	4.3577%			Size:	312,529 SF
Note Date:	4/5/2017			Cut-off Date Balance PSF(3):	$136
First Payment Date:	5/6/2017			Maturity Date Balance PSF(3):	$136
Maturity Date:	4/6/2027			Property Manager:	CBRE, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(4):	$5,203,976
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield(3):	12.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(3):	12.2%
Additional Debt Type(1):	Mezzanine			UW NCF DSCR(3):	2.50x
Additional Debt Balance(1):	$10,500,000			Most Recent NOI(4):	$1,809,707 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$2,098,932 (12/31/2015)
Reserves(2)				3rd Most Recent NOI(4):	$933,236 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	100.0% (4/23/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	64.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	56.8% (12/31/2015)
Recurring Replacements:	$0	$6,511	$234,396	Appraised Value (as of)(5):	$81,200,000 (2/16/2017)
TI/LC:	$2,833,592	$26,044	$937,587	Cut-off Date LTV Ratio(3)(5):	52.3%
Other:	$8,399,137	Springing	N/A	Maturity Date LTV Ratio(3)(5):	52.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$42,500,000	80.2%	Loan Payoff:	$21,890,223	41.3%
Mezzanine Loan Amount:	$10,500,000	19.8%	Return of Equity:	$18,871,630	35.6%
			Reserves:	$11,232,729	21.2%
			Closing Costs:	$1,005,419	1.9%
Total Sources:	$53,000,000	100.0%	Total Uses:	$53,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” for further discussion of the existing mezzanine debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined balance of the 300 Lighting Way Mortgage Loan (as defined below) and the 300 Lighting Way Mezzanine Loan (as defined below) are $170, $170, 9.8%, 9.8%, 1.79x, 65.3% and 65.3%, respectively.

(4)	UW NOI and Most Recent Occupancy are higher than their respective historical figures due to a $20.8 million investment by the 300 Lighting Way Borrower (as defined below) into the repositioning of the 300 Lighting Way Property (as defined below) and the subsequent lease up which increased occupancy from 48.5% at the time of acquisition in July 2014 to 100.0% leased as of April 23, 2017. The 300 Lighting Way Borrower executed new, renewal or expansion leases with each of the 16 tenants at the 300 Lighting Way Property and any outstanding rent abatements related to such leases were deposited into escrow on the origination date of the 300 Lighting Way Mortgage Loan. As of the Cut-off Date, all tenants are in occupancy at the 300 Lighting Way Property with the exception of Safilo USA, Inc. (58,501 SF, 18.7% of NRA, 18.9% of underwritten rent) which is completing the build out of its space and is expected to take occupancy on June 1, 2017; on the origination date, all outstanding tenant improvements and leasing commissions related to the Safilo USA, Inc. lease were deposited into escrow by the 300 Lighting Way Borrower along with a separate $5.5 million holdback which is required to be released upon, among other conditions, Safilo USA, Inc. taking possession of its space. Additionally, UW NOI includes contractual rent increases through June 1, 2018 for seven tenants totaling $180,466 as well as average contractual rent increases during the term of the 300 Lighting Way Mortgage Loan for one tenant, Yusen Logistics (Americas) Inc. (rated Baa3 by Moody’s), totaling $7,866.

(5)	The Appraised Value (as of) represents the “as-is with holdbacks” conclusion, which assumes all amounts outstanding for rent abatements, tenant improvements and leasing commissions are deposited into escrow on the origination date of the 300 Lighting Way Mortgage Loan. All such amounts were deposited into escrow by the 300 Lighting Way Borrower on the origination date. Based on the “as-is” appraised value of $75,400,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 56.4% on the 300 Lighting Way Mortgage Loan and 70.3% inclusive of the 300 Lighting Way Mezzanine Loan.

The Mortgage Loan. The seventh largest mortgage loan (the “300 Lighting Way Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,500,000 that is secured by a first priority fee mortgage encumbering (i) a seven-story office building with a three-story parking garage and (ii) a condominium unit consisting of an additional parking garage located across the street, both located in Secaucus, New Jersey (the “300 Lighting Way Property”). The proceeds of the 300 Lighting Way Mortgage Loan and 300 Lighting Way Mezzanine Loan (together, the “300 Lighting Way Total Debt”) were used to refinance the 300 Lighting Way Property, fund reserves, pay closing costs and return equity to the 300 Lighting Way Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

MSC 2017-H1	300 Lighting Way

The Borrower and the Sponsor. The borrower is 300 Lighting SPE, LLC (the “300 Lighting Way Borrower”), a single-purpose Delaware limited liability company with two independent directors. The 300 Lighting Way Borrower is ultimately owned by Maurice Ades (28.5%), Aaron Stauber (26.3%), Robert Ades (18.8%) and Alan Ades (6.5%), the four of whom are principals of the loan sponsor, Rugby Realty, and serve as the non-recourse carveout guarantors under the 300 Lighting Way Mortgage Loan; the remaining ultimate owners of the 300 Lighting Way Borrower are the Rebecca Ades 2008 Irrevocable Trust (10.0%) and the Alan Ades 2012 Irrevocable Trust (10.0%).

The loan sponsor, Rugby Realty, is a self-funded, equity real estate firm formed in 1980 and headquartered in the 300 Lighting Way Property. Rugby Realty is engaged in the purchase, development, and management of office, retail, industrial and mixed use properties. As of December 31, 2016, Rugby Realty’s portfolio totaled over 6.4 million SF of real estate located across New York, New Jersey, Pennsylvania, Connecticut, Florida and Georgia.

The Property. The 300 Lighting Way Property consists of (i) a seven-story, Class A, multi-tenant office building totaling 312,529 SF with a three-story parking garage located at 300 Lighting Way in Secaucus, New Jersey and (ii) a condominium unit consisting of an additional parking garage which is located across the street from the office building at 200 Mill Creek Drive. The main office building/parking garage is connected to additional parking garage through an above-grade, glass-enclosed skywalk. The collateral condominium unit consisting of the additional parking garage is subject to a two-unit condominium regime with a non-collateral condominium unit containing retail space. The collateral condominium unit has an 84.66% interest in the condominium common elements as well as the right to appoint two members to the four-member condominium board.

The 300 Lighting Way Property was built in 1988 and acquired by Rugby Realty, the sponsor, in July 2014. At acquisition, the 300 Lighting Way Property was 48.5% leased with significant near term rollover risk, featured minimal amenities and dated common areas, and required upgrades to the parking garages and building functions. From 2014 through 2016, Rugby Realty implemented a reposition plan to re-introduce the 300 Lighting Way Property as a modern, Class A office building at a total cost of $20.8 million, inclusive of capital improvements, tenant improvements and leasing commissions. The improvements included the addition of a full-service café, fitness center and a shared-building teleconference center, as well as the remodeling of the lobby/common areas and significant upgrades to the building management systems. The repositioning plan and subsequent lease up resulted in the execution of new, renewal or expansion leases with each of the 16 tenants at the 300 Lighting Way Property. As of the Cut-off Date, the 300 Lighting Way Property is 100.0% leased with a weighted average remaining lease term of 8.6 years. Approximately 34.5% of the underwritten rent at the 300 Lighting Way Property is attributable to investment grade-rated tenants.

The 300 Lighting Way Property is located within Harmon Meadow, one of the largest mixed-use developments in the Northern New Jersey area. The development features approximately 4.4 million SF, comprised of more than 17 restaurants, nine hotels, a 14-screen movie theater and more than 1 million SF of retail space, all of which are located within walking distance of the 300 Lighting Way Property. Dining options include Chipotle, Starbucks, Carraba’s Italian Grill, Outback Steakhouse, Buffalo Wild Wings and Bone Fish Grill, located immediately outside of the 300 Lighting Way Property. Nearby national retailers include Sam’s Club, Wal-Mart, Marshall’s, Kohl’s, Toys R Us and LA Fitness. Additionally, the 300 Lighting Way Property is located less than three miles away from the Secaucus Outlet Center and approximately three miles away from Metlife Stadium.

Major Tenants.

Safilo USA, Inc. (58,501 SF, 18.7% of NRA, 18.9% of underwritten rent). Safilo USA, Inc., a subsidiary of Safilo Group (“Safilo”) (rated B+ by S&P) is an Italian-based eyewear company that has been designing, manufacturing and distributing high-quality prescription frames, sunglasses and sports eyewear under licensing agreements for luxury and premium brands and its own brands for the past 80 years. Internationally present through 31 owned subsidiaries and exclusive distributors in key markets–in North and Latin America, Europe, Middle East and Africa, and Asia Pacific and China–Safilo has a distribution presence in over 130 countries. Safilo’s portfolio encompasses proprietary brands–Carrera, Polaroid, Smith, Safilo and Oxydo–and licensed brands Dior, Fendi, Gucci, Alexander McQueen, Banana Republic, Bobbi Brown, BOSS, Bottega Veneta, Celine, Fossil, Givenchy, Jimmy Choo, Juicy Couture, Kate Spade, Liz Claiborne, Marc Jacobs, Max Mara, Pierre Cardin, Saint Laurent, Saks Fifth Avenue and Tommy Hilfiger. As of year end 2016, Safilo reported €1.3 billion in net sales. Safilo USA, Inc. is completing the build out of its space at the 300 Lighting Way Property which will serve as the firm’s headquarters in the United States. Safilo USA, Inc. reportedly invested approximately $1.75 million of its own money into the build out of its space. Safilo USA, Inc. is expected to take occupancy by June 1, 2017 and is required to commence paying full unabated rent following a 15-month rent abatement period. Safilo USA, Inc. has a lease expiration of April 30, 2030 with two five-year renewal options. On the origination date, all outstanding amounts for tenant improvements, leasing commissions and rent abatements related to the Safilo USA, Inc. lease were deposited into escrow by the 300 Lighting Way Borrower along with a separate $5.5 million holdback which is required to be released upon, among other conditions, Safilo USA, Inc. taking possession of its space. Safilo USA, Inc. has a partial termination option for its second floor space for up to 8,289 SF effective May 31, 2021, upon 12 months prior written notice and the payment of a termination fee, provided that Safilo USA, Inc. (i) permanently closes, (ii) transfers its customer service business to another office located in a different state or (iii) contracts for such customer service business with an unrelated third party are located outside of a five-mile radius from the 300 Lighting Way Property.

NYK Line (North America), Inc. (50,431 SF, 16.1% of NRA, 17.4% of underwritten rent). NYK Line (North America), Inc. (“NYK Line”) provides transportation and logistics services in North America. NYK Line is the North American subsidiary of Japan-based Nippon Yusen Kabushiki Kaisha (“Nippon Yusen”) (rated Baa3 by Moody’s) which was founded in 1885 and is one of the largest global shipping companies by fleet size. Founded in 1988, NYK Line offers various types of transportation services, logistical services and ecommerce solutions for its clients. NYK Line is headquartered at the 300 Lighting Way Property with additional offices in Tennessee, Georgia, Illinois, California, Toronto and Vancouver. NYK Line has been a tenant at the 300 Lightening Way Property since 1991 and recently executed a new lease through June 30, 2027 with one five-year renewal option. NYK Line invested approximately $1.45 million of its own money into the build out of its space and is required to commence paying full unabated rent in July 2017. On the origination date, all amounts related to the NYK Line rent abatement period were deposited into escrow by the 300 Lighting Way Borrower. NYK Line has the one-time right to terminate its lease with 12 months’ notice effective on June 30, 2022 and a payment of a $3,915,145 termination fee, provided that NYK Line (i) relocates its entire operation in the 300 Lighting Way Property into another state outside of New Jersey or (ii) permanently ceases to operate its business and closes its operation.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

MSC 2017-H1	300 Lighting Way

H&M Hennes & Mauritz, L.P. (49,116 SF, 15.7% of NRA, 15.0% of underwritten rent). H&M Hennes & Mauritz, L.P. (“H&M”) is a Swedish multinational retail company, known for its fast-fashion apparel and cosmetics for men, women, teenagers and children. H&M and its family of brands operate over 4,300 stores in 64 countries. H&M utilizes its space at the 300 Lighting Way Property for its accounting and finance groups, business controlling groups and some of its logistics and buying groups. H&M recently executed a lease for its space at the 300 Lighting Way Property with an expiration date of November 30, 2027 and two five-year renewal options. H&M reportedly invested approximately $1.3 million of its own money into the build out of its space and is required to commence paying full unabated rent in June 2018. On the origination date, all amounts related to the H&M rent abatement period were deposited into escrow by the 300 Lighting Way Borrower.

Yusen Logistics (Americas) Inc. (45,519 SF, 14.6% of NRA, 15.1% of underwritten rent). Yusen Logistics (Americas) Inc. (“Yusen Logistics” or “Yusen”) is a logistics services provider and is also a subsidiary of Nippon Yusen (rated Baa3 by Moody’s). Yusen Logistics offers services in international freight forwarding, contract logistics (such as warehousing) and transportation (such as trucking). Yusen Logistics designs, implements, and manages supply chains specific to global industry markets spanning 300 cities in 42 countries. Yusen Logistics is headquartered at the 300 Lighting Way Property and has more than 1,600 employees in 48 locations throughout the United States. Yusen Logistics has been a tenant at the 300 Lighting Way Property since 2011 and recently expanded into two other spaces within the 300 Lighting Way Property. Yusen Logistics’ spaces at the 300 Lighting Way Property have a lease expiration of September 30, 2021 with two five-year renewal options.

The following table presents certain information relating to the leases at the 300 Lighting Way Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Safilo USA, Inc.(4)	NR/NR/B+	58,501	18.7%	$1,521,026	18.9%	$26.00	4/30/2030(5)
NYK Line	NR/Baa3/NR	50,431	16.1%	$1,399,460	17.4%	$27.75	6/30/2027(6)
H&M	NR/NR/NR	49,116	15.7%	$1,203,342	15.0%	$24.50	11/30/2027(7)
Yusen Logistics(8)	NR/Baa3/NR	45,519	14.6%	$1,214,113	15.1%	$26.67	9/30/2021(8)
Chasan Leyner & Lamparello, PC	NR/NR/NR	26,500	8.5%	$642,625	8.0%	$24.25	4/30/2027(9)
Subtotal/Wtd. Avg.		230,067	73.6%	$5,980,566	74.5%	$25.99
Other Tenants(10)		71,513	22.9%	$1,815,178	22.6%	$25.38
Management Office(11)		8,899	2.8%	$231,374	2.9%	$26.00
Building Amenities(12)		2,050	0.7%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		312,529	100.0%	$8,027,118	100.0%	$25.85

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and building amenities.

(4)	Safilo USA, Inc. is expected to take occupancy of its space by June 1, 2017 and is required to commence paying full unabated rent following a 15-month rent abatement period. On the origination date, all outstanding amounts for tenant improvements, leasing commissions and rent abatements related to the Safilo USA, Inc. lease were deposited into escrow by the 300 Lighting Way Borrower along with a separate $5.5 million holdback which is required to be released upon, among other conditions,, Safilo USA, Inc. taking possession of its space.

(5)	Safilo USA, Inc. has two, five year renewal options remaining. Safilo USA, Inc. has a partial termination option for its second floor space for up to 8,289 SF effective May 31, 2021, upon 12 months prior written notice and the payment of a termination fee, provided that Safilo USA, Inc. (i) permanently closes, (ii) transfers its customer service business to another office located in a different state or (iii) contracts for such customer service business with an unrelated third party are located outside of a five-mile radius from the 300 Lighting Way Property.

(6)	NYK Line has one, five year renewal option remaining. NYK Line has the right to terminate its lease with 12 months’ notice effective on June 30, 2022 and a payment of a $3,915,145 termination fee, provided that NYK Line (i) relocates its entire operation in the 300 Lighting Way Property into another state outside of New Jersey or (ii) permanently ceases to operate its business and closes its operation. As of the Cut-off Date, NYK Line was in a rent abatement period and is required to commence paying full unabated rent in July 2017. On the origination date, all amounts related to the NYK Line rent abatement period were deposited into escrow by the 300 Lighting Way Borrower.

(7)	H&M has two, five-year renewal options remaining. As of the Cut-off Date, H&M was in a rent abatement period and is required to commence paying full unabated rent in June 2018. On the origination date, all amounts related to the H&M rent abatement period were deposited into escrow by the 300 Lighting Way Borrower.

(8)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF for Yusen Logistics include the average contractual rent increases during the term of the 300 Lighting Way Mortgage Loan totaling $7,866. Additionally, Yusen Logistics has two, five-year renewal options remaining.

(9)	Chasan Leyner & Lamparello, PC has two, five-year renewal options remaining. As of the Cut-off Date, Chasan Leyner & Lamparello, PC was in a rent abatement period and is required to commence paying full unabated rent in September 2017. On the origination date, all amounts related to the Chasan Leyner & Lamparello, PC rent abatement period were deposited into escrow by the 300 Lighting Way Borrower.

(10)	Tenant SF for Other Tenants includes two SF attributable to two antenna leases; rental income attributable to such antenna leases has been excluded from Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF as it is included in Total Other Income in Cash Flow Analysis below.

(11)	Management Office reflects space leased by Rugby Realty as its corporate headquarters; rental income attributable to this space is offset in Vacancy & Credit Loss in Cash Flow Analysis below.

(12)	Building Amenities includes the 300 Lighting Way Property’s fitness center and shared-building teleconference center, both of which have no attributable rental income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

MSC 2017-H1	300 Lighting Way

The following table presents certain information relating to the lease rollover schedule at the 300 Lighting Way Property:

Lease Rollover Schedule(1)(2)
Year	# of Tenants Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017(3)	1	1	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018(3)	3	8,048	2.6%	2.6%	$17.58	$141,444	1.8%	1.8%
2019	0	0	0.0%	2.6%	$0.00	$0	0.0%	1.8%
2020	2	13,491	4.3%	6.9%	$26.58	$358,554	4.5%	6.2%
2021	3	69,853	22.4%	29.2%	$26.65	$1,869,668	23.3%	29.5%
2022	0	0	0.0%	29.2%	$0.00	$0	0.0%	29.5%
2023	1	12,998	4.2%	33.4%	$25.31	$328,979	4.1%	33.6%
2024	0	0	0.0%	33.4%	$0.00	$0	0.0%	33.6%
2025	0	0	0.0%	33.4%	$0.00	$0	0.0%	33.6%
2026	2	12,641	4.0%	37.4%	$26.16	$330,646	4.1%	37.7%
2027	3	126,047	40.3%	77.8%	$25.75	$3,245,427	40.4%	78.2%
2028 & Beyond	1	58,501	18.7%	96.5%	$26.00	$1,521,026	18.9%	97.1%
Management Office(4)	0	8,899	2.8%	99.3%	$26.00	$231,374	2.9%	100.0%
Building Amenities(5)	0	2,050	0.7%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(6)	16	312,529	100.0%		$25.85	$8,027,118	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The # of Tenants Rolling and SF Rolling for 2017 and 2018 each include one antenna lease totaling one SF. The rental income attributable to such antenna leases has been excluded from UW Base Rent PSF Rolling, Total UW Base Rent Rolling, Approx. % of Total Rent Rolling and Approx. Cumulative % of Total Rent Rolling as it is included in Total Other Income in Cash Flow Analysis below.

(4)	Management Office reflects space leased by Rugby Realty as its corporate headquarters; rental income attributable to this space is offset in Vacancy & Credit Loss in Cash Flow Analysis below.

(5)	Building Amenities includes the 300 Lighting Way Property’s fitness center and shared-building teleconference center, both of which have no attributable rental income.

(6)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and building amenities.

The Market. The 300 Lighting Way Property is located within the Harmon Meadows complex in Secaucus, New Jersey, approximately five miles west of Midtown Manhattan. Primary access to the area is provided by the New Jersey Turnpike, a major north/south arterial, which connects to State Route 3 near the 300 Lighting Way Property. Secondary access to the 300 Lighting Way Property is provided by State Routes 17 and 21. Public transportation is provided by the nearby NJTransit Secaucus Junction Station, which is approximately two miles from the 300 Lighting Way Property. Additionally, a designated NJTransit bus stop located immediately outside of the 300 Lighting Way Property on Mill Creek Drive provides access to the Port Authority in Manhattan. Newark Liberty International Airport is located approximately 13 miles south of the 300 Lighting Way Property.

According to a third party market report provider, the 300 Lighting Way Property is located in the Northern New Jersey office market. As of the fourth quarter in 2016, the Northern New Jersey office market contained 363,737,578 SF of office space with a market vacancy of 13.8% and asking rents of $24.83 PSF. The 300 Lighting Way Property is located in the Meadowlands Office submarket. As of the fourth quarter in 2016, the Meadowlands Office submarket contained 8,891,664 SF of office space with a submarket vacancy of 14.2% and asking rents of $24.52 PSF. Additionally, the 300 Lighting Way Property is located within the Harmon Meadows office micromarket within the Meadowlands Office submarket, which contained 2,224,431 SF with a market vacancy of 7.6% and asking rents of $27.47 PSF. Approximately 1.6 million SF of new office product is under construction in the Northern New Jersey office market as of the fourth quarter of 2016; however, none the new construction is taking place in the Meadowlands Office submarket where the 300 Lighting Way Property is located.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the 300 Lighting Way Property is 14,200, 275,037 and 1,262,849, respectively. The estimated 2017 median household income within a one-, three- and five-mile radius of the 300 Lighting Way Property is $81,542, $56,311 and $86,242, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

MSC 2017-H1	300 Lighting Way

The following table presents recent leasing data at competitive office buildings with respect to the 300 Lighting Way Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Rent Steps PSF
56 Livingston Avenue Roseland, NJ	1980	A	433,945	Connell Foley LLP	70,197	June 2017	16.3	$28.35	$0.50
Broadacres Office Park Broad Street Bloomfield, NJ	1972-1978	A	392,870	GEI Consultants	4,557	August 2016	5.1	$23.50	$0.50
Atrium 3 500 Plaza Drive Secaucus, NJ	1985	A	461,461	MCM Products USA, Inc.	5,120	July 2016	10.5	$32.50	$0.50
Atrium 3 500 Plaza Drive Secaucus, NJ	1985	A	461,461	Send Word Now	8,135	May 2016	7.4	$31.80	$0.50
Metropolitan Center One Meadowlands Plaza East Rutherford, NJ	1986	A	421,719	Ameream	15,059	November 2015	10.0	$34.50	$0.50
Park 80 West Plaza I & II 250 Pehle Avenue Saddle Brook, NJ	1972; 1980	A	493,856	JP Morgan	13,633	April 2015	10.0	$26.50	Fixed

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 300 Lighting Way Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$1,920,127	$4,065,412	$3,740,608	$8,027,118	$25.68
Total Recoveries(2)	$214,727	$359,669	$350,211	$542,159	$1.73
Total Other Income(3)	$72,826	$135,737	$136,331	$250,081	$0.80
Less Vacancy & Credit Loss(4)	$0	$0	$0	($881,936)	($2.82)
Effective Gross Income	$2,207,680	$4,560,818	$4,227,150	$7,937,422	$25.40
Total Operating Expenses	$1,274,444	$2,461,886	$2,417,443	$2,733,446	$8.75
Net Operating Income	$933,236	$2,098,932	$1,809,707	$5,203,976	$16.65
Capital Expenditures	$0	$0	$0	$78,132	$0.25
TI/LC	$0	$0	$0	$423,665	$1.36
Net Cash Flow	$933,236	$2,098,932	$1,809,707	$4,702,179	$15.05

Occupancy %(1)	48.5%	56.8%	64.5%	90.0%
NOI DSCR(5)	0.50x	1.12x	0.96x	2.77x
NCF DSCR(5)	0.50x	1.12x	0.96x	2.50x
NOI Debt Yield(5)	2.2%	4.9%	4.3%	12.2%
NCF Debt Yield(5)	2.2%	4.9%	4.3%	11.1%

(1)	UW Gross Potential Rent and UW Occupancy % are higher than their respective historical figures due to a $20.8 million investment by the 300 Lighting Way Borrower into the repositioning of the 300 Lighting Way Property and the subsequent lease up which increased occupancy from 48.5% at the time of acquisition in July 2014 to 100.0% leased as of April 23, 2017. The 300 Lighting Way Borrower executed new, renewal or expansion leases with each of the 16 tenants at the 300 Lighting Way Property and any outstanding rent abatements related to such leases were deposited into escrow on the origination date of the 300 Lighting Way Mortgage Loan. As of the Cut-off Date, all tenants are in occupancy at the 300 Lighting Way Property with the exception of Safilo USA, Inc. which is completing the build out of its space and is expected to take occupancy on June 1, 2017; on the origination date, all outstanding tenant improvements and leasing commissions related to the Safilo USA, Inc. lease were deposited into escrow by the 300 Lighting Way Borrower along with a separate $5.5 million holdback which is required to be released upon, among other conditions, Safilo USA, Inc. taking possession of its space. Additionally, UW Gross Potential Rent includes contractual rent increases through June 1, 2018 for seven tenants totaling $180,466 as well as average contractual rent increases during the term of the 300 Lighting Way Mortgage Loan for one tenant, Yusen Logistics (rated Baa3 by Moody’s), totaling $7,866.

(2)	Total Recoveries include operating expenses recoveries, electric recoveries, real estate tax recoveries and café recoveries.

(3)	Total Other Income includes parking garage income and antenna income.

(4)	UW Vacancy & Credit Loss includes an offset for $231,374 of rental income included in UW Gross Potential Rent which is related to the space leased by Rugby Realty at the 300 Lighting Way Property for its corporate headquarters

(5)	Debt service coverage ratios and debt yields are based on the 300 Lighting Way Mortgage Loan.

Escrows and Reserves. The 300 Lighting Way Mortgage Loan documents provide for upfront reserves in the amount of $5,500,000 for the Safilo USA, Inc. holdback (as defined below), $2,833,592 for outstanding tenant improvements and leasing commissions related to Safilo USA, Inc., and $2,899,137 for outstanding rent abatements for five tenants (to be disbursed in each month in which a rent abatement period applies in lieu of the rent that would have been due absent such rent abatement period). The 300 Lighting Way Borrower is required to deposit into escrow monthly: (i) 1/12th of the annual estimated real estate taxes (only if there is an event of default that has occurred or is continuing); (ii) from and after the expiration of the insurance policies in effect on the origination date, 1/12th of the annual estimated insurance premiums (unless the 300 Lighting Way Borrower maintains an acceptable blanket policy), (iii) $6,511 for replacements and repairs, provided that the obligation to make such deposits is suspended during any period that the balance held in escrow equals or exceeds $234,396 (approximately 36 monthly deposits) and (iv) $26,044 for future tenant improvements and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	300 Lighting Way

leasing commissions (the “Rollover Reserve”), provided that the obligation to make such deposits is suspended during any period that the balance of the Rollover Reserve equals or exceeds $937,587 (approximately 36 monthly deposits, excluding any lease termination payments).

In the event that (i) (A) Yusen Logistics does not provide notice for the renewal of its lease on or before July 31, 2020 and (B) NYK Line provides notice for the termination of its lease on or prior to July 31, 2021 and (ii) the debt service coverage ratio (excluding the Yusen Logistics and NYK Line spaces) for the 300 Lighting Way Property is less than 1.15x (inclusive of the 300 Lighting Way Mezzanine Loan), the 300 Lighting Way Borrower is required to deposit all excess cash flow from the 300 Lighting Way Property into the NYK Line/Yusen reserve. Additionally, the 300 Lighting Way Borrower is required to deposit all NYK Line lease termination payments into the NYK Line/Yusen reserve upon receipt. Deposits into the NYK Line/Yusen reserve of all excess cash flow from the 300 Lighting Way Property are required to continue until such time that the balance held in escrow in the NYK Line/Yusen reserve equals or exceeds (a) in the first 12 months following the initiation of deposits of excess cash flow into the NYK Line/Yusen reserve, $50 PSF on the combined space to be vacated by Yusen Logistics and NYK Line and (b) anytime thereafter, $70 PSF on the combined space to be vacated by Yusen Logistics and NYK Line. Provided that no event of default is then continuing, the lender is required to make monthly disbursements from the NYK Line/Yusen reserve for tenant improvement and leasing commission obligations incurred by the 300 Lighting Way Borrower with respect to the leasing of the space vacated by Yusen Logistics and NYK Line. In the event (1) the 300 Lighting Way Property achieves a debt yield equal to or exceeding 7.5% (inclusive of the 300 Lighting Way Mezzanine Loan) and (2) no Cash Sweep Period (as defined below) is then continuing, the lender is required to disburse the balance held in escrow in the NYK Line/Yusen reserve to the 300 Lighting Way Borrower’s operating account.

On the origination date, the 300 Lighting Way Borrower deposited into escrow $5,500,000 into for the Safilo USA, Inc. holdback reserve. The lender is required to disburse to the 300 Lighting Way Borrower the balance held in escrow for the Safilo USA, Inc. holdback reserve provided that (i) on the date that a written request is received by lender from the 300 Lighting Way Borrower for the release of the Safilo USA, Inc. holdback reserve and on the date such disbursement is to be made (A) no event of default has occurred and is continuing, (B) Safilo USA, Inc. has delivered a tenant estoppel certificate satisfactory to the lender indicating that Safilo USA, Inc. has either taken possession of its space at the 300 Lighting Way Property or that it has accepted such space pursuant to the Safilo USA, Inc. lease and (C) no default or event of default has occurred and is continuing pursuant to the Safilo USA, Inc. lease, (ii) the 300 Lighting Way Borrower has delivered an officer’s certificate certifying that the aforementioned conditions have been satisfied and (iii) on the date that a written request is received by the lender from the 300 Lighting Way Borrower for the release of the Safilo USA, Inc. holdback reserve and on the date such disbursement is to be made, the 300 Lighting Way Property achieves a net operating income debt yield equal to or exceeding 9.0% (inclusive of the 300 Lighting Way Mezzanine Loan).

Lockbox and Cash Management. The 300 Lighting Way Mortgage Loan provides for a hard lockbox and in place cash management. All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied, provided that no event of default is continuing under the 300 Lighting Way Mortgage Loan, on each monthly payment date to pay debt service on the 300 Lighting Way Mortgage Loan, fund the required reserves deposits as described above under “Escrows and Reserves”, pay debt service on the 300 Lighting Way Mezzanine Loan and, during the continuance of a Cash Sweep Period is continuing, pay monthly operating expenses; all excess cash flow then remaining will be disbursed in the following order (i) to the NYK Line/Yusen reserve when and as required and (ii) (a) during the continuance of a Cash Sweep Period, to the lender to be held as additional collateral for the 300 Lighting Way Mortgage Loan or (b) if no Cash Sweep Period is then continuing, to the 300 Lighting Way Borrower’s operating account.

A “Cash Sweep Period” will commence on the earliest to occur of (i) an event of default, (ii) the insolvency of the 300 Lighting Way Borrower or the property manager or (iii) the commencement of a Low DSCR Period (as defined below).

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters in which the debt service coverage ratio for the 300 Lighting Way Property is less than 1.15x (inclusive of the 300 Lighting Way Mezzanine Loan) and ending on the last day of any two consecutive calendar quarters thereafter where the debt service coverage ratio for the 300 Lighting Way Property is greater than or equal to 1.20x (inclusive of the 300 Lighting Way Mezzanine Loan).

Mezzanine Loan and Preferred Equity. Simultaneous to the origination of the 300 Lighting Way Mortgage Loan, a mezzanine loan in the original principal amount of $10,500,000 was made to 300 Lighting Mez Member, LLC by Barclays Bank PLC (the “300 Lighting Way Mezzanine Loan”) which is secured by 100.0% of the direct equity interest in the 300 Lighting Way Borrower. An intercreditor agreement is in place with respect to the 300 Lighting Way Mortgage Loan and the 300 Lighting Way Mezzanine Loan. The 300 Lighting Way Mezzanine Loan was transferred to KDF REIT Investments, LLC on April 24, 2017.

Release of Property. Not permitted.

Terrorism Insurance. The 300 Lighting Way Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 300 Lighting Way Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 300 Lighting Way Property and 12 months of business interruption insurance with a six-month extended period of indemnity, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. See “Risk Factors−Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	Selig Portfolio

Mortgage Loan No. 8 – Selig Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	Selig Portfolio

Mortgage Loan No. 8 – Selig Portfolio

Selig Portfolio
1 Fourth & Blanchard Seattle, WA
2 635 Elliott Seattle, WA
3 645 Elliott Seattle, WA
4 Fifth & Jackson Seattle, WA
5 North Tower - 100 West Harrison Seattle, WA
6 200 West Thomas Seattle, WA
7 South Tower - 100 West Harrison Seattle, WA
Queen Anne
West Lake
Lake Union
Capitol Hill
SEATTLE
Midtown
First Hill
Downtown
Yesler Terrace
International District
Pioneer Square
Puget Sound
Elliott Bay
Seattle Center
Space Needle
Key Arena
Pacific Science Ctr.
Kinnear Park
Myrtle Edwards Park
Denny Park
Thomas Street Park
Freeway Park
Waterfront Park
Kobe Terrace Park
Rizal Park
Volunteer Park
Lakeview Place
Bellevue Place
Broadway Market
Seattle Central Comm. College
Bobby Morris Playfield
PIKE-PINE CORRIDOR
Seattle University
Swedish Medical Center
Virginia Mason Medical Ctr.
Harborview Medical Center
Amazon Headquarters
Amazon South Lake Union Campus
The Bill & Melinda Gates Foundation
ALASKAN WAY VIADUCT TUNNEL (Under Construction)
Westlake Center
Pacific Place
RETAIL CORRIDOR
Paramount Theatre
Wash. State Conv. Center
The 5th Avenue Theater
Benaroya Hall
PIKE PLACE MARKET
Seattle Aquarium
The Seattle Great Wheel
Tillicum Village
Bell Harbor International Conference Center
Argosy Univ. - Seattle
Columbia Center
CenturyLink Field
Safeco Field
iHeart Media
Clear Channel
F5 Networks
Etubics Corp.
Omeros Corportion
Genelex Corp., CTI BioPharm
SOUNDER - EVERETT/SEATTLE LINE
MONORAIL
University Link
Central Link Light Rail
SEATTLE-VICTORIA FERRY
SEATTLE-BRIDGEMONT
SEATTLE-BAINBRIDGE ISLAND
SEATTLE-BREMERTON
SEATTLE-VASHON
Sea-Tac Intl. Airport 13 Miles
Marysville
Everett
Shoreline
SEATTLE
Redmond
Kirkland
Bellevue
Renton
Kent
Federal Way
Auburn
TACOMA
Lakewood
CASCADE RANGE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	Selig Portfolio

Mortgage Loan No. 8 – Selig Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset/Portfolio:	Portfolio
Original Balance(1)(2):	$41,936,855			Location:	Seattle, Washington
Cut-off Date Balance(1)(2):	$41,936,855			General Property Type:	Office
% of Initial Pool Balance:	3.8%			Detailed Property Type:	CBD
Loan Purpose(2):	Recapitalization			Title Vesting:	Fee
Sponsors:	Selig Family Holdings, LLC and Martin Selig			Year Built/Renovated:	Various/Various
Mortgage Rate(2):	5.1550%			Size:	1,083,198 SF
Note Date(2):	5/2/2017			Cut-off Date Balance PSF(1):	$221
First Payment Date(2):	6/6/2017			Maturity Date Balance PSF(1):	$221
Maturity Date(2):	5/6/2024			Property Manager:	MSRE Management, L.L.C. (borrower-related)
Original Term to Maturity(2):	84 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period(2):	84 months			UW NOI:	$23,038,304
Seasoning(2):	1 month			UW NOI Debt Yield(1):	9.6%
Prepayment Provisions(3):	LO (25); DEF (55); O (4)			UW NOI Debt Yield at Maturity(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.72x
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$21,964,101 (2/28/2017 TTM)
Additional Debt Balance(2):	$197,000,000			2nd Most Recent NOI:	$21,636,402 (12/31/2016)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$19,359,518 (12/31/2015)
Reserves(4)				Most Recent Occupancy(5)(6):	93.5% (4/4/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	94.5% (12/31/2016)
RE Tax:	$0	$154,704	N/A	3rd Most Recent Occupancy(6):	92.9% (12/31/2015)
Insurance:	$0	$13,739	N/A	Appraised Value (as of):	$416,800,000 (1/6/2017)
Recurring Replacements:	$0	$22,553	N/A	Cut-off Date LTV Ratio(1):	57.3%
TI/LC:	$0	$135,316	N/A	Maturity Date LTV Ratio(1):	57.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1)(2):	$41,936,855	100.0%	Closing Costs:	$328,192	0.8%
			Return of Equity:	$41,608,663	99.2%
Total Sources:	$41,936,855	100.0%	Total Uses:	$41,936,855	100.0%

(1)	The Selig Portfolio Mortgage Loan is part of the Selig Portfolio Whole Loan which is comprised of three pari passu promissory notes in the aggregate original principal amount of $238,936,855. Promissory Note A-1 in the original principal amount of $100,000,000 and Promissory Note A-2 in the original principal amount of $97,000,000 were contributed to the GSMS 2014-GC22 securitization trust and the CGCMT 2014-GC23 securitization trust, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are based on the Selig Portfolio Whole Loan.

(2)	The Selig Portfolio Mortgage Loan represents the one-time additional pari passu debt permitted under the original $197,000,000 loan (the “Selig Portfolio Original Loan”) which was originated by Goldman Sachs Mortgage Company on April 24, 2014 and that accrues interest at a rate of 4.6080%. See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)”, and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(3)	The lockout period for the Selig Portfolio Whole Loan was amended upon the execution of the closing of the additional pari passu debt to end upon the second anniversary of the date on which the entire Selig Portfolio Whole Loan has been securitized.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent Occupancy includes Mondress Monaco Parr Lockwood PLLC, with a signed lease commencing August 1, 2017 for 4,223 SF at the Fourth & Blanchard property that is not currently in occupancy. Most Recent Occupancy does not include Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property, which will be vacating in December 2017 and EVO Media which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

(6)	The increase from 3rd Most Recent Occupancy to 2nd Most Recent Occupancy is primarily driven by the 645 Elliott property occupancy increasing from 60.0% in November 2014 to 95.5% in July 2016. The signing of Amazon Corporate LLC’s lease for 100.0% of the net rentable area of the 635 Elliott property in November 2014 generated interest from a variety of technology and service companies in the neighboring 645 Elliott property, including the signing of Expedia Inc. in June 2016 for 38,044 SF.

The Mortgage Loan. The eighth largest mortgage loan (the “Selig Portfolio Mortgage Loan”) is part of a whole loan (the “Selig Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $238,936,855, all of which are secured by a first priority fee mortgage encumbering seven office buildings located in Seattle, Washington (the “Selig Portfolio Properties”). Promissory Note A-3, in the original principal amount of $41,936,855, represents the Selig Portfolio Mortgage Loan and will be included in the MSC 2017-H1 securitization trust. Promissory Note A-1 in the original principal amount of $100,000,000 and Promissory Note A-2 in the original principal amount of $97,000,000 (the “Selig Portfolio Non-Serviced Pari Passu Companion Loans”) were contributed to the GSMS 2014-GC22 securitization trust and the CGCMT 2014-GC23 securitization trust, respectively. The Selig Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the GSMS 2014-GC22 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The Selig Portfolio Mortgage Loan represents the one-time additional pari passu debt permitted (the “Additional Permitted Debt”) under the original $197,000,000 loan (the “Selig Portfolio Original Loan”) which was originated by

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Goldman Sachs Mortgage Company on April 24, 2014 and that accrues interest at a rate of 4.6080%. The Selig Portfolio Original Loan permitted additional one-time pari passu fixed-rate debt that is co-terminous with the Selig Portfolio Original Loan, provided that the Selig Portfolio Borrower (as defined below) meet certain conditions at the time of the origination of the Additional Permitted Debt including, but not limited to, (i) an aggregate loan-to-value ratio (as calculated under the Selig Portfolio Original Loan documents) of no more than 60.0%, (ii) a debt service coverage ratio (as calculated under the Selig Portfolio Original Loan documents) for the twelve-month period immediately preceding such fiscal quarter end must be equal to or greater than 1.65x, (iii) the debt yield (as calculated under the Selig Portfolio Original Loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter must be no less than 9.57%, (iv) the lender of the Additional Permitted Debt enters into a co-lender agreement with the lender of the Selig Portfolio Original Loan and (v) rating agency confirmation that the related securities would not be downgraded. The Selig Portfolio Borrower met all conditions set forth in the Selig Portfolio Original Loan to obtain the Selig Portfolio Mortgage Loan as the Additional Permitted Debt. The proceeds of the Selig Portfolio Mortgage Loan were used to pay approximately $0.3 million of closing costs and recapitalize the Selig Portfolio Borrower.

The Borrower and the Sponsors. The borrower is SREH 2014 LLC (the “Selig Portfolio Borrower”), a single purpose Delaware limited liability company with two independent directors. Legal counsel to the Selig Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Selig Portfolio Mortgage Loan. The non-recourse carve-out guarantors for the Selig Portfolio Whole Loan are Selig Family Holdings, LLC and Martin Selig, jointly and severally.

The sponsor of the Selig Portfolio Whole Loan is Martin Selig, the principal and founder of Martin Selig Real Estate, and Selig Family Holdings, LLC. Martin Selig Real Estate was founded in 1958 and is a privately-held company in the commercial real estate industry in Washington state. Martin Selig Real Estate is headquartered in Seattle, Washington and owns a portfolio of more than 4 million SF of Seattle commercial office space across 27 buildings.

The Properties. The Selig Portfolio Properties consist of the fee interests in three Class A, one Class A/B and three Class B office buildings, totaling 1,083,198 SF within three submarkets of the Seattle, Washington central business district. The largest asset in the Selig Portfolio Whole Loan is Fourth & Blanchard, representing 36.9% of the allocated cut-off date balance of the Selig Portfolio Whole Loan and 34.6% of the UW NCF. The Fourth & Blanchard property is 91.1% leased as of April 2017 to over 80 tenants in a variety of industries including technology, law and medical companies. Collectively, the second and third largest assets in the Selig Portfolio Whole Loan, 635 Elliot and 645 Elliot respectively, represent an aggregate 38.0% of the allocated cut-off date balance of the Selig Portfolio Whole Loan and 39.0% of UW NCF. The mid-rise towers are connected by a sculpture garden and accessed through an underground parking garage. Constructed in 2009, located along the waterfront of the Queen Anne/Magnolia Seattle submarket, the 635 Elliot property is entirely leased to Amazon Corporate LLC and the 645 Elliot property is 99.2% leased to six tenants in a variety of industries. No other individual property accounts for more than 12.3% of the portfolio cut-off date balance or 12.7% of the UW NCF.

The following table presents certain information relating to the Selig Portfolio Properties:

Property Name/Location	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance	Occupancy(2)	Year Built / Renovated	Net Rentable Area (SF)(3)	Appraised Value(4)	UW NOI	Allocated Cut- off Date LTV
Fourth & Blanchard 2101 Fourth Avenue Seattle, Washington, 98121	$88,073,515	36.9%	91.1%	1979 / N/A	406,693	$155,000,000	$7,711,706	56.8%
635 Elliott 635 Elliott Avenue West Seattle, Washington, 98119	$51,226,432	21.4%	100.0%	2009 / N/A	190,936	$92,500,000	$5,226,042	55.4%
645 Elliott 645 Elliott Avenue West Seattle, Washington, 98119	$39,543,211	16.5%	99.2%	2009 / N/A	144,797	$66,000,000	$4,144,795	59.9%
Fifth & Jackson 418 South Jackson Street Seattle, Washington, 98104	$29,357,838	12.3%	100.0%	2002 / N/A	144,338	$51,000,000	$2,853,854	57.6%
North Tower – 100 West Harrison 413 1st Avenue West Seattle, Washington, 98119	$10,724,598	4.5%	79.1%	1972 / 2003	65,743	$17,900,000	$915,229	59.9%
200 West Thomas 200 West Thomas Street Seattle, Washington, 98119	$10,185,372	4.3%	89.5%	1974 / 2003	64,594	$17,700,000	$1,237,238	57.5%
South Tower – 100 West Harrison 401 1st Avenue West Seattle, Washington, 98119	$9,825,889	4.1%	81.3%	1970 / 2003	66,097	$16,700,000	$949,440	58.8%
Total/Wtd. Avg.	$238,936,855	100.0%	93.5%		1,083,198	$416,800,000	$23,038,304	57.3%

(1)	Based on the Selig Portfolio Whole Loan.

(2)	Occupancy includes Mondress Monaco Parr Lockwood PLLC, with a signed lease commencing August 1, 2017 for 4,223 SF at the Fourth & Blanchard property that is not currently in occupancy. Occupancy does not include Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property, which will be vacating in December 2017 and EVO Media which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

(3)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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(4)	Based on the appraisal for each of the Selig Portfolio Properties.

The following table presents certain information relating to the leases at the Selig Portfolio Properties:

Tenant Summary(1)
Tenant Name/Location	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of Portfolio SF	Annual UW Base Rent	% of Total Portfolio Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenant(4)
Amazon Corporate LLC 635 Elliott	NR/Baa1/AA-	190,936	17.6%	$4,821,134	17.1%	$25.25	11/30/2019(5)
Sound Transit Fifth & Jackson	AA+/Aa1/AA+	60,282	5.6%	$1,648,440	5.8%	$27.35	2/29/2020(6)
Expedia, Inc. 645 Elliott	BBB-/Ba1/BBB-	38,044	3.5%	$1,407,628	5.0%	$37.00	12/31/2019(7)
Clear Channel Communications 645 Elliott	NR/NR/NR	37,699	3.5%	$1,287,262	4.6%	$34.15	3/31/2026(8)
Rover.com Fourth & Blanchard	NR/NR/NR	34,859	3.2%	$1,013,077	3.6%	$29.06	12/31/2019(9)
Summit Law Group, PLLC Fifth & Jackson	NR/NR/NR	30,386	2.8%	$1,033,124	3.7%	$34.00	12/31/2022(10)
EMD Millipore Corporation 645 Elliott	NR/NR/NR	27,731	2.6%	$978,987	3.5%	$35.30	11/30/2021(11)
Dept. of Labor & Industries Fifth & Jackson	AA+/Aa1/AA+	27,665	2.6%	$774,620	2.7%	$28.00	9/30/2022(12)
Windstar Cruises, LLC Fourth & Blanchard	NR/NR/NR	26,142	2.4%	$716,931	2.5%	$27.42	8/31/2020(13)
Skykick, Inc. 200 West Thomas	NR/NR/NR	24,485	2.3%	$726,210	2.6%	$29.66	3/31/2027(14)
Major Tenant Total		498,229	46.0%	$14,407,412	51.1%	$28.92
Other Tenants(15)		514,758	47.5%	$13,784,991	48.9%	$27.11
Total Occupied Space(16)		1,012,987	93.5%	$28,192,402	100.0%	$28.00
Vacant Space(17)		70,211	6.5%
Total/Wtd. Avg.		1,083,198	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF excludes vacant spaces and 6,194 SF of sponsor occupied spaces.

(4)	Major Tenants ordered by Tenant SF.

(5)	Amazon Corporate LLC has two, 5-year renewal options.

(6)	Sound Transit has two, 5-year renewal options for 54,729 SF of space and one, 5-year renewal option for 5,553 SF of space. Sound Transit has the option to terminate its lease for 54,729 SF of space at any time by giving the landlord at least nine months’ prior notice and paying a termination fee equivalent to the unamortized portion of costs incurred by the landlord pursuant to its lease such as architectural fees, tenant improvement costs and broker commissions.

(7)	Expedia, Inc. has two, 5-year renewal options.

(8)	Clear Channel Communications has two, 5-year renewal options. Clear Channel Communications disclosed in its quarterly financial statements for the period ended March 31, 2017 that there is substantial doubt as to its ability to continue as a going concern for a period within 12 months following May 4, 2017 due to uncertainty around its ability to service its debt obligations and to fund its operations and capital expenditures.

(9)	Rover.com has one, 5-year renewal option. Rover.com may cancel its lease at any time between September 14, 2017 and April 13, 2018 with nine months prior notice.

(10)	Summit Law Group, PLLC has two, 5-year renewal options.

(11)	EMD Millipore Corporation has two, 5-year renewal options.

(12)	Dept. of Labor & Industries has one, 5-year renewal option.

(13)	Windstar Cruises, LLC has one, 5-year renewal option. Windstar Cruises, LLC has the right to terminate its lease for 20,664 SF with six months prior written notice with the payment of a termination fee equal to all unamortized costs plus four months of the then current monthly rent. Windstar Cruises, LLC has the right to terminate its lease for 5,478 SF with nine months prior written notice with the payment of a termination fee equal to all unamortized costs plus two months of the then current monthly rent.

(14)	Skykick, Inc. has one, 3-year renewal option.

(15)	Other Tenants include Mondress Monaco Parr Lockwood PLLC (Fourth & Blanchard; 4,223 SF) with a signed lease commencing August 1, 2017.

(16)	Total Occupied Space includes 6,194 SF of sponsor occupied space.

(17)	Vacant Space includes Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property which will be vacating December 2017 and EVO Media which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

Major Tenants.

Amazon Corporate LLC (190,936 SF, 17.6% of NRA, 17.1% of underwritten rent). Amazon Corporate LLC (“Amazon”) (NASDAQ: AMZN) leases 100.0% of the space at the 635 Elliott property, totaling 190,936 SF. The lease commenced November 2014 and has a lease expiration date of November 2019 with two 5-year extension options remaining. Amazon, upon notice from the Selig Portfolio Borrower of the receipt of a bona fide offer to purchase the 635 Elliott property, has the option to purchase the 635 Elliott property upon the same terms and conditions as the third-party offer upon written notice to the Selig Portfolio Borrower within 15 days of receiving notice of such offer from the Selig Portfolio Borrower. The tenant’s right of first refusal does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Amazon is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now a Fortune 100 company and one of the largest online retailers in the world. Amazon has reported that it increased operating income from approximately $178.0 million in 2014 to $4.2 billion in 2016 with net sales of approximately $136.5 billion in 2016. As of August 2016, Amazon reportedly occupied 34 buildings consisting of approximately 8.5 million SF in Seattle, most of which is located in the South Lake Union and Lower Queen Anne neighborhood, which collectively serves as their world headquarters. Amazon, the second largest office employer in Seattle, employs approximately 22,000 people in the city.

Sound Transit (60,282 SF, 5.6% of NRA, 5.8% of underwritten rent). Sound Transit leases 60,282 SF at the Fifth & Jackson property. Sound Transit has been in occupancy at the Fifth & Jackson property since November of 2009 when it originally occupied 5,277 SF, and has since expanded five times between 2010 and 2014 to its current 60,282 SF, with all leases expiring in February 2020. Sound Transit has two 5-year renewal options and the option to terminate its lease at any time upon at least nine months’ prior notice to the landlord and payment of a termination fee. The termination fee is equivalent to the unamortized portion of costs incurred by the landlord pursuant to its lease such as architectural fees, tenant improvement costs and broker commissions.

Sound Transit, the Central Puget Sound Regional Transit Authority, was created in 1993 pursuant to Washington State legislation, as a special-purpose metropolitan municipal corporation. Sound Transit is responsible for the construction and operation of high-capacity public transportation systems within its district. Sound Transit has to date implemented 83 miles of commuter rail service providing nine daily round-trips between downtown Seattle and Tacoma – five of which continue further south to Lakewood. To the north, South Transit provides four daily round-trips between Seattle and Everett, serving approximately two million annual passenger trips in total. Additionally, Sound Transit has implemented 26 express bus routes with a fleet of 280 buses, a 1.6-mile light rail line in Tacoma serving one million annual passengers and a light rail service on 15.8 miles of double track from downtown Seattle to Sea-Tac Airport. Sound Transit reported that in 2015 it primarily generated revenue from approximately $838.4 million of non-operating revenues including local taxes, $72.0 million in operating revenues inclusive of passenger fares and $136.1 million in federal, state and local grants.

Expedia, Inc. (38,044 SF, 3.5% of NRA, 5.0% of underwritten rent). Expedia, Inc. (“Expedia”) (NASDAQ: EXPE) leases 38,044 SF at the 645 Elliott property. The lease commenced June 2016 and has a lease expiration date of December 2019 with two 5-year extension options remaining. Expedia is an online travel company which has a portfolio of brands including Expedia.com, Hotels.com and Orbitz Worldwide among others that collectively provide customers access to over 350,000 properties, over 1.2 million online bookable vacation rental listings in 200 countries via desktop, mobile and alternative distribution offerings. Expedia reported 2016 revenue of $8.8 billion and 2016 operating income of $461.7 billion.

The following table presents certain information relating to the lease rollover schedule at the Selig Portfolio Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(5)	5	7,641	0.7%	0.7%	$21.01	$30,401	0.1%	0.1%
2017	11	23,624	2.2%	2.9%	$23.25	$549,273	1.9%	2.1%
2018	27	82,745	7.6%	10.5%	$25.48	$2,108,598	7.5%	9.5%
2019(6)	32	392,812	36.3%	46.8%	$27.49	$10,797,564	38.3%	47.8%
2020	19	131,929	12.2%	59.0%	$27.04	$3,567,926	12.7%	60.5%
2021	23	122,123	11.3%	70.2%	$27.71	$3,383,625	12.0%	72.5%
2022	19	150,990	13.9%	84.2%	$30.26	$4,568,231	16.2%	88.7%
2023(7)	4	26,118	2.4%	86.6%	$30.47	$795,874	2.8%	91.5%
2024	3	12,821	1.2%	87.8%	$29.44	$377,440	1.3%	92.9%
2025	0	0	0.0%	87.8%	$0.00	$0	0.0%	92.9%
2026	1	37,699	3.5%	91.3%	$34.15	$1,287,262	4.6%	97.4%
2027	1	24,485	2.3%	93.5%	$29.66	$726,210	2.6%	100.0%
Thereafter	0	0	0.0%	93.5%	$0.00	$0	0.0%	100.0%
Vacant(8)	0	70,211	6.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	145	1,083,198	100.0%		$28.00	$28,192,402	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Certain tenants may have multiple leases that are combined for purposes of this rollover schedule.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and 6,194 SF of sponsor occupied space.

(5)	MTM includes 6,194 SF of Sponsor occupied space.

(6)	2019 SF Rolling is, in part, due to the expiration of the Amazon lease which comprises 100.0% of the net rentable square footage at the 635 Elliott property, totaling 190,936 SF. The lease commenced November 2014 and has a lease expiration date of November 2019 with two 5-year extension options remaining.

(7)	Includes Mondress Monaco Parr Lockwood PLLC, with a signed lease commencing August 1, 2017 for 4,223 SF at the Fourth & Blanchard property that is not currently in occupancy.

(8)	Vacant space includes Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property, which will be vacating December 2017, and EVO Media, which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

The Market. According to the appraisals, the Selig Portfolio Properties are located within three submarkets of Seattle’s central business district, which contains approximately 47.3 million SF of office space with a direct vacancy level of 6.1% as of the third quarter of 2016. The Seattle central business district recorded 2.9 million SF of office leasing activity in the first three quarters of 2016 and approximately 1.5 million SF of absorption in the third quarter of 2016. The Fifth & Jackson property is located in the Pioneer Square / Waterfront submarket, the Fourth & Blanchard property is located in the Belltown/Denny Regrade submarket and the remaining five Selig Portfolio Properties are located in the Lower Queen Anne / Lake Union submarket. The sub-market vacancy rates range between 1.5% and 6.7% and the weighted average sub-market vacancy for the Selig Portfolio Properties is 3.3%. The appraiser concluded that each of the properties’ in-place rent is below market and on a weighted average basis is 13.9% below market. The Selig Portfolio Properties compete with office properties of similar location, type and class, which vary across the Selig Office Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

MSC 2017-H1	Selig Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Selig Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	2/28/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$17,876,699	$23,808,783	$25,327,350	$25,786,077	$30,205,721	$27.89
Total Recoveries	$329,358	$846,069	$940,737	$966,261	$1,662,422	$1.53
Other Income	$294,749	$282,235	$412,927	$364,428	$297,899	$0.28
Parking Income	$1,633,859	$2,161,969	$2,793,307	$2,948,066	$2,948,066	$2.72
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,625,075)	($2.42)
Effective Gross Income	$20,134,664	$27,099,056	$29,474,321	$30,064,832	$32,489,033	$29.99
Total Operating Expenses	$7,448,555	$7,739,538	$7,837,919	$8,100,731	$9,450,729	$8.72
Net Operating Income(2)	$12,686,110	$19,359,518	$21,636,402	$21,964,101	$23,038,304	$21.27
Capital Expenditures	$0	$0	$0	$0	$217,286	$.20
TI/LC	$0	$0	$0	$0	$3,204,260	$2.96
Net Cash Flow	$12,686,110	$19,359,518	$21,636,402	$21,964,101	$19,616,758	$18.11

Occupancy %(3)	89.3%	92.9%	94.5%	93.5%	91.8%
NOI DSCR(4)	1.11x	1.70x	1.90x	1.93x	2.02x
NCF DSCR(4)	1.11x	1.70x	1.90x	1.93x	1.72x
NOI Debt Yield(4)	5.3%	8.1%	9.1%	9.2%	9.6%
NCF Debt Yield(4)	5.3%	8.1%	9.1%	9.2%	8.2%

(1)	UW Gross Potential Rent includes grossed up vacant space per the appraiser’s concluded market rents by space type, income from Mondress Monaco Parr Lockwood PLLC (Fourth & Blanchard; 4,223 SF) with a signed lease commencing August 1, 2017, approximately $762,986 of contractual rent steps through April 30, 2018, and approximately $762,986 of straight line contractual rent increases through expiration for two investment grade tenants: Amazon and Sound Transit.

(2)	The increase from 2014 Net Operating income to 2015 Net Operating Income is primarily due to the signing of Amazon’s lease for 100.0% of the net rentable area of the 635 Elliott Property in November 2014.

(3)	2/28/2017 TTM Occupancy includes Mondress Monaco Parr Lockwood PLLC (Fourth & Blanchard; 4,223 SF) with a signed lease commencing August 1, 2017 that is not currently in occupancy. 2/28/2017 TTM Occupancy does not include Blink Interactive, currently occupying 8,551 SF at the Fourth & Blanchard property, which will be vacating in December 2017 and EVO Media which is currently occupying 715 SF at the Fourth & Blanchard property on a month to month basis.

(4)	The debt service coverage ratios and debt yields are based on the Selig Portfolio Whole Loan.

Escrows and Reserves. On each due date, the Selig Portfolio Borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period which currently equates to $154,704, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period which currently equates to $13,739, (iii) a tenant improvement and leasing commissions reserve in the amount of $135,316 which has a balance as of the closing date of the Selig Portfolio Mortgage Loan of $1,393,638 and (iv) a capital expenditure reserve in the amount of $22,553 which has a current balance as of the closing date of $567,590.

Lockbox and Cash Management. The Selig Portfolio Whole Loan is structured with a hard lockbox and in place cash management. The Selig Portfolio Whole Loan documents require the Selig Portfolio Borrower to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the Selig Portfolio Borrower or the property manager be deposited into the lockbox account within one business day after receipt. All amounts in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Prior to the occurrence of a Trigger Period (as defined below), or an event of default all funds in the lockbox account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be distributed to the Selig Portfolio Borrower. During a Trigger Period or an event of default, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and used to pay debt service, required reserves and operating expenses, with all remaining amounts retained in an excess cash flow reserve account. So long as no event of default is continuing, all amounts in the excess cash flow reserve account are required to be swept into the cash management account on the first due date after which the Selig Portfolio Borrower delivers evidence reasonably satisfactory to the lender that no Trigger Period is then continuing.

A “Trigger Period” will commence upon the earlier of (i) the end of any fiscal quarter in which the net operating income (as calculated under the loan documents) of the Selig Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is less than $15,087,022 (as adjusted to account for property releases) and (ii) the Selig Portfolio Borrower’s failure to deliver the required annual, quarterly and monthly financial reports. A Trigger Period will expire, with regard to clause (i), as of the end of the second consecutive fiscal quarter in which the net operating income of the Selig Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than $15,087,022; and with respect to clause (ii), when such financial reports are delivered and indicate that no Trigger Period is continuing pursuant to clause (i).

Additional Secured Indebtedness (not including trade debts). The Selig Portfolio Properties also secure the Selig Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $197,000,000 and were previously securitized in GSMS 2014-GC22 and CGCMT-GC23. The Selig Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at a rate of 4.6080%. The holders of the Selig Portfolio Mortgage Loan and the Selig Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Selig Portfolio Whole Loan. Each note of the Selig Portfolio Whole Loan shall be of equal priority with interest and principal applied on a pro rata and pari passu basis with interest allocated in accordance with the amount of interest accrued. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Fixed rate mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the loan agreement for the Selig Portfolio Whole Loan to a direct owner of the Selig Portfolio Borrower that is secured by a pledge of direct equity

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

MSC 2017-H1	Selig Portfolio

interests in the Selig Portfolio Borrower (a “Permitted Mezzanine Loan”) so long as (i) the aggregate loan-to-value ratio (as calculated under the loan documents) does not exceed 58.8%; (ii) the aggregate debt yield (as calculated under the loan documents) for the twelve-month period immediately preceding the most recent fiscal quarter end is at least 9.57%; (iii) the aggregate debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding such most recent fiscal quarter end is at least 2.05x; (iv) no event of default has occurred and is continuing under any of the loan documents; (v) the lender has received evidence that the Permitted Mezzanine Loan has no adverse effect on the bankruptcy status of the Selig Portfolio Borrower under the rating agency requirements, and a new non-consolidation opinion; (vi) the lender receives all items reasonably required to evaluate and approve of the Permitted Mezzanine Loan, including current rent rolls, operating statements and financial statements; (vii) the lender determines that there has been no material adverse change in the condition, financial, physical or otherwise, of any of the Selig Portfolio Properties or the Selig Portfolio Borrower from and after the origination date; (viii) the Selig Portfolio Borrower has executed amendments to the loan documents reasonably required by the lender to reflect the existence of such Permitted Mezzanine Loan and the lender has received enforceability and due authorization opinions with respect thereto; (ix) the Selig Portfolio Borrower pays all reasonable out of pocket costs and expenses incurred by the lender; (x) rating agency confirmation has been obtained, (xi) the lender under the Permitted Mezzanine Loan shall have entered into an intercreditor agreement satisfactory to the lender and (xii) the lender has otherwise approved the terms and documentation of such loan.

Release of Property. Following the lockout period, the Selig Portfolio Borrower is permitted to obtain the release of any individual property provided that among other conditions (i) no event of default is continuing; (ii) rating agency confirmation has been received with respect to the related defeasance; (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents, after giving effect to the Selig Portfolio Mortgage Loan and Permitted Mezzanine Loan if outstanding) for the remaining Selig Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.05x and (b) the debt service coverage ratio immediately prior to the release; and (iv) the Selig Portfolio Whole Loan has been defeased by an amount equal to the Release Amount (as defined below).

The “Release Amount” means in connection with a property release, an amount equal to the greater of (i) 90.0% of the net sales proceeds with respect to such Selig Portfolio Property and (ii) (a) in the case of the 635 Elliott property, the 645 Elliott property, the Fourth & Blanchard property and the Fifth & Jackson property, 125.0% of their respective allocated loan amounts and (b) in the case of the North Tower – 100 West Harrison Street property, the South Tower – 100 West Harrison property and the 200 West Thomas property, 115.0% of their respective allocated loan amounts.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Selig Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Selig Portfolio Properties, provided, however, that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be modified, amended or extended) or substantially similar program is not in effect, the Selig Portfolio Borrower will not be required to pay annual terrorism insurance premiums greater than two times the premium for a stand-alone policy for only the Selig Portfolio Properties. The loan documents also require business interruption insurance covering the 18-month period following the occurrence of a casualty event. See “Risk Factors – Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

MSC 2017-H1	Magnolia Hotel Denver

Mortgage Loan No. 9 – Magnolia Hotel Denver

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

MSC 2017-H1	Magnolia Hotel Denver

Mortgage Loan No. 9 – Magnolia Hotel Denver

Magnolia Hotel Denver
818 17th Street
Denver, CO 80202
DENVER
LoDo
Downtown
Highland
City of Cuernavaca Park
Denver Skate Park
Commons Park
Centennial Park
Elitch Gardens
Pepsi Center
Coors Field
Union Station
LARIMER SQUARE
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Univ. of Colorado at Denver
Community College of Denver
Colorado Center for the Performing Arts
Colorado Convention Center
Uptown
Civic Center
Civic Center Park
Capitol Hill
State Capitol
Lincoln Park
Sunken Gardens Park
Lawson Park
South Platte River
Cherry Creek
Speer Blvd.
W. Colfax Ave.
E. Colfax Ave.
Broadway
16TH STREET MALL
RTD LIGHT RAIL
Broomfield
Thornton
Westminster
Northglenn
Arvada
Commerce City
Wheat Ridge
DENVER
Golden
Lakewood
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Parker
Denver International Airport

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

MSC 2017-H1	Magnolia Hotel Denver

Mortgage Loan No. 9 – Magnolia Hotel Denver

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Denver, CO 80202
Cut-off Date Balance(1):	$39,960,145			General Property Type:	Hospitality
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee(6)
Sponsor:	H. Stevens Holtze III			Year Built/Renovated:	1911/1995, 2015
Mortgage Rate:	5.2700%			Size:	297 Rooms
Note Date:	5/9/2017			Cut-off Date Balance per Room(1):	$181,637
First Payment Date:	6/6/2017			Maturity Date Balance per Room(1):	$168,628
Maturity Date:	5/6/2022			Property Manager:	Stevens Holtze Corporation (borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information(1)
IO Period:	0 months			UW NOI:	$6,381,945
Seasoning:	1 month			UW NOI Debt Yield(1):	11.8%
Prepayment Provisions(2):	LO (25); DEF (30); O (5)			UW NOI Debt Yield at Maturity(1):	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.58x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$6,500,194 (3/31/2017 TTM)
Additional Debt Balance(3):	$13,986,051			2nd Most Recent NOI:	$6,239,735 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	$2,579,085 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	72.2% (3/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	70.8% (12/31/2016)
RE Tax:	$0	$65,371	N/A	3rd Most Recent Occupancy:	59.6% (12/31/2015)
Insurance(5):	$90,712	Springing	N/A	Appraised Value (as of)(8):	$95,600,000 (4/1/2018)
Recurring Replacements:	$0	$58,785	N/A	Cut-off Date LTV Ratio(1)(8):	56.4%
PIP Reserve:	$2,224,206	$0	N/A	Maturity Date LTV Ratio(1)(8):	52.4%
Seasonality:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$54,000,000	100.0%	Loan Payoff(9):	$33,601,105	62.2%
			Preferred Equity Payoff:	$12,305,984	22.8%
			Return of Equity:	$4,758,195	8.8%
			Reserves:	$2,314,918	4.3%
			Closing Costs:	$1,019,799	1.9%
Total Sources:	$54,000,000	100.0%	Total Uses:	$54,000,000	100.0%

(1)	The Magnolia Hotel Denver Mortgage Loan is part of the Magnolia Hotel Denver Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Magnolia Hotel Denver Whole Loan.

(2)	Defeasance of the Magnolia Hotel Denver Whole Loan is permitted at any time after the earlier of (i) May 9, 2020 and (ii) two years from the closing date of the securitization that includes the last Magnolia Hotel Denver Whole Loan promissory note to be securitized. The assumed lockout period of 25 payments is based on the expected closing date of this transaction in June 2017.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The $90,712 escrowed at origination of the Magnolia Hotel Denver Mortgage Loan for initial insurance reserves was subsequently returned to the Magnolia Hotel Denver Borrower on May 10, 2017 due to an existing blanket insurance policy for the Magnolia Hotel Denver Property being in place.

(6)	A portion of the Magnolia Hotel Denver Property consists of a leasehold interest in commercial space (totaling approximately 6,269 SF) located in a non-contiguous third-party owned building (which building does not constitute collateral for the Magnolia Hotel Denver Mortgage Loan). The Magnolia Hotel Denver Borrower leases the commercial space for use as a ballroom at a current annual rent of approximately $175,000 pursuant to a lease that expires on July 31, 2023.

(7)	See “—Operating History and Underwritten Net Cash Flow” below for discussion of the increase in NOI since 2015.

(8)	Appraised Value represents, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon, the “when complete” prospective market value of $95,600,000 as of April 1, 2018 based on the completion of the currently ongoing work associated with a property improvement plan at the Magnolia Hotel Denver Property, for which $2,224,206 was reserved at loan origination. The “as is” appraised value, as of March 13, 2017, of $91,500,000 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Magnolia Hotel Denver Whole Loan of 59.0% and 54.7%, respectively.

(9)	The prior loan secured by the Magnolia Hotel Denver Property matured on May 6, 2017 and was refinanced by the Magnolia Hotel Denver Whole Loan on May 9, 2017. The Magnolia Hotel Denver Borrower was not required to pay default interest on the prior loan for the period between maturity of the prior loan and origination of the Magnolia Hotel Denver Whole Loan.

The Mortgage Loan. The ninth largest mortgage loan (the “Magnolia Hotel Denver Mortgage Loan”) is part of a whole loan (the “Magnolia Hotel Denver Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $54,000,000, all of which are secured by a first priority fee mortgage encumbering a full service hospitality property known as the Magnolia Hotel Denver in Denver, Colorado (the “Magnolia Hotel Denver Property”). Promissory Notes A-1 and A-2, in the aggregate original principal amount of $40,000,000, represent the Magnolia Hotel Denver

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

MSC 2017-H1	Magnolia Hotel Denver

Mortgage Loan. Promissory Note A-3, in the original principal amount of $14,000,000, represents the serviced companion loan (the “Magnolia Hotel Denver Serviced Pari Passu Companion Loan”). Promissory Note A-3 is currently being held by Citi Real Estate Funding Inc. and is expected to be contributed to one or more future securitization trusts, either by CREFI or any purchaser of Note A-3 from CREFI. The Magnolia Hotel Denver Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Magnolia Hotel Denver Whole Loan were used to pay off a previous mortgage loan of approximately $33.6 million secured by the Magnolia Hotel Denver Property, redeem approximately $12.3 million of preferred equity secured by the ownership interest in the Magnolia Hotel Denver Property, fund approximately $2.3 million of upfront reserves, pay approximately $1.0 million of closing costs and return approximately $4.8 million of equity to the Magnolia Hotel Denver Borrower. The previous mortgage loan secured by the Magnolia Hotel Denver Property, which had a maturity date of May 6, 2017, was included in the GSMS 2007-GG10 transaction.

The Borrower and the Sponsor. The borrower is HEP-Denver, Ltd. (the “Magnolia Hotel Denver Borrower”), a Colorado limited partnership, structured to be bankruptcy remote with two independent directors. The Magnolia Hotel Denver Borrower’s limited partner is Elizabeth Holtze 2012 Family Trust (52.0% ownership) and general partner is Magnolia Denver GP, LLC, a Delaware limited liability company (48.0% ownership).

Magnolia Denver GP, LLC is 100% owned by HBI-Denver, Ltd. HBI-Denver, Ltd. is collectively held by Stevens Holtze Real Estate Holding Co., LLLP (44.0% ownership), H. Stevens Holtze III (28.8% ownership), Elizabeth Holtze (13.8% ownership), six individuals (none of which have more than a 10.0% ownership) and Holtze Brothers Development Co. (1.0% ownership). H. Stevens Holtze III is the sponsor and non-recourse carve-out guarantor of the Magnolia Hotel Denver Mortgage Loan.

H. Stevens Holtze III is the founder of Stout Street Hospitality as well as Steve Holtze Corporation. Stout Street Hospitality was formed in 1993 to acquire and renovate historically significant buildings into Magnolia-branded full-service boutique hotels, and the company now counts five Magnolia locations in its portfolio (Houston, Dallas, Omaha, St. Louis, and Denver).

The Property. The Magnolia Hotel Denver Property consists of a 297-key full-service, boutique lodging facility situated on a 0.36-acre parcel. The Magnolia Hotel Denver Property constitutes a main hotel parcel, as well as seven commercial condominium units (the “Magnolia Hotel Denver Condo Component”) located in the adjacent and attached Stout Street Parking Garage building, which building is comprised of 18 total condominium units, in addition to a leasehold interest in commercial space in the building across the street from the hotel that is utilized as a ballroom and expires on July 31, 2023. The Magnolia Hotel Denver Property was originally the American National Bank building, which was built in 1911 and is currently listed on the National Register of Historic Places. After acquiring the building in 1993, the sponsor invested approximately $13.8 million to open the 246-key Holtze Executive Place in August 1995. The sponsor then re-opened the asset in 2003 as the Magnolia Hotel Denver Property.

The Magnolia Hotel Denver Property features 297 rooms, a restaurant and bar (“Harry’s Bar & Grill”), a lounge (“The Lounge”), a coffee shop and 9,030 SF of meeting space. Harry’s Bar & Grill is located adjacent to the lobby and serves three meals a day and cocktails. In addition, The Lounge, located on the lower level, offers an evening cocktail reception. Other amenities of the hotel include complimentary car service to surrounding downtown areas, a 24-hour fitness center, a business center, a billiards room and a library. In addition, parking at the Magnolia Hotel Denver Property is available only by valet service. The Magnolia Hotel Denver Property has the non-exclusive right to use 119 parking spaces in the garage condominium units in the connected Stout Street Parking Garage for its valet operations under a Declaration of Parking Easement and Agreement entered into in 1997 with the owner of such garage condominium units.

The Magnolia Hotel Denver Property underwent an approximately $14.0 million ($47,138/key) renovation in 2015-2016 that included dividing a contingent of the suites into two full guestrooms, thereby increasing the hotel’s room count by 51 units. Following the renovation, the hotel still features 103 suites that range from 400 to 1,025 SF, with over half of the suites offering 700 SF. Complete renovations of all of the guestrooms were also completed at that time, including new bathrooms in the additional units and in the guestrooms that had not received bathroom upgrades during the prior 2013-2014 renovations. As a result of the $14.0 million renovation, a significant number of guestrooms were taken offline during 2015, thereby causing disruption to the hotel operations during that time and extending to a few months after.

The Magnolia Hotel Denver Property operated as an independent hotel prior to August 2016, at which point it entered into a franchise agreement with Starwood Hotels & Resorts (“Starwood”) to become a member of Starwood’s Tribute Portfolio. According to the franchise agreement, the Magnolia Hotel Denver Property will operate as an affiliate of Starwood until the completion of the currently ongoing work associated with a property improvement plan, which is expected to occur in October 2017. As an affiliate of Starwood, the Magnolia Hotel Denver Property is integrated into Starwood’s reservation and marketing systems and is a member of the Starwood Preferred Guest Program. Commencing October 2017 or the date on which the work associated with the property improvement plan is completed, it is anticipated that the hotel will officially open as a Tribute Portfolio hotel and pay a marketing fee of 3.5% and a licensee fee equal to 3.0% in the first year, 4.0% in the second year, and 5.0% in each year thereafter. The term of the franchise agreement is 20 years from the opening date of the Magnolia Hotel Denver Property as a Tribute Portfolio hotel and the expiration would be October 2037 based on an estimated opening date of October 2017.

In connection with the franchise agreement, Starwood is funding $2.5 million in a key money loan to the Magnolia Hotel Denver Borrower to be amortized over the term of the franchise agreement, so long as the Magnolia Hotel Denver Borrower operates the Magnolia Hotel Denver Property (which is currently operated as a Starwood-affiliated hotel) in full compliance with the franchise agreement and opens as a Tribute Portfolio hotel. The franchise agreement requires the key money to be paid in two equal installments. The first payment of $1.25 million has already been disbursed from Starwood to the Magnolia Hotel Denver Borrower and the second payment of $1.25 million will be disbursed within 45 days of the Magnolia Hotel Denver Property officially opening as a Tribute Portfolio hotel. In the event the Magnolia Hotel Denver Property does not open as a Tribute Portfolio hotel by October 1, 2017, Starwood may terminate the franchise agreement and the Magnolia Hotel Denver Borrower would be required to repay a portion of the key money funding within 30 days of termination. In addition, if the Magnolia Hotel Denver Borrower determines that the Magnolia Hotel Denver Property’s underwritable cash flow would increase if the franchise agreement were terminated, the Magnolia Hotel Denver Borrower may terminate such agreement on the fifth anniversary of the opening date of the Mortgaged Property as a Tribute Portfolio Hotel by, among other things: (i) paying the unamortized portion of the key money funding and other amounts due; (ii) performing certain post-termination obligations (including, but not limited to, paying all amounts owed to Starwood resulting from the termination and removing the hotel from Starwood’s marketing and reservation system, ceasing all usage of Starwood’s trademarks, brand features, etc.); and (iii) fully defeasing the Magnolia Hotel Denver Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

MSC 2017-H1	Magnolia Hotel Denver

More specific information about the Magnolia Hotel Denver Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set			Magnolia Hotel Denver Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(2)	72.3%	$160.51	$115.99	75.8%	$166.10	$125.54	104.9%	103.5%	108.6%
2014(3)	75.9%	$177.91	$135.04	83.3%	$174.45	$145.33	109.8%	98.1%	107.6%
2015(3)(4)	78.1%	$185.40	$144.88	59.6%	$177.21	$105.54	76.3%	95.6%	72.8%
2016(3)	78.8%	$187.39	$147.58	70.8%	$178.23	$126.12	89.8%	95.1%	85.5%
3/31/2017 TTM(3)	78.9%	$187.57	$147.94	72.2%	$180.50	$130.37	91.5%	96.2%	88.1%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Magnolia Hotel Denver Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set includes Crowne Plaza Denver, Autograph Collection The Brown Palace Hotel & Spa, Marriott Denver City Center, Grand Hyatt Denver, Sheraton Hotel Denver, Warwick Denver Hotel, Westin Denver Downtown, Doubletree The Curtis, The Oxford Hotel, Holiday Inn Express Denver Downtown, Courtyard Denver Downtown, Kimpton Hotel Monaco Denver, Hotel Teatro, The Jet Hotel, Hyatt Regency Denver Convention Center, Residence Inn Denver City Center, Embassy Suites Denver Downtown Convention Center, Hilton Garden Inn Denver Downtown, Hampton Inn & Suites Denver Downtown Convention Center, Homewood Suites Denver Downtown Convention Center and Renaissance Denver Downtown City Center Hotel

(3)	The competitive set includes Marriott Denver City Center, Warwick Denver Hotel, Westin Denver Downtown, Doubletree The Curtis, Kimpton Hotel Monaco Denver, Hotel Teatro, Residence Inn Denver City Center and Renaissance Denver Downtown City Center Hotel

(4)	See “—Operating History and Underwritten Net Cash Flow” below for discussion of the Magnolia Hotel Denver Property performance since 2015.

The Magnolia Hotel Denver Condo Component, comprised of seven condominium units owned and used by the Magnolia Hotel Denver Borrower, is located in the adjacent Stout Street Parking Garage, which is comprised of 18 total condominium units. The remaining 11 condominium units are owned by a third party. The Stout Street Parking Garage constitutes two structures located at 1635 Stout Street and 1620 Champa Street, which are integrated via sky bridges and with additional access available via the alley that extends between the two buildings. The Stout Street Parking Garage is also connected to the hotel tower on multiple levels, as portions of the parking garage are used as part of the hotel’s operation. There are no related condominium expenses (including insurance premiums) or special assessments as the condominium’s common areas are incorporated within each respective unit and are therefore the responsibility of each unit’s owners. The Magnolia Hotel Denver Condo Component units are used as the sponsor’s corporate offices, the hotel’s fitness center, hotel offices, storage and ground-level parking. The related condominium association is governed by a board of directors that includes three directors, one of whom is elected by the Magnolia Hotel Denver Borrower. The Magnolia Hotel Denver Borrower owns an approximate 24.47% interest in the condominium association and does not have control over the condominium board. However, although the condominium documents contemplate the Stout Street Parking Garage condominium being operated by a condominium association, the Magnolia Hotel Denver Borrower and the owner of the remaining units within the Stout Street Parking Garage condominium have informally been operating the condominium with each other.

The Market. The Magnolia Hotel Denver Property is located in Denver’s Central Business District in Colorado on the corner of 17th Street and Stout Street. The Magnolia Hotel Denver Property is located in close proximity to the Colorado Convention Center. The Colorado Convention Center is currently approximately 769,000 SF but received an approval from the City of Denver to expand in 2015. The approximately $700 million expansion is expected to add up to 80,000 SF of flexible meeting and ballroom space, over 100,000 SF of new pre-function space that will include a 50,000 SF outdoor terrace to be located on the roof of the Colorado Convention Center, and substantial technology upgrades. According to a local visitor’s bureau website, the expansion is expected to be completed in 2019. In addition to the convention center’s proposed expansion, according to the appraisal, the recent completion of the Union Station redevelopment project has provided additional entertainment, lodging, and dining options to Downtown Denver, which is anticipated to support leisure activity throughout the entire Downtown area.

The Magnolia Hotel Denver Property also benefits from a variety of tourism and leisure attractions in the area. The peak season for tourism in the area is June through August. However, hotels benefit from ski-related demand in late December through mid-March as well. Leisure demand generators include Coors Field, Pepsi Center, Sports Authority Field at Mile High, 16th Street Mall, and Denver Center for the Performing Arts. Special events also play a role during key weekends, such as concerts, sporting events, and festivals. Additionally, the Magnolia Hotel Denver Property is within walking distance from the Metropolitan State University of Denver which has approximately 20,700 students. The Denver International Airport is located approximately 16 miles northeast of the Magnolia Hotel Denver Property.

According to the appraisal, the Magnolia Hotel Denver Property has the following market segmentation mix- commercial (38.0%), meeting and group (28.0%), and leisure (34.0%). Major firms in the market area include CIBER, Cisco Systems, MapQuest, Oracle, Sun Microsystems, IBM Dish Network Corporation, and Level 3 Communications. The government sector is well represented by the State Capitol, City and County offices, and State and Federal courthouses located in Downtown Denver. These government entities, as well as area law firms and government-related contractors, generate demand for area hotels.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Magnolia Hotel Denver Property is 39,415, 220,675 and 470,931, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Magnolia Hotel Denver Property is $92,340, $85,926 and $86,611, respectively.

According to an industry report as of March 2017, the Magnolia Hotel Denver Property is part of the Denver, Colorado lodging market. As of March 2017, the Denver, Colorado lodging market contained a total of 326 hotels with a lodging inventory of 45,427 rooms. Trailing twelve months through March 2017, the Denver, Colorado lodging market achieved an aggregate occupancy level of 73.3% with an ADR of $128.15, reflecting an overall RevPAR of $93.88, up 3.5% over the previous corresponding trailing 12-month period, driven exclusively by strong ADR growth.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

MSC 2017-H1	Magnolia Hotel Denver

According to the appraisal, seven hotels totaling 1,437 keys have recently opened or are expected to come online by the first quarter of 2019 which are expected to share similarities with the Magnolia Hotel Denver Property but are not expected to be fully competitive given their locations with respect to demand generator and price point compared to the Magnolia Hotel Denver Property. The majority of the new supply is projected, by the appraiser, as having competitiveness ranges from 30.0% to 50.0%, with one being at 70.0%. The appraiser considers the 223-key AC by Marriott to be 70.0% competitive with the Magnolia Hotel Denver Property. AC by Marriott, which is expected to be completed by September 2017, will be located approximately 0.2 miles from the Magnolia Hotel Denver Property. Furthermore, three of the seven hotels are located over one mile away from the Magnolia Hotel Denver Property and are part of the Union Station redevelopment.

Primary competitive properties to the Magnolia Hotel Denver Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Magnolia Hotel Denver Property(1)	297	72%	28%	71.0%	$178.23	$126.47
Kimpton Monaco Hotel Denver	189	80%	20%	80.0-85.0%	$210.00-$220.00	$170.00-$180.00
Renaissance Denver Downtown City Center	230	75%	25%	70.0-75.0%	$200.00-$210.00	$150.00-$160.00
Courtyard by Marriott Denver Downtown	177	80%	20%	75.0-80.0%	$200.00-$210.00	$160.00-$170.00
Residence Inn by Marriott Denver City Center	228	95%	5%	75.0-80.0%	$180.00-$190.00	$140.00-$150.00
Hotel Teatro	110	75%	25%	75.0-80.0%	$240.00-$250.00	$190.00-$200.00
Curtis DoubleTree Hotel	336	60%	40%	75.0-80.0%	$170.00-$180.00	$130.00-$140.00
Total/Wtd. Avg.	1567	75%	25%	77.5%	$192.01	$148.86

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Magnolia Hotel Denver Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Magnolia Hotel Denver Property:

Cash Flow Analysis
	2013	2014	2015(1)	2016	3/31/2017 TTM(2)	UW(2)	UW per Room	UW Budget(3)	UW Budget per Room
Occupancy(4)	75.8%	83.3%	59.6%	70.8%	72.2%	72.2%		77.6%
ADR(4)	$166.10	$174.45	$177.21	$178.23	$180.50	$180.50		$180.44
RevPAR(4)	$125.94	$145.33	$105.54	$126.12	$130.37	$130.37		$140.03

Rooms Revenue	$11,308,250	$13,049,131	$9,476,700	$13,709,963	$14,132,901	$14,132,901	$47,586	$15,180,255	$51,112
Food & Beverage	$2,951,059	$3,086,081	$2,549,114	$2,883,944	$2,647,639	$2,541,487	$8,557	$2,550,865	$8,589
Other Income(5)	$601,714	$635,487	$631,149	$885,257	$940,998	$841,020	$2,832	$881,495	$2,968
Total Revenue	$14,861,023	$16,770,699	$12,656,963	$17,479,164	$17,721,538	$17,515,408	$58,974	$18,612,615	$62,669
Total Expenses(3)	$9,871,156	$10,539,312	$10,077,878	$11,239,429	$11,221,344	$11,133,463	$37,486	$12,201,905	$41,084
Net Operating Income	$4,989,867	$6,231,387	$2,579,085	$6,239,735	$6,500,194	$6,381,945	$21,488	$6,410,710	$21,585
FF&E	$593,110	$670,103	$506,682	$699,470	$709,399	$700,616	$2,359	$744,505	$2,507
Net Cash Flow	$4,396,757	$5,561,284	$2,072,403	$5,540,265	$5,790,795	$5,681,329	$19,129	$5,666,205	$19,078

NOI DSCR	1.39x	1.74x	0.72x	1.74x	1.81x	1.78x		1.79x
NCF DSCR	1.23x	1.55x	0.58x	1.54x	1.61x	1.58x		1.58x
NOI Debt Yield	9.2%	11.6%	4.8%	11.6%	12.0%	11.8%		11.9%
NCF Debt Yield	8.2%	10.3%	3.8%	10.3%	10.7%	10.5%		10.5%

(1)	The decrease in 2015 Total Revenue and Net Operating Income was primarily due to a $14.0 million renovation that took place at the Magnolia Hotel Denver Property during the year, which took hotel rooms offline and caused disruption to hotel operations.

(2)	The UW Net Cash Flow was underwritten based on the 3/31/2017 TTM Occupancy, ADR, and RevPAR and an interim franchise fee of 2.0% and marketing fee of 3.5%.

(3)	The UW Budget represents projected increased revenue and expenses at the Magnolia Hotel Denver Property as budgeted by the Magnolia Hotel Denver Borrower. The UW Budget Occupancy and ADR figures reflect the projection provided by the Magnolia Hotel Denver Borrower. The UW Budget Total Expenses include the fully stepped up contractual franchise fee of 5.0% and marketing fee of 3.5%. The UW Budget Net Operating Income and Net Cash Flow were not utilized in the calculation of any loan metrics for the Magnolia Hotel Denver Mortgage Loan. There is no assurance that any projected increases in occupancy, room rates or income will be realized.

(4)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by the Magnolia Hotel Denver Borrower. The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Magnolia Hotel Denver Property are attributable to variances in reporting methodologies and/or timing differences.

(5)	Other Income includes parking, telecommunications related revenue, attrition fees, cancellation fees, vending income, and other miscellaneous income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

MSC 2017-H1	Magnolia Hotel Denver

Escrows and Reserves. The Magnolia Hotel Denver Borrower deposited in escrow $90,712 for insurance premiums at loan origination (which amount was subsequently returned to the Magnolia Hotel Denver Borrower on May 10, 2017) and is required to escrow monthly 1/12 of the annual estimated tax payments, which currently equates to $65,371, and if the liability or casualty policy maintained by the Magnolia Hotel Denver Borrower covering the Magnolia Hotel Denver Property (or any portion thereof) does not constitute an approved blanket or umbrella policy under the Magnolia Hotel Denver Mortgage Loan agreement, or the lender requires the Magnolia Hotel Denver Property to obtain a separate policy, 1/12 of the annual estimated insurance premiums. The Magnolia Hotel Denver Borrower deposited in escrow $2,224,206 into a PIP reserve and is required to deposit monthly for furniture, fixtures and equipment 1/12 of an amount equal to 4% of the greater of (i) annual gross revenues from the immediately preceding calendar year as reasonably determined by the lender and (ii) the projected annual gross revenues for the calendar year in which the monthly payment date occurs as set forth in the approved annual budget; provided, that if as of the applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the payment will be determined by the lender in its reasonable discretion (the “FF&E Reserve”). On each monthly payment date during the Seasonality Debt Yield Trigger Period (as defined below), the Magnolia Hotel Denver Borrower is required to deposit with the lender an amount equal to the Seasonality Reserve Monthly Deposit (as defined below).

A “Seasonality Debt Yield Trigger Period” means the period (i) beginning on the date that the lender determines that the debt yield is less than 10.0%, and (ii) ending on the date upon which the lender determines that the debt yield is equal to or greater than 10.0% for one calendar quarter.

A “Seasonality Reserve Monthly Deposit” is an amount equal to 110.0% of the quotient of (x) the aggregate amount by which operating income for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x as calculated under the Magnolia Hotel Denver Mortgage Loan agreement (“Negative Monthly Amount”) for the twelve (12) month period, divided by (y) the number of months for which there is no Negative Monthly Amount.

Lockbox and Cash Management. The Magnolia Hotel Denver Mortgage Loan provides for a hard lockbox and springing cash management. During the continuance of a Cash Management Trigger Event (as defined below), funds in the lockbox account are required to be transferred to the cash management account once every business day. All funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Magnolia Hotel Denver Mortgage Loan, to disburse the monthly operating expenses referenced in the approved annual budget, to fund the required reserve deposits as described above under “—Escrows and Reserves,” to pay for any extraordinary expenses approved by the lender and, during the continuance of a Cash Management Trigger Event, to deposit the remainder into an account to be held by the lender as additional security for the Magnolia Hotel Denver Mortgage Loan. Provided no event of default has occurred or is continuing under the Magnolia Hotel Denver Mortgage Loan and no Cash Management Trigger Event is continuing, the remainder is required to be disbursed to the Magnolia Hotel Denver Borrower.

A “Cash Management Trigger Event” will occur: (i) upon an event of default under the Magnolia Hotel Denver Mortgage Loan; (ii) upon any bankruptcy action involving the Magnolia Hotel Denver Borrower, the franchisor, or the property manager; (iii) upon the debt yield falling below 8.0%, as of any date of determination; (iv) if a License Agreement Trigger Event (as defined below) occurs; or (v) if a License Renewal Trigger Event (as defined below) occurs. A Cash Management Trigger Event will continue until: in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender; in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Magnolia Hotel Denver Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Magnolia Hotel Denver Borrower’s, the guarantor’s, or the property manager’s monetary obligations; in regard to clause (iii) above, the date the debt yield based on the trailing 12-month period is greater than or equal to 8.5% for one calendar quarter; in regard to clause (iv) above, the occurrence of a cure event with respect to a License Agreement Trigger Event; and in regard to clause (v) above, the occurrence of a License Renewal Event (as defined below).

A “License Agreement Trigger Event” will occur upon: (i) the Magnolia Hotel Denver Borrower being in default under any management/license agreement or franchise agreement (each such agreement, a “License Agreement”) beyond applicable notice and cure periods; (ii) the Magnolia Hotel Denver Borrower or any licensor giving notice that it is terminating any License Agreement; (iii) any termination or expiration of any License Agreement and/or any such agreement failing to be in full force and effect; (iv) any bankruptcy or similar insolvency of any licensor; (v) the Magnolia Hotel Denver Property failing to be operated, “flagged” and/or branded pursuant to any License Agreement; and (vi) any permit applicable to any License Agreement ceasing to be in full force in effect.

A “License Renewal Trigger Event” will be deemed to occur if a License Renewal Event does not occur on or before the date 12 months prior to the expiration of the then applicable term of the License Agreement.

A “License Renewal Event” will occur upon the lender’s receipt of evidence that (i) the License Agreement has been extended or a replacement or new qualified franchise agreement has been entered into, in each case, for a term expiring no earlier than three years after the maturity date of the Magnolia Hotel Denver Mortgage Loan, (ii) such License Agreement (as so extended) is in full force and effect with no defaults thereunder, (iii) to the extent a property improvement plan (“PIP”) is required in connection with the foregoing, (A) the deposit of the corresponding PIP deposit into the PIP reserve account or (B) the sum of the PIP excess cash amount and amounts on deposit in the PIP reserve account is at least 115% of the costs of the related PIP work (excluding any duplicative FF&E expenses included in the PIP work) and (iv) a comfort letter has been delivered from the applicable licensor.

Additional Secured Indebtedness (not including trade debts). The Magnolia Hotel Denver Property also secures the Magnolia Hotel Denver Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $13,986,051. The promissory note evidencing the Magnolia Hotel Denver Serviced Pari Passu Companion Loan accrues interest at the same rate as the Magnolia Hotel Denver Mortgage Loan. The Magnolia Hotel Denver Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Magnolia Hotel Denver Serviced Pari Passu Companion Loan. The initial holders of the Magnolia Hotel Denver Mortgage Loan and the Magnolia Hotel Denver Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Magnolia Hotel Denver Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Magnolia Hotel Denver Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

MSC 2017-H1	150 West Main Street

Mortgage Loan No. 10 – 150 West Main Street

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

MSC 2017-H1	150 West Main Street

Mortgage Loan No. 10 – 150 West Main Street

150 West Main Street

Floor	Suites
21	Exec. Conference Room 2,000 SF; Kaufman & Canoles 8,187 SF 7/2022
20	Kaufman & Canoles 23,470 SF 7/2022
19	Kaufman & Canoles 23,470 SF 7/2022
18	Kaufman & Canoles 7,676 SF 7/2022; Vacant 2,250 SF; Vacant 1,745 SF; Willis of Va, Inc. 4,258 SF 2/2017; Robert Half 2,587 SF 5/2018; Wall Einhorn 5,631 SF 8/2026
17	Wilbanks, Smith & Thomas 11,060 SF 12/2021; Fort Norfolk 1,053 SF 6/2020; Stanton Partners 2,041 SF 4/2022; Vacant 5,393 SF; Vacant 2,116 SF; CoStar 2,737 SF 10/2019
16	T. Parker 20,773 SF 12/2026; Mercer 3,596 SF 11/2029; Vacant 2,794 SF
15	Crenshaw 14,367 SF 5/2022; Vacant 3,573 SF; Vacant 6,868 SF
14	Suntrust 24,050 SF 12/2025
12	Wall Einhorn 27,748 SF 8/2026
11	CBRE 18,760 SF 12/2020; Vacant 5,281 SF
10	Parking Garage
9	Parking Garage
8	Parking Garage
7	Parking Garage
6	Parking Garage
5	Parking Garage
4	Parking Garage
3	Parking Garage
2	Parking Garage
1	The Bistro 4,200 SF; Main Lobby; Suntrust 5,060 SF 2/2025

Vacant | Not Part of Collateral | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

MSC 2017-H1	150 West Main Street

Mortgage Loan No. 10 – 150 West Main Street

NORFOLK
Old Dominion University
Ted Constant Convocation Center
Bud Metheny Baseball Facility
Lambert's Point Golf Course
NORFOLK SOUTHERN RAILROAD YARD
Jeff Robinson Park
WILLIAMSTON-WOODLAND HISTORIC DISTRICT
Ghent
Ghent Square
Sentara Norfolk Gen. Hospital
Eastern Virginia Medical School
ELMWOOD CEMETERY
Midtown Tunnel
PORTSMOUTH MARINE TERMINALS
Fort Norfolk
TIDE LIGHT RAIL
Harrison Opera House
Chrysler Museum of Art
NEON DISTRICT
Scope Arena
Chrysler Hall
Granby Theater
Roper Performing Arts Ctr.
The NorVa
Wells Theatre
MacArthur Center
USS Wisconsin
Nauticus
Town Point Park
Downtown
Waterside District
Elizabeth River
Naval Medical Center Portsmouth
Harbor Park Stadium
NORFOLK AMTRAK
Norfolk State University
Norfolk Intl. Airport 10 miles
150 West Main Street
150 West Main Street
Norfolk, VA 23510
Berkley Bridge
Berkley
Olde Towne
Renaissance Portsmouth-Norfolk Waterfront Hotel
Children's Museum of Virginia
Portsmouth
Downtown Tunnel
Portsmouth Pavilion
BAE Systems Norfolk Ship Repair
RIVERSIDE MEMORIAL PARK
Norfolk Naval Shipyard
Chesapeake
Chesapeake Bay
Atlantic Ocean
Hampton
Newport News
Suffolk
VIRGINIA BEACH

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

MSC 2017-H1	150 West Main Street

Mortgage Loan No. 10 – 150 West Main Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,250,000			Location:	Norfolk, VA 23510
Cut-off Date Balance:	$35,211,296			General Property Type:	Office
% of Initial Pool Balance:	3.2%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee / Leasehold
Sponsor:	Gate Petroleum Company			Year Built/Renovated:	2002 / N/A
Mortgage Rate:	4.8600%			Size:	227,610 SF
Note Date:	5/5/2017			Cut-off Date Balance PSF:	$155
First Payment Date:	6/6/2017			Maturity Date Balance PSF:	$127
Maturity Date:	5/6/2027			Property Manager:	CB Richard Ellis of Virginia, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,141,351
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	8.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	N/A			UW NCF DSCR:	1.28x
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,183,263 (2/28/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	$1,974,151 (12/31/2016)
Reserves(1)				3rd Most Recent NOI(2):	$2,409,354 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	86.0% (4/1/2017)
RE Tax:	$41,779	$41,779	N/A	2nd Most Recent Occupancy:	86.6% (12/31/2016)
Insurance:	$52,000	$4,333	N/A	3rd Most Recent Occupancy:	75.2% (12/31/2015)
Recurring Replacements:	$0	$3,794	N/A	Appraised Value (as of):	$47,500,000 (4/17/2017)
TI/LC:	$0	$18,968	N/A	Cut-off Date LTV Ratio:	74.1%
Condominium Reserve:	$116,173	$0	N/A	Maturity Date LTV Ratio:	60.9%
Prime Lease Reserve:	$17,828	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,250,000	77.8%	Loan Payoff:	$44,277,408	97.7%
Borrower Equity:	$10,086,264	22.2%	Closing Costs:	$831,076	1.8%
			Reserves:	$227,780	0.5%
Total Sources:	$45,336,264	100.0%	Total Uses:	$45,336,264	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “—Cash Flow Analysis” below for further discussion of the historical NOI.

The Mortgage Loan. The tenth largest mortgage loan (the “150 West Main Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,250,000, which is secured by a first priority fee interest in a condominium unit comprised of a 227,610 SF Class A office property and a leasehold interest in 5,060 SF of retail space in the same building located in Norfolk, Virginia (the “150 West Main Street Property”). The proceeds of the 150 West Main Street Mortgage Loan along with approximately $10.1 million of borrower equity were used to pay off a previous mortgage loan, fund reserves and pay closing costs. The previous mortgage loan secured by the 150 West Main Street Property was included in the JPMCC 2007-LD12 transaction.

The Borrower and the Sponsor. The 150 West Main Street borrower is 150 Owner LLC (the “150 West Main Street Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The 150 West Main Street Borrower is indirectly owned by Gate Petroleum Company, which is controlled by Herbert H. Peyton and the Peyton family. The sponsor and the nonrecourse carve-out guarantor of the 150 West Main Street Mortgage Loan is Gate Petroleum Company.

Founded in 1960, the Gate Petroleum Company (the “GATE”) is a privately-held, diversified corporation headquartered in Jacksonville, Florida with more than 3,000 employees. GATE operates in eight states throughout the southeast with diversified holdings in more than 225 owner-operated or supplied convenience stores/service stations, fuel services, construction materials, real estate and resorts/clubs. GATE also owns and operates the 300-acre, 250-room Ponte Vedra Inn and Club, The Lodge and Club in Ponte Vedra, Epping Forest Yacht and Country Club in Jacksonville and the River Club in downtown Jacksonville.

The Property. The collateral for the 150 West Main Street Mortgage Loan consists of the fee interest in a condominium unit (the “Office Unit”) comprised of a 227,610 SF, ten-story, Class A, high-rise office tower located in the central business district of Norfolk, Virginia and the leasehold interest in approximately 5,060 SF of retail space located on the ground floor of the same building (the “150 West Main Street Property”). The 10-story office tower

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

MSC 2017-H1	150 West Main Street

is situated above a nine-story parking garage. The 150 West Main Street Property was developed in 2002 under a condominium agreement between the City of Norfolk and a local developer. The City of Norfolk owns the 5,060 SF retail component on the ground floor, which is leased to the 150 West Main Street Borrower (the “Prime Lease”), and the nine-story parking garage, which collectively equates to 40.9% of the condominium. The 150 West Main Street Borrower owns the ten-story office tower, which equates to 59.1% of the condominium. The 150 West Main Street Borrower owns the ground floor lobby intended to exclusively serve the office building, and the 150 West Main Street Borrower and the City of Norfolk collectively own the common areas of the 150 West Main Street Property. Each of the two condominium unit owners appoints one board member, and the two members have equal voting rights. The nine-story parking garage contains 834 parking spaces, of which 184 are reserved for public parking and 650 are reserved for the 150 West Main Street Property, equating to a parking ratio of 2.86 spaces per 1,000 SF.

The Prime Lease has an expiration date of December 31, 2023 and requires a current annual rent of $73,088 with 3% annual increases. The 150 West Main Street Borrower subleases 3,421 SF of the 5,060 SF of ground floor retail space under the Prime Lease to SunTrust Bank (the “SunTrust Retail Sublease”). The lease to SunTrust Bank (the “SunTrust Lease”), which includes the SunTrust Retail Sublease and the lease of the office space in the Office Unit has an expiration date of December 31, 2025 and the SunTrust Retail Sublease requires a current annual rent of $87,663 with 2.5% annual increases. However, SunTrust Bank may terminate the SunTrust Retail Lease on December 31, 2023 if by December 31, 2020, the Prime Lease is not extended through December 31, 2025.

The 150 West Main Street Borrower has owned the 150 West Main Street Property since 2008. As of April 1, 2017, the 150 West Main Street Property was 86.0% occupied by 13 tenants.

The Condominium. The 150 West Main Street Property is comprised of two separate condominium units, as outlined in “The Property” section. The 150 West Main Street Borrower has the power to appoint one of two board members, who each have equal voting rights. Actions by the board require approval of both board members, so either member has the power to block any action by the board. The loan documents provide for personal liability to the 150 West Main Street Borrower and non-recourse carveout guarantor for losses related to amendment or termination of the condominium regime without the lender’s consent.

Major Tenants.

Kaufman & Canoles (62,803 SF, 27.6% of NRA, 32.8% of annual underwritten rent). Kaufman & Canoles was created in 1982 through the merger of two Norfolk firms, Kaufman & Oberndorfer established in 1919 and Canoles, Mastracco, Martone, Barr and Russell established in 1951. Kaufman & Canoles has offices in Norfolk, Virginia Beach, Newport News, Chesapeake, Hampton, Richmond, Williamsburg and McLean. The firm serves international, national and regional clients needing assistance in a range of legal specialties. Kaufman & Canoles has been in occupancy since 2002 and has a lease expiration of July 31, 2022 with four, five-year lease renewal options and no termination options.

Wall Einhorn & Chernitzer, P.C. (27,748 SF, 12.2% of NRA, 12.8% of annual underwritten rent). Founded in 1989, Wall Einhorn & Chernitzer, P.C. is the second largest public accounting firm headquartered in the Hampton Roads region of Virginia. Wall Einhorn & Chernitzer, P.C. has occupied the 150 West Main Street Property since September 2015 and has a lease expiration of August 31, 2026 with two, five-year renewal options. Wall Einhorn & Chernitzer, P.C. has a termination option with respect to 3,272 SF as described in the “Tenant Summary” below.

SunTrust Bank (24,030 SF, 10.6% NRA, 12.9% of annual underwritten rent). SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations. Through its flagship subsidiary, SunTrust Bank, the company operates approximately 1,400 bank branches and 2,160 ATMs throughout the southeast and mid-atlantic states. Their primary businesses include deposits, lending, credit cards and trust and investment services. SunTrust Bank has occupied the 150 West Main Street Property since 2004 and has a lease expiration of December 31, 2025 with two, five-year renewal options.

SunTrust Bank may terminate its lease on December 31, 2022 with nine months’ notice and payment of a termination fee within 30 days of such notice equal to the sum of six months’ rent and 50% of the unamortized balance of tenant improvements and leasing commissions. SunTrust Bank may also terminate its lease on December 31, 2023 if by December 31, 2020, the Prime Lease between the 150 West Main Street Borrower and the City of Norfolk for the 5,060 SF of ground floor retail space is not extended through December 31, 2025 with at least nine months’ notice and payment of a termination fee within 30 days of such notice equal to 50% of the unamortized balance of tenant improvements and leasing commissions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-108

MSC 2017-H1	150 West Main Street

The following table presents certain information relating to the leases at the 150 West Main Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Kaufman & Canoles(4)	NR/NR/NR	62,803	27.6%	$1,733,363	32.8%	$27.60	7/31/2022(5)
Wall Einhorn & Chernitzer, P.C.	NR/NR/NR	27,748	12.2%	$678,422	12.8%	$24.45	8/31/2026(6)(7)
SunTrust Bank(8)	A-/Baa1/BB+	24,030	10.6%	$681,076(9)	12.9%	$28.34(9)	12/31/2025(10)(11)
T. Parker Host, Inc.	NR/NR/NR	20,773	9.1%	$551,112	10.4%	$26.53	12/31/2026(12)(13)
CB Richard Ellis of Virginia	NR/Baa3/BBB	18,760	8.2%	$502,581(14)	9.5%	$26.79(14)	12/31/2020(15)(16)
Subtotal/Wtd. Avg.		154,114	67.7%	$4,146,553	78.5%	$26.91
Other Tenants		41,699	18.3%	$1,133,508	21.5%	$27.18
Vacant Space		31,797	14.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		227,610	100.0%	$5,280,061	100.0%	$26.96

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF includes (i) approximately $80,136 of straight line average contractual rent steps for investment grade tenants, including SunTrust Bank ($65,307) and CB Richard Ellis of Virginia ($14,829) and (ii) approximately $85,795 of additional contractual rent steps through March 2018 for non-investment grade tenants.
(4)	Kaufman & Canoles subleases (i) 3,282 SF to CenterPoint Properties Trust for an annual base rent of $81,131 ($24.72 PSF) expiring July 31, 2022 and (ii) 1,538 SF to Volunteer Hamptons Roads for an annual base rent of $0 which can be terminated by either party with 15 days’ notice.
(5)	Kaufman & Canoles has four, five-year lease renewal options.
(6)	Wall Einhorn & Chernitzer, P.C. has two, five-year lease renewal options.
(7)	Wall Einhorn & Chernitzer, P.C. may terminate its lease with regard to Suite 1860 only (approximately 3,272 SF) upon the death or verifiable long term disability of either Jeff Chernitzer or Cheryl Furlong, with 180 days’ notice and a termination payment equal to the sum of two months’ rent and unamortized tenant improvements and leasing commissions amortized using an annual interest rate of 8% pertaining to the specific lease area terminated.
(8)	SunTrust Bank subleases 186 SF to a wholly owned subsidiary for an annual base rent of $8,675 ($46.64 PSF). Such sublease is automatically renewed every year and can be terminated by either party with 60 days’ notice.
(9)	The Annual UW Rent and Annual UW Rent PSF reflects the straight line average of SunTrust’s contractual rent through December 31, 2025. The current Annual UW Rent and Annual UW Rent PSF are $615,769 and $25.62 PSF, respectively.
(10)	SunTrust Bank has two, five-year lease renewal options.
(11)	SunTrust Bank occupies 3,421 SF of the 5,060 SF of ground floor retail space that is owned by the City of Norfolk and leased to the 150 West Main Street Borrower under the Prime Lease. SunTrust Bank may terminate its lease on December 31, 2022 with nine months’ notice and payment of an estimated termination fee of $775,937 within 30 days of such notice equal to the sum of six months’ rent and 50% of the unamortized balance of tenant improvements and leasing commissions. SunTrust Bank may also terminate its lease on December 31, 2023 if by December 31, 2020, the Prime Lease is not extended through December 31, 2025 with at least nine months’ notice and payment of a termination fee within 30 days of such notice equal to 50% of the unamortized balance of tenant improvements and leasing commissions.
(12)	T. Parker Host, Inc. has one, five-year lease renewal option.
(13)	T. Parker Host, Inc. may terminate its lease on December 31, 2022 with nine months’ written notice and an estimated termination payment of $1,237,254, which is equal to nine months’ rent and unamortized tenant improvements, leasing commissions and rent abatements using an annual interest rate of 6%.
(14)	The Annual UW Rent and Annual UW Rent PSF reflects the straight line average of CB Richard Ellis of Virginia’s contractual rent through December 31, 2020. The current Annual UW Rent and Annual UW Rent PSF are $487,752 and $26.00 PSF, respectively.
(15)	CB Richard Ellis of Virginia has one, five-year renewal option.
(16)	CB Richard Ellis of Virginia may terminate its lease if the 150 West Main Street Borrower (i) terminates the property management agreement or leasing agreement with CB Richard Ellis of Virginia or (ii) reduces the property management fee, with 90 days written notice following the tenant’s receipt of written notice from the 150 West Main Street Borrower of the occurrence of (i) and/or (ii) above. In the event that tenant exercises its termination option, the tenant must vacate the premises within nine months of providing notice to the 150 West Main Street Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

MSC 2017-H1	150 West Main Street

The following table presents certain information relating to the lease rollover schedule at the 150 West Main Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	1	2,587	$28.70	1.1%	1.1%	$74,248	1.4%	1.4%
2019	2	6,333	$26.55	2.8%	3.9%	$168,159	3.2%	4.6%
2020	3	24,071	$26.75	10.6%	14.5%	$643,980	12.2%	16.8%
2021	1	11,060	$27.88	4.9%	19.4%	$308,326	5.8%	22.6%
2022	6	79,211	$27.46	34.8%	54.2%	$2,174,739	41.2%	63.8%
2023	0	0	$0.00	0.0%	54.2%	$0	0.0%	63.8%
2024	0	0	$0.00	0.0%	54.2%	$0	0.0%	63.8%
2025	1	24,030	$28.34	10.6%	64.7%	$681,076	12.9%	76.7%
2026	2	48,521	$25.34	21.3%	86.0%	$1,229,534	23.3%	100.0%
2027	0	0	$0.00	0.0%	86.0%	$0	0.0%	100.0%
2028 & Beyond	0	0	$0.00	0.0%	86.0%	$0	0.0%	100.0%
Vacant	0	31,797	$0.00	14.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	16	227,610	$26.96	100.0%		$5,280,061	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant space.

The Market. The 150 West Main Street Property is located in Norfolk, Virginia within the Virginia Beach-Norfolk-Newport News MSA. The MSA includes Hampton Roads, which is the world’s largest natural deep water harbor. According to the appraisal, the largest employer in the region is the U.S. Department of Defense. There are several major military bases in Hampton Roads including Oceana, Dam Neck, Fort Story, Fort Monroe and Little Creek Amphibious Base. Huntington Ingalls Industries, Inc., a designer and builder of nuclear and non-nuclear ships for the U.S. Navy and Coast Guard, is the second largest employer. Sentara Healthcare, a non-profit health system serving Virginia and North Carolina, with 12 hospitals, outpatient care centers and imaging centers, is the third largest employer.

The 150 West Main Street Property is located within downtown Norfolk. The primary business areas of downtown Norfolk are bordered by Waterside Drive to the south, Boush Street to the east, Brambleton Avenue to the north and St. Paul Boulevard to the east. There have been recent capital investments in new developments throughout downtown Norfolk such as the Icon at City Walk Apartments, the Waterside District, The Main, a new Hilton hotel and the Norfolk Consolidated Courts Complex.

The 150 West Main Street Property is located 0.2 miles west of the Icon at City Walk Apartments, a 24-story luxury high-rise apartment building with 275 units that is scheduled to be delivered at the end of 2017. The Icon at City Walk Apartments is a redevelopment of the former 24-story Bank of America Center. Approximately 0.3 miles southwest of the 150 West Main Street Property is the Waterside District, a $40 million renovation of an entertainment and retail complex located along the Elizabeth River in downtown Norfolk. The Waterside District recently opened on May 11, 2017 and will include approximately 19 restaurants and bars with an outdoor patio hosting a weekly rotation of food trucks. Additionally, Hilton Hotels has invested approximately $125 million in the recently opened Hilton Norfolk The Main hotel, a 300-room hotel and conference center at the intersection of Granby Street and Main Street, approximately one block from the 150 West Main Street Property. Lastly, 0.5 miles east of the 150 West Main Street Property is the Norfolk Consolidated Courts Complex, a $123 million project. Phase I of the project was recently opened and includes an eight-story building and consolidates the Circuit and General District courts into a single facility. Phase II of the project is expected to consist of a five-story building which will adjoin Phase I to the east. Phase II, when complete, is expected to add the Juvenile and Domestic Relations courts and associated functions. Altogether, the 400,000 SF courthouse is expected to provide for twenty-four courtrooms and all necessary support facilities.

According to the appraisal, the 150 West Main Street Property is located within the Downtown Class A office submarket of the Hampton Roads Class A office market. As of the first quarter of 2017, the Downtown Class A office submarket had a total inventory of approximately 2.3 million SF of office space with a vacancy rate of 9.8% and average asking rents of $23.19 PSF. The appraiser concluded market rents for the 150 West Main Street Property of $26.62 PSF. According to the appraisal, there are currently no new office projects under development in the Hampton Roads Class A market.

According to the appraisal, the estimated 2016 population within a one-, three-, and five- mile radius of the 150 West Main Street Property was 14,471, 131,530 and 273,411, respectively and the estimated 2016 average household income within the same radii was $74,748, $55,570 and $60,256, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

MSC 2017-H1	150 West Main Street

The following table presents leasing data at certain office competitive properties with respect to the 150 West Main Street Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Town Point Center 150 Boush St. Norfolk, VA	1986	A	131,484	Free Agents Marketing	2,792	Feb-2016	5.0	$21.00	FSG
Dominion Tower 999 Waterside Dr Norfolk, VA	1989	A	405,539	Bank of America Invest	15,389	Nov-2016	10.0	$25.50	FSG
The Wells Fargo Center 440 Monticello Ave Norfolk, VA	2010	A	299,847	UBS Financial Services	13,000	Aug-2016	10.0	$30.00	FSG
World Trade Center 101 W. Main St Norfolk, VA	1983	A	367,000	Wilson & McIntyre	3,460	Apr-2016	10.0	$24.00	FSG
World Trade Center 101 W. Main St. Norfolk, VA	1983	A	367,000	Jamestown Ventures	1,914	Jan-2016	5.0	$23.00	FSG

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 150 West Main Street Property:

Cash Flow Analysis
2014		2015	2016	2/28/2017 TTM	UW	UW PSF
Base Rent(1)	$4,941,360	$4,580,469	$5,003,869	$5,009,935	$6,065,310	$26.65
Rent Abatements(2)	$0	($241,567)	($969,304)	($760,706)	$0	$0.00
Total Recoveries	$209,510	$144,496	$90,954	$94,260	$91,620	$0.40
Other Income(3)	$173,239	$138,932	$89,264	$90,297	$98,935	$0.43
Less Vacancy & Credit Loss(4)	$0	$0	$0	$0	($785,249)	($3.45)
Effective Gross Income	$5,324,109	$4,622,330	$4,214,783	$4,433,786	$5,470,615	$24.04
Total Operating Expenses	$2,178,646	$2,212,976	$2,240,632	$2,250,523	$2,329,264	$10.23
Net Operating Income(2)	$3,145,463	$2,409,354(4)	$1,974,151(4)	$2,183,263(4)	$3,141,351(4)	$13.80
Capital Expenditures	$0	$0	$0	$0	$45,522	$0.20
TI/LC	$0	$0	$0	$0	$227,610	$1.00
Net Cash Flow(2)	$3,145,463	$2,409,354	$1,974,151	$2,183,263	$2,868,219	$12.60

Occupancy %(5)	80.7%	75.2%	86.6%	86.0%	86.0%
NOI DSCR	1.41x	1.08x	0.88x	0.98x	1.41x
NCF DSCR	1.41x	1.08x	0.88x	0.98x	1.28x
NOI Debt Yield	8.9%	6.8%	5.6%	6.2%	8.9%
NCF Debt Yield	8.9%	6.8%	5.6%	6.2%	8.1%

(1)	UW Base Rent and UW Base Rent PSF include (i) approximately $80,136 of straight line average contractual rent steps for investment grade tenants, including SunTrust Bank ($65,307) and CB Richard Ellis of Virginia ($14,829), (ii) approximately $85,795 of additional contractual rent steps through March 2018 for non-investment grade tenants and (iii) a vacancy gross up of $785,249.
(2)	The decrease in Net Operating Income from 2015 through 2016 is primarily attributed to abated rent associated with three new leases, Wall Einhorn & Chernitzer, P.C., T. Parker Host, Inc., and CoStar Realty Inform, totaling 51,258 SF (22.5% NRA), that commenced between September 2015 and August 2016. The increase in Net Operating Income from 2016 through UW is primarily attributed to abated rent periods associated with those same leases that have expired.
(3)	UW Other Income includes $94,519 of rental income from the SunTrust Retail Sublease, which is based on the straight line average over the term of the SunTrust Retail Sublease. The SunTrust Retail Sublease has an expiration date of December 31, 2025 and requires a current annual rent of $87,663 with 2.5% annual increases. SunTrust Bank may terminate the SunTrust Retail Sublease on December 31, 2023 if by December 31, 2020, the Prime Lease between the 150 West Main Street Borrower and the City of Norfolk is not extended through December 31, 2025. The Prime Lease has an expiration date of December 31, 2023 and requires a current annual rent of $73,088. The straight line average of the Prime Lease rent equal to $79,682 is included in Total Operating Expenses.
(4)	The underwritten economic vacancy is 12.6%. The 150 West Main Street Property was 86.0% occupied as of April 1, 2017.
(5)	2/28/2017 TTM Occupancy % is as of the rent roll dated April 1, 2017.

Escrows and Reserves. The 150 West Main Street Mortgage Loan documents provide for upfront reserves in the amount of $41,779 for real estate taxes, $52,000 for insurance premiums, $116,173 for condominium common charges and $17,828 for monthly rent payable under the Prime Lease. The 150 West Main Street Borrower is required to escrow monthly: (i) 1/12 of the annual estimated tax payments and annual estimated insurance premiums, equating to $41,779 and $4,333, respectively; (ii) $18,968 for future tenant improvements and leasing commissions (“Rollover Reserve Subaccount”); and (iii) $3,794 for replacement and repairs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

MSC 2017-H1	150 West Main Street

Lockbox and Cash Management. The 150 West Main Street Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place, with springing cash management. The 150 West Main Street Mortgage Loan requires all rents to be directly deposited by tenants of the 150 West Main Street Property into such lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the 150 West Main Street Borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio being less than 1.10x at the end of any calendar quarter; or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, provided no other event of default has occurred and is continuing; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.11x for two consecutive calendar quarters; and with regard to clause (iii), once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of the earlier of (i) the date that is 12 months prior to the end of the term of any lease (inclusive of renewal terms) at the 150 West Main Street Property that represents more than 12% of the NRA or more than 12% of annual base rent (a “Major Lease”); (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) the date any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date (other than with the lender’s consent); (iv) the date any tenant under a Major Lease provides notice of termination or discontinues its business at its premises or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default in the payment of rent or a material non-monetary obligation under any Major Lease by the applicable tenant thereunder; or (vi) an insolvency proceeding with respect to a tenant under a Major Lease.

A Lease Sweep Period will end, with respect to clauses (i), (ii), (iii) and (iv) above, upon the occurrence of the earlier of (x) a tenant under a Major Lease exercises its renewal or extension option on a lease acceptable to the lender and the lender determining that funds accumulated in the Rollover Reserve Subaccount are sufficient to cover leasing expenses and rent abatement periods in connection with such extension, (y) all Major Lease space being leased to one or more tenants acceptable to the lender and the lender determining that funds accumulated in the Rollover Reserve Subaccount are sufficient to cover leasing expenses and rent abatement periods under such acceptable lease; or (z) the commencement of rent payment under replacement leases acceptable to lender which provide rent sufficient to cover the rent due under the subject Major Lease that gave rise to the Lease Sweep Period and the lender determining that funds accumulated in the Rollover Reserve Subaccount are sufficient to cover leasing expenses and rent abatement periods under such acceptable lease; with respect to clause (v) above, the applicable default has been cured, and no default by any other tenant under a Major Lease has occurred for a period of six consecutive months following such cure; or with respect to (vi) above, the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 150 West Main Street loan documents require that the “all risk” insurance policy required to be maintained by the 150 West Main Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 150 West Main Street Property. The 150 West Main Street loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-112

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

MSC 2017-H1	1615 Poydras

Mortgage Loan No. 11 – 1615 Poydras

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,000,000			Location:	New Orleans, LA 70112
Cut-off Date Balance:	$33,961,709			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Frank B. Stewart, Jr. , Frank Levy			Year Built/Renovated:	1984/2006, 2014
Mortgage Rate:	4.7500%			Size:	501,741 SF
Note Date:	5/5/2017			Cut-off Date Balance PSF:	$68
First Payment Date:	6/6/2017			Maturity Date Balance PSF:	$55
Maturity Date:	5/6/2027			Property Manager:	Stewart Capital, L.L.C.
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(3):	$4,004,740
Seasoning:	1 month			UW NOI Debt Yield:	11.8%
Prepayment Provisions:	LO (25); YM1 (89); O (6)			UW NOI Debt Yield at Maturity:	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.57x
Additional Debt Type:	N/A			Most Recent NOI:	$3,549,735 (2/28/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,544,116 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,218,577 (12/31/2015)
Reserves				Most Recent Occupancy:	81.2% (5/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.2% (12/31/2016)
RE Tax:	$256,339	$51,268	N/A	3rd Most Recent Occupancy:	85.0% (12/31/2015)
Insurance:	$106,763	$35,588	N/A	Appraised Value (as of):	$55,260,000 (4/25/2017)
Recurring Replacements:	$0	$11,854	N/A	Cut-off Date LTV Ratio:	61.5%
TI/LC(1):	$1,000,000	$62,718	$5,500,000	Maturity Date LTV Ratio:	50.3%
Deferred Maintenance:	$1,201,175	$0	N/A
Other(2):	$2,068,110	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,000,000	96.6%	Loan Payoff:	$30,015,688	85.3%
Borrower Equity:	$1,200,125	3.4%	Reserves:	$4,632,387	13.2%
			Closing Costs:	$552,050	1.6%
Total Sources:	$35,200,125	100.0%	Total Uses:	$35,200,125	100.0%

(1)	Provided no event of default then exists, ongoing TI/LC deposits will be suspended at any time that the aggregate general TI/LC and the Freeport Reserve (as defined below) is equal to or greater than $5,500,000.

(2)	Other Reserves consist of $1,568,110 for outstanding tenant improvements and leasing commissions and $500,000 related to FM Services Company (the “Freeport Reserve”).

(3)	UW NOI is higher than the Most Recent NOI due in part to increased rental income from contractual rent increases from the prior year, contractual rent increases through November 1, 2017, and new and renewed leases. Underwritten expenses are less than historical expenses primarily due to the historical management fee being 5%. Underwritten NOI reflects a 4% management fee.

The Mortgage Loan. The eleventh largest mortgage loan (the “1615 Poydras Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,000,000 and is secured by a first priority fee mortgage encumbering an office property located in New Orleans, Louisiana (the “1615 Poydras Property”). The proceeds of the 1615 Poydras Mortgage Loan were primarily used to refinance existing debt on the 1615 Poydras Property, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is Poydras (Louisiana), L.L.C. (the “1615 Poydras Borrower”), a single-purpose Louisiana limited liability company with one independent director. The loan sponsors and non-recourse carve-out guarantors are Frank B. Stewart, Jr. and Frank Levy. Frank B. Stewart, Jr. owns a 126,000 SF office building in Dallas, Texas, and three office buildings in Northpark Business Center in Covington, Louisiana, as well as several hotels in the greater New Orleans area. Frank Levy has over 15 years of experience investing in commercial real estate and startup companies. He is or has been involved in several real estate ventures in Florida, Mississippi, the Bahamas and Louisiana.

The Property. The 1615 Poydras Property, located at 1615 Poydras Street in New Orleans, Louisiana, consists of a 23-story Class A high-rise office building totaling 501,741 SF, inclusive of 7,946 SF of ground floor retail space. The 1615 Poydras Property was constructed in 1984. The 1615 Poydras Property offers office space with city views and a central location in downtown New Orleans. The 1615 Poydras Property also includes an attached, eight-story, 508-stall parking garage (which equates to 1.01 parking spaces per 1,000 SF of NRA), 24-hour manned security, and a cafeteria. The 1615 Poydras Property is located across the street from the Mercedes-Benz Superdome in the New Orleans CBD. Access to the 1615 Poydras Property is provided via the Interstate 10 and Highway 90 interchange. Other demand drivers within walking distance of the 1615 Poydras Property are the Hale Boggs Federal Building and U.S. Courthouse, the French Quarter and City Hall.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

MSC 2017-H1	1615 Poydras

The 1615 Poydras Property is currently 81.2% occupied as of May 1, 2017 by 25 tenants. The 1615 Poydras Property is leased to tenants in various industries including energy, education, automobile manufacturing, technology, legal, insurance, government and financial services. Tenants accounting for approximately 49.3% of the net rentable area have been in occupancy for more than 10 years.

Major Tenant.

FM Services Company (210,263 SF, 41.9% of NRA, 52.1% of underwritten base rent). FM Services Company is a wholly-owned subsidiary of Freeport-McMoRan Copper & Gold, Inc. that operates as a financial advising company. At the 1615 Poydras Property, FM Services Company runs its finance, legal and tax, accounting, business development, IT and organizational development operations to support the various mining and remaining oil and gas divisions for Freeport McMoRan Copper & Gold, Inc. The FM Services Company lease is guaranteed by its parent company, Freeport-McMoRan Copper & Gold, Inc. FM Services Company has been in occupancy since 1985 and has a current lease expiration date of April 30, 2026. FM Services Company has two five-year renewal options remaining. FM Services Company has the one-time right to reduce its space by up to two floors (approximately 45,130 SF) effective April 30, 2021 with 12 months’ notice and payment of a fee of approximately $717,000. Additionally, FM Services Company has the one-time right to terminate its lease effective April 30, 2023 with 18 months’ notice and payment of a fee of approximately $2.3 million.

The following table presents a summary regarding major tenants at the 1615 Poydras Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
FM Services Company(4)	BB+/B1/BB-	210,263	41.9%	$3,507,073	52.1%	$16.68	4/30/2026(5)
ANKOR Energy LLC (KNOC)(6)	NR/NR/NR	37,156	7.4%	$613,074	9.1%	$16.50	10/31/2024(7)
Kuchler Polk Schell Weiner & Richeson, LLC	NR/NR/NR	25,568	5.1%	$457,923	6.8%	$17.91	8/31/2026(8)
Gillis, Ellis & Baker	NR/NR/NR	21,970	4.4%	$351,520	5.2%	$16.00	3/31/2025
Duplantier, Hrapmann, Hogan & Maher, LLP	NR/NR/NR	17,716	3.5%	$260,445	3.9%	$14.68	6/30/2025
Subtotal/Wtd. Avg.		312,673	62.3%	$5,190,034	77.1%	$16.60

Other Tenants		94,675	18.9%	$1,544,620	22.9%	$16.31
Vacant Space		94,393	18.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		501,741	100.0%	$6,734,654	100.0%	$16.53

(1)	Information is based on the underwritten rent roll dated May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF figures exclude vacant space.

(4)	FM Services Company is not occupying 22,585 SF of its leased space and is currently marketing it for sublease. Additionally, FM Services Company subleases a portion of its third floor space to a tenant that operates a cafeteria.

(5)	FM Services Company has the one-time right to reduce its space by up to two floors (approximately 45,130 SF) effective April 30, 2021 with 12 months’ notice and payment of a fee of approximately $717,000. Additionally, FM Services Company has the one-time right to terminate its lease effective April 30, 2023 with 18 months’ notice and payment of a fee of approximately $2.3 million.

(6)	ANKOR Energy LLC (KNOC) subleases a portion of its space (approximately 5,542 SF) to Cox Operating, LLC with a lease expiration in October 2017. Cox Operating, LLC has entered into a direct lease to lease the related space immediately after the sublease expires.

(7)	ANKOR Energy LLC (KNOC) has the one-time right to terminate its lease effective October 31, 2022 with 12 months’ notice.

(8)	Kuchler Polk Schell Weiner & Richeson, LLC has the one-time right to terminate its lease effective August 31, 2021 or August 31, 2023 with 9 months’ notice and payment of a fee equal to unamortized tenant improvements and leasing commissions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

MSC 2017-H1	1615 Poydras

The following table presents certain information relating to the lease rollover schedule at the 1615 Poydras Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	2	2,747	$8.80	0.5%	0.5%	$2,640	0.0%	0.0%
2017	3	19,109	$18.15	3.8%	4.4%	$346,808	5.1%	5.2%
2018	4	10,154	$15.80	2.0%	6.4%	$160,427	2.4%	7.6%
2019	5	17,024	$15.22	3.4%	9.8%	$259,081	3.8%	11.4%
2020	3	11,989	$17.00	2.4%	12.2%	$203,813	3.0%	14.4%
2021	4	12,769	$16.61	2.5%	14.7%	$212,125	3.1%	17.6%
2022	0	0	$0.00	0.0%	14.7%	$0	0.0%	17.6%
2023	0	0	$0.00	0.0%	14.7%	$0	0.0%	17.6%
2024	4	58,039	$16.76	11.6%	26.3%	$972,800	14.4%	32.0%
2025	3	39,686	$15.42	7.9%	34.2%	$611,965	9.1%	41.1%
2026	14	235,831	$16.81	47.0%	81.2%	$3,964,995	58.9%	100.0%
2027	0	0	$0.00	0.0%	81.2%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	81.2%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	81.2%	$0	0.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	81.2%	$0	0.0%	100.0%
Vacant	0	94,393	$0.00	18.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	42	501,741	$16.53	100.0%		$6,734,654	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	UW Rent PSF Rolling figures exclude vacant space.

(4)	Includes a management office.

The Market. The 1615 Poydras Property is located in New Orleans, Orleans County, Louisiana. The 1615 Poydras Property is situated in the New Orleans/Metairie/Kenner office market. According to the appraisal, the 1615 Poydras Property sits in the New Orleans central business district submarket. The New Orleans central business district submarket contains over nine million SF with a first quarter 2017 vacancy rate of 3.7% and asking rent of $19.23 PSF. Four and five star properties encompass 5.5 million SF of office space with a first quarter 2017 5.2% vacancy rate and average asking rent of $20.60 PSF. The appraisal determined a market rent range of $16.00 to $18.00 PSF for office space and $14.50 PSF for retail space. The estimated 2016 population within a one-, three- and five-mile radius of the 1615 Poydras Property was 19,781, 192,410 and 375,084 people, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius of the 1615 Poydras Property was $24,473, $34,705 and $37,929, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-116

MSC 2017-H1	1615 Poydras

The following table presents recent leasing data with respect to competitive office properties with respect to the 1615 Poydras Property as identified in the appraisal:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
1st Bank & Trust Tower 909 Poydras Street New Orleans, LA	1987	86.0%	545,157	Stone Pigman Bland & Partners Coker & Palmer First Insurance Quoted	42,748 5,670 2,019 4,965 -	Nov-16 Sep-16 Jun-15 Feb-15 -	16.0 5.2 5.0 5.0 -	$19.00 $18.50 $18.00 $18.50 $15.95 - $20.50
1555 Poydras Street 1555 Poydras Street New Orleans, LA	1981	83.0%	467,671	AECOM Quoted	3,833 -	Mar-13 -	5.0 -	$17.94 $19.00 - $20.00
Poydras Center 650 Poydras Street New Orleans, LA	1983	87.0%	453,255	Wilson Elner Quoted	3,988 -	Jul-16 -	5.0 -	$18.50 $17.50 - $18.50
400 Poydras Tower 400 Poydras Street New Orleans, LA	1983	85.0%	599,406	Lewis Brisbois Bisgaard & Smith LLP Consulado General Dominicana Quoted	5,023 1,294 -	May-15 Jan-15 -	5.2 5.0 -	$18.83 $16.00 $16.50 - $18.50
1250 Poydras and 639 Loyola Office Towers 1250 Poydras Street, 639 Loyola Avenue New Orleans, LA	1978	95.0%	946,340	Confidential Kinney Quoted	969 6,433 -	Jan-16 Jun-14 -	3.0 5.0 -	$19.50 $18.50 $12.50 - $20.00
1515 Poydras Street 1515 Poydras Street New Orleans, LA	1983	75.0%	529,474	Undisclosed URS Corporation Quoted	2,309 58,296 -	May-16 Jul-14 -	1.0 10.7 -	$17.50 $17.00 $19.00
Energy Centre 1100 Poydras Street New Orleans, LA	1984	91.0%	757,275	Undisclosed Quoted	3,124 -	Jun-16 -	5.0 -	$19.50 $18.50
One Shell Square 701 Poydras Street New Orleans, LA	1972	97.0%	1,249,500	Undisclosed Quoted	2,085 -	Jul-15 -	3.0 -	$19.75 $19.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1615 Poydras Property:

Cash Flow Analysis
	2014	2015	2016	2/28/2017 TTM	UW	UW PSF
Base Rent	$5,925,586	$6,247,274	$6,542,296	$6,617,349	$8,433,728	$16.81
Total Recoveries	$208,219	$131,408	$123,284	$121,033	$121,033	$0.24
Other Income(1)	$889,228	$972,834	$878,893	$859,380	$859,380	$1.71
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,699,074)	($3.39)
Effective Gross Income	$7,023,033	$7,351,516	$7,544,473	$7,597,762	$7,715,068	$15.38
Total Operating Expenses	$4,223,996	$4,132,939	$4,000,358	$4,048,027	$3,710,327	$7.39
Net Operating Income(2)	$2,799,037	$3,218,577	$3,544,116	$3,549,735	$4,004,740	$7.98
Capital Expenditures	$0	$0	$0	$0	$142,245	$0.28
TI/LC	$0	$0	$0	$0	$523,553	$1.04
Net Cash Flow	$2,799,037	$3,218,577	$3,544,116	$3,549,735	$3,338,943	$6.65

Occupancy %(3)	85.2%	85.0%	82.2%	82.2%	80.1%
NOI DSCR	1.32x	1.51x	1.67x	1.67x	1.88x
NCF DSCR	1.32x	1.51x	1.67x	1.67x	1.57x
NOI Debt Yield	8.2%	9.5%	10.4%	10.5%	11.8%
NCF Debt Yield	8.2%	9.5%	10.4%	10.5%	9.8%

(1)	Other Income includes storage income and parking income.

(2)	UW Net Operating Income is higher than the 2/28/2017 TTM Net Operating Income due in part to increased rental income from contractual rent increases from the prior year, contractual rent increases through November 1, 2017 and new and renewed leases. UW expenses are less than historical expenses primarily due to the historical management fee being 5%. UW Net Operating Income reflects a 4% management fee.

(3)	Occupancy % for 2014, 2015 and 2016 represents average physical occupancy for each respective year. TTM Occupancy % equates to physical occupancy as of May 1, 2017. UW Occupancy % is based on underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

MSC 2017-H1	Grand Marc at Riverside

Mortgage Loan No. 12 – Grand Marc at Riverside

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Riverside, CA 92507
Cut-off Date Balance:	$33,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Student Housing
Loan Purpose:	Acquisition			Title Vesting:	Leasehold
Sponsors:	Harmonia Hopkins LLC; Harmonia Capital			Year Built/Renovated:	2001/N/A
	USA, Inc.; Tong Gao; Lei Zheng			Size:	760 Beds
Mortgage Rate:	4.9400%			Cut-off Date Balance per Bed:	$43,421
Note Date:	2/1/2017			Maturity Date Balance per Bed:	$35,160
First Payment Date:	3/6/2017			Property Manager:	D.P. Preiss Company, Inc. d/b/a
Maturity Date:	2/6/2027				The Preiss Company
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$3,618,969
Seasoning:	4 months			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO (28); DEF/YM1 (88); O (4)			UW NOI Debt Yield at Maturity:	13.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.53x
Additional Debt Type:	N/A			Most Recent NOI:	$3,561,560 (1/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,531,589 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,181,674 (12/31/2015)
Reserves				Most Recent Occupancy:	99.5% (1/25/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$47,503	$47,503	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$104,664	$8,051	N/A	Appraised Value (as of):	$51,040,000 (1/9/2017)
Recurring Replacements:	$0	$8,215	N/A	Cut-off Date LTV Ratio:	64.7%
Other(1):	$35,950	$35,950	N/A	Maturity Date LTV Ratio:	52.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	73.8%	Purchase Price(2):	$44,100,000	98.7%
Borrower Equity:	$11,694,734	26.2%	Reserves:	$188,117	0.4%
			Closing Costs:	$406,618	0.9%
Total Sources:	$44,694,734	100.0%	Total Uses:	$44,694,734	100.0%

(1)	Other Reserves consist of 1/12 of the annual ground rent payable, which currently equates to $35,950. On a monthly basis, the borrower is required to escrow 1/12 of the annual ground rent payable.

(2)	The Grand Marc at Riverside Property was previously collateral for a loan securitized in GECMC 2006-C1. The previous loan defaulted in June 2013, was transferred to special servicing and title was taken via foreclosure in March 2014. The sponsors purchased the Grand Marc at Riverside Property out of foreclosure.

The Mortgage Loan. The twelfth largest mortgage loan (the “Grand Marc at Riverside Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000 and is secured by a first priority leasehold mortgage encumbering a student-housing property located in Riverside, California (the “Grand Marc at Riverside Property”). The proceeds of the Grand Marc at Riverside Mortgage Loan were primarily used to acquire the Grand Marc at Riverside Property, fund reserves and pay closing costs.

The Borrower and Sponsors. The borrower is HH Riverside Property LLC (the “Grand Marc at Riverside Borrower”), a single-purpose Delaware limited liability company with one independent director. The sponsors and non-recourse carveout guarantors are Harmonia Hopkins LLC, Harmonia Capital USA, Inc., Tong Gao and Lei Zheng. Harmonia Capital USA, Inc. (“Harmonia Capital”) is a real estate firm founded in 2011 and based in Baltimore, Maryland. Harmonia Hopkins LLC is a subsidiary of Harmonia Capital, an investment provider focused on international wealth management, foreign fund management and other services. Harmonia Hopkins LLC specializes in the acquisition and management of commercial real estate and focuses on student-housing projects across the United States. Within the United States, Harmonia Hopkins LLC’s student-housing portfolio is comprised of approximately 2,920 units in Texas, New York and Maryland. Tong Gao and Lei Zheng are executive directors of Harmonia Hopkins LLC.

The Property. The Grand Marc at Riverside Property, located in Riverside, California, consists of a 760 bed garden-style student-housing property that was 99.5% leased as of January 25, 2017. The Grand Marc at Riverside Property features six four-story apartment buildings and a one-story ancillary and leasing building that were built in 2001. The Grand Marc at Riverside Property is located approximately 0.2 miles west of the University of California at Riverside and 3.4 miles east of Riverside City College, which reported fall 2016 student enrollment of 22,921 and 19,466, respectively. The Grand Marc at Riverside Property is comprised of eight one-bedroom units, 32 two-bedroom units and 172 four-bedroom units ranging from 677 SF to 1,415 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	Grand Marc at Riverside

The Grand Marc at Riverside Property is leased on a per bedroom basis and each unit is fully furnished. Unit amenities include individual unit furniture including chair, double bed, dresser and nightstand. Each unit also contains a fully equipped kitchen, including refrigerator, garbage disposal, dishwasher and microwave oven. Additionally, each unit has an outdoor patio. Property amenities include a swimming pool with spa, exercise room, recreation room with pool tables, study center with WiFi, media center, basketball court, walking track and tanning room. The Grand Marc at Riverside Property also features gated access with onsite security and has 760 parking spaces, resulting in a parking ratio of approximately 3.58 spaces per unit or 1.00 space per bed. The Grand Marc at Riverside Property is leased on a per-bed basis with ten- and 12-month terms requiring either parental guarantees or two months’ rent as a security deposit.

The chart below shows the unit mix at the Grand Marc at Riverside Property:

Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total	SF per Unit	Total SF	Monthly In- Place Rent Per Unit	Monthly Market Rent Per Unit(2)
1 Bedroom/1 Bath	8	3.8%	677	5,416	$1,460	$1,375
2 Bedroom/2 Bath	32	15.1%	904	28,928	$2,064	$1,900
4 Bedroom/4 Bath	172	81.1%	1,415	243,380	$3,016	$2,900
Total/Average	212	100.0%	1,310	277,724	$2,813	$2,692

(1)	Based on the rent roll dated January 25, 2017 and provided by the borrower.

(2)	Sourced from the appraisal.

The chart below shows the bed mix at the Grand Marc at Riverside Property:

Bed Mix Summary(1)
Floor Plan	No. of Beds	% of Total	SF per Bed	Total SF	Monthly In- Place Rent Per Bed	Monthly Market Rent Per Bed(2)
1 Bedroom/1 Bath	8	1.1%	677	5,416	$1,460	$1,375
2 Bedroom/2 Bath	64	8.4%	452	28,928	$1,032	$950
4 Bedroom/4 Bath	688	90.5%	354	243,380	$754	$725
Total/Average	760	100.0%	365	277,724	$785	$751

(1)	Based on the rent roll dated January 25, 2017 and provided by the borrower.

(2)	Monthly Market Rent Per Bed was calculated by taking the appraiser’s market rent per unit and dividing by the number of beds in the related unit.

The Market. The Grand Marc at Riverside Property is located in Riverside, Riverside County, California, within the Riverside-San Bernardino-Ontario, CA metropolitan statistical area. The Grand Marc at Riverside Property is situated in the university submarket. A market research report noted a submarket vacancy of 3.5% and comparable average rents for one-, two- and four-bedroom units of $1,375, $1,900 and $2,900, respectively, as of the fourth quarter of 2016. The appraisal noted that there was no incoming supply of competitive properties planned. The estimated 2016 population and median household income within a 5-mile radius of the Grand Marc at Riverside Property were 207,382 people and $52,535, respectively.

The following table presents certain information relating to competitive multifamily properties in the submarket:

Grand Marc at Riverside Property Comparable Rentals Summary(1)
Property Name Address City, State	Year Built	Occupancy	Units	Unit Size (Average SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Grand Marc at Riverside Property 3549, 3549A, 3549B, 3549C,3549D, 3549E, 3549F Iowa Road Riverside, CA	2001	99.5%(2)	212(2)	1,310(2)	$2,813(2)	$2.15(2)
Stonehaven 3201 Canyon Crest Drive Riverside, CA	2000	97.0%	200	655	$1,850	$2.82
University Village Towers 3500 Iowa Avenue UC Riverside Riverside, CA	2005	98.0%	149	1,225	$2,094	$1.71
Sterling University Housing - Highlander 3080 Iowa Avenue Riverside, CA	2012	100.0%	215	955	$3,036	$3.18
Copper Canyon 1234 West Blaine Street Riverside, CA	1986	100.0%	296	579	$1,111	$1.92
Boulder Creek Apartments 2442 Iowa Avenue Riverside, CA	1985	97.0%	264	706	$1,383	$1.96

(1)	Sourced from the appraisal.

(2)	Based on the rent roll dated January 25, 2017 and provided by the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Marc at Riverside Property:

Cash Flow Analysis
	4/30/2015 TTM(1)	2015	2016	1/31/2017 TTM	UW	UW per Bed
Base Rent	$5,651,544	$6,133,514	$6,551,572	$6,602,199	$7,190,904	$9,462
Other Income(2)	$312,515	$343,812	$343,250	$338,888	$338,888	$446
Less Vacancy & Credit Loss	$0	$0	$0	$0	($588,705)	($775)
Effective Gross Income	$5,964,059	$6,477,326	$6,894,822	$6,941,087	$6,941,087	$9,133
Total Operating Expenses	$3,219,127	$3,295,652	$3,363,233	$3,379,527	$3,322,118	$4,371
Net Operating Income	$2,744,932	$3,181,674	$3,531,589	$3,561,560	$3,618,969	$4,762
Capital Expenditures	$0	$0	$0	$0	$98,580	$130
Net Cash Flow	$2,744,932	$3,181,674	$3,531,589	$3,561,560	$3,520,389	$4,632

Occupancy %	97.0%	100.0%	100.0%	99.5%(3)	91.8%
NOI DSCR	1.19x	1.38x	1.53x	1.55x	1.57x
NCF DSCR	1.19x	1.38x	1.53x	1.55x	1.53x
NOI Debt Yield	8.3%	9.6%	10.7%	10.8%	11.0%
NCF Debt Yield	8.3%	9.6%	10.7%	10.8%	10.7%

(1)	The Grand Marc at Riverside Property was previously collateral to a loan securitized in GECMC 2006-C1. The previous loan defaulted in June 2013, was transferred to special servicing and title was taken via foreclosure in March 2014. As such, full year 2014 operating statements are not available.

(2)	Other Income includes late fees, application fees and lease termination fees.

(3)	Based on the rent roll dated January 25, 2017 and provided by the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	One Presidential

Mortgage Loan No. 13 – One Presidential

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$31,590,940			Location:	Bala Cynwyd, PA 19004
Cut-off Date Balance(1):	$31,556,008			General Property Type:	Office
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Keystone Property Fund Management, L.P.			Year Built/Renovated:	1956/2007
				Size:	133,115 SF
				Cut-off Date Balance PSF(1):	$237
Mortgage Rate:	5.0800%			Maturity Date Balance PSF(1):	$198
Note Date(2):	5/5/2017			Property Manager:	Keystone Property Group, L.P. (borrower related)
First Payment Date:	6/5/2017
Maturity Date:	7/5/2026
Original Term to Maturity(2):	110 months
Original Amortization Term(2):	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 months			UW NOI(3):	$3,229,558
Prepayment Provisions:	LO (25); DEF (80); O (5)			UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.2%
Additional Debt Type(1)(2):	Subordinate Debt			UW NCF DSCR(1):	1.48x
Additional Debt Balance(1)(2):	$3,600,000			Most Recent NOI:	$3,768,481 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,766,221 (12/31/2016)
Reserves				3rd Most Recent NOI:	$3,443,280 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	98.0% (3/31/2017)
RE Tax:	$272,533	$30,281	N/A	2nd Most Recent Occupancy:	98.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.5% (12/31/2015)
Recurring Replacements:	$0	$2,219	$130,000	Appraised Value (as of):	$50,300,000 (4/6/2017)
TI/LC:	$0	$11,093	$0	Cut-off Date LTV Ratio(1):	62.7%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(1):	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$35,600,000	100.0%	Loan Payoff:	$29,995,989	84.3%
			Closing Costs:	$2,936,286	8.2%
			Return of Equity:	$2,395,192	6.7%
			Reserves:	$272,533	0.8%
Total Sources:	$35,600,000	100.0%	Total Uses:	$35,600,000	100.0%

(1)	The One Presidential Mortgage Loan is part of the One Presidential Whole Loan, which is comprised of one senior note with an original principal balance of $31,590,940 and one subordinate note with an original principal balance of $3,600,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the One Presidential Mortgage Loan (excluding the subordinate note). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the One Presidential Whole Loan (including the subordinate note) are $264, $221, 9.2% 11.0%, 1.33x, 69.9% and 58.5%, respectively.

(2)	The One Presidential Whole Loan, with an original principal balance of $35,600,000, was originated on June 6, 2016 with an initial term to maturity of 120 months, a mortgage rate of 5.0800% and required payments of principal and interest payments based on a 30-year amortization schedule. On May 5, 2017, the One Presidential Whole Loan, with an outstanding principal balance of $35,190,940, was split into a $31,590,940 senior note (the “One Presidential Mortgage Loan”) and a $3,600,000 subordinate note (the “One Presidential Subordinate Companion Loan”). Principal and interest payments will be allocated pro rata to the One Presidential Mortgage Loan and the One Presidential Subordinate Companion Loan prior to an event of default under the One Presidential Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The One Presidential Whole Loan” in the Preliminary Prospectus for a description of certain rights of the holder of the One Presidential Subordinate Companion Loan.

(3)	The Most Recent Occupancy includes 9,156 SF associated with two tenants that are dark but are currently still paying rent. These tenants were underwritten as vacant. Considering these tenants vacant, occupancy is 91.1%.

The Mortgage Loan. The thirteenth largest mortgage loan (the “One Presidential Mortgage Loan”) is part of a whole loan (the “One Presidential Whole Loan”) evidenced by a promissory note with an original principal balance of $31,590,940, secured by a first priority fee interest in a condominium unit comprised of a four-story suburban office building totaling 133,115 SF in Bala Cynwyd, Pennsylvania (the “One Presidential Property”). The proceeds of the One Presidential Mortgage Loan were used to pay off a previous mortgage loan, fund reserves, and pay closing costs of, and return equity to the One Presidential Borrower. The One Presidential Property previously secured a mortgage loan that was included in the DBUBS 2011-LC2A transaction that encumbered two other assets in addition to the One Presidential Property.

The Borrower and the Sponsor. The borrower is One Presidential Associates, L.P., a recycled single-purpose Pennsylvania limited partnership (the “One Presidential Borrower”). The One Presidential Borrower is owned by One Presidential GP, LLC (1.0% general partner interest) and One Presidential Limited, L.P. (99.0% limited partner interest) and is controlled indirectly by Keystone Property Fund II, L.P. (33.7% ownership interest) and Keystone Property Fund IIA, L.P (65.3% ownership interest). The loan sponsor is Keystone Property Fund Management, L.P (“Keystone Property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	One Presidential

Group”). Founded in 1991, the Keystone Property Group is a real estate investment firm specializing in acquiring, developing and managing commercial real estate. Keystone Property Group currently owns and operates over 10 million SF of properties in multiple United States markets, including four other assets in the Bala Cynwyd office market, totaling approximately 505,000 SF, in addition to the One Presidential Property. The related loan sponsors, Keystone Property Fund II, L.P. and Keystone Property Fund IIA, L.P. were subject to two foreclosure actions, as well as litigation with the related lender, in 2012. See “Description of the Mortgage Pool - Litigation and Other Considerations” section in Preliminary Prospectus.

The Property. The collateral for the One Presidential Mortgage Loan consists of the fee interest in a condominium unit comprised of a 133,115 SF, four-story, Class A suburban office building located in Bala Cynwyd, Pennsylvania at the intersection of Presidential Boulevard and City Avenue (Route 1) and east of the Schuylkill Expressway (I-76). The One Presidential Mortgage Loan also encumbers the remaining two units in the condominium, which are comprised of undeveloped land located on parking areas, which may be released pursuant to the One Presidential Whole Loan documents via partial defeasance. Approximately 10,789 SF of the One Presidential Property consists of retail space. Built in 1956 and renovated in 2007, the One Presidential Property is situated on approximately 5.5 acres and features a total of 450 parking spaces, reflecting an overall parking ratio of 3.4 spaces per 1,000 square feet of net rentable area (“NRA”). The sponsor acquired the One Presidential Property in 2006 and has spent approximately $11.0 million in capital improvements consisting of site work, interior, façade, parking lot and structure upgrades and replacements since acquisition. The sponsor has a reported cost basis in the One Presidential Property of approximately $36.2 million.

The three largest tenants at the One Presidential Property, Hamilton, Urologic Consultants of SE PA and Novak Francella LLC account for approximately 62.4% of the NRA and have been at the One Presidential Property since 2008. No other tenant represents more than 9.1% of the NRA.

The Condominium. The One Presidential Property is comprised of three separate condominium units. The One Presidential Borrower currently owns all three condominium units, but may release the two units that are comprised of undeveloped land pursuant to the terms of the One Presidential Whole Loan documents via partial defeasance. The One Presidential Borrower currently has the power to appoint all six board members, as each condominium unit has the right to appoint two members. The One Presidential Borrower currently has a 100% voting interest in the board. Upon the sale and release of the other two condominium units, the One Presidential Borrower will retain a 60% voting interest. This voting interest is appurtenant to the developed unit and, therefore, the One Presidential Borrower will continue to have a majority voting interest on the board even if the other two units are sold and released. The loan documents provide for personal liability to the One Presidential Borrower and non-recourse carveout guarantor for losses related to any failure to pay any assessments, common charges or other charges pursuant to the condominium declaration.

Major Tenants.

Hamilton (52,045 SF, 39.1% of NRA, 44.6% of underwritten rent). Founded in 1991, Hamilton Lane (“Hamilton”) is an alternative investment management firm with over 290 employees. Hamilton has been a tenant at the One Presidential Property since 2008 and has a lease expiration of December 31, 2021 with two, five-year lease renewal options and no termination options. Hamilton utilizes the One Presidential Property as its headquarters.

Urologic Consultants of SE PA (16,021 SF, 12.0% of NRA, 14.0% of underwritten rent). Urologic Consultants of SE PA (“Urologic Consultants”) provides general urology care to men and women as well as specialty care in all aspects of urologic oncology. The firm currently has over 70 health care staff across 10 individual sites. Urological Consultants has been a tenant at the One Presidential Property since 2008 and has two leases that expire, respectively, on October 31, 2020 for 6,359 SF of the space and November 30, 2023 for 9,662 SF of medical office space, each with two, five-year renewal options and no termination options. Urological Consultants utilizes the One Presidential Property as its headquarters.

Novak Francella LLC (14,965 SF, 11.2% of NRA, 11.8% of underwritten rent). Novak Francella LLC is a certified public accounting firm that provides audit, accounting, payroll audit and tax services. The firm currently has approximately 100 associates with offices located throughout Philadelphia, New York City, suburban Washington, D.C. and Boston. Novak Francella LLC has been a tenant at the One Presidential Property since 2008 and has a lease expiration of July 31, 2021 with two, five-year renewal options and no termination options.

Live Nation Worldwide, Inc. (12,170 SF, 9.1% of NRA, 8.8% of underwritten rent). Live Nation Worldwide, Inc. (“Live Nation”) produces live concerts and offers ticketing services for arenas, stadiums, professional sports franchises and leagues, college sports teams, performing arts venues, museums and theaters. Live Nation is a ticket seller and promoter of live entertainment which owns or operates about 165 venues in North America and Europe. Live Nation has been a tenant at the One Presidential Property since 2015 and has a lease expiration of September 30, 2025 with one, five-year renewal option. Live Nation may terminate its lease on June 6, 2021 with 12 months’ written notice and payment of a termination fee equal to the unamortized amount of tenant improvements and leasing commissions using an annual interest rate of 8.0%. Live Nation utilizes the One Presidential Property as its regional headquarters.

Global Employment Solutions, Inc. (9,811 SF, 7.4% of NRA, 8.8% of underwritten rent). Global Employment Solutions, Inc. (“Global Employment”) is a provider of professional and commercial staffing services, including temporary and contract staffing, temporary-to-hire staffing, consulting services, direct hire placement, executive search and on-site management. Global Employment has been a tenant at the One Presidential Property since 2008 and has a lease expiration of April 30, 2018 with two, five-year renewal options and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	One Presidential

The following table presents certain information relating to the leases at the One Presidential Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Hamilton	NR/NR/NR	52,045	39.1%	$1,857,261	44.6%	$35.69	12/31/2021
Urologic Consultants of SE PA(4)	NR/NR/NR	16,021	12.0%	$585,137	14.0%	$36.52	10/31/2020
Novak Francella LLC	NR/NR/NR	14,965	11.2%	$490,163	11.8%	$32.75	7/31/2021
Live Nation Worldwide, Inc.(5)	NR/B1/BB-	12,170	9.1%	$365,100	8.8%	$30.00	9/30/2025
Global Employment	NR/NR/NR	9,811	7.4%	$367,913	8.8%	$37.50	4/30/2018
Subtotal/Wtd. Avg.		105,012	78.9%	$3,665,573	88.0%	$34.91

Other Tenants		16,235	12.2%	$500,641	12.0%	$30.84
Vacant Space(6)		11,868	8.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		133,115	100.0%	$4,166,214	100.0%	$34.36

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include rent steps through December 2017, totaling $55,422.

(4)	Urologic Consultants occupies 9,662 SF of medical office space, for which they pay an Annual UW Base Rent of $39.50 PSF under a lease expiring on November 30, 2023 and 6,359 SF of office space, for which they pay an Annual UW Base Rent $32.00 PSF under a lease expiring on October 31, 2020.

(5)	Live Nation may terminate its lease on June 6, 2021 with 12 months’ written notice and payment of a termination fee equal to the unamortized amount of tenant improvements and leasing commissions using an annual interest rate of 8.0%.

(6)	Vacant Space includes 9,156 SF associated with two tenants that are dark but are currently still paying rent. These tenants were underwritten as vacant. Considering this space as occupied, occupancy is 98.0%.

The following table presents certain information relating to the lease rollover schedule at the One Presidential Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0.00	0.0%	0.0%
2017	2	4,272	$30.63	3.2%	3.2%	$130,869	3.1%	3.1%
2018	1	9,811	$37.50	7.4%	10.6%	$367,913	8.8%	12.0%
2019	0	0	$0.00	0.0%	10.6%	$0	0.0%	12.0%
2020	2	6,359	$32.00	4.8%	15.4%	$203,488	4.9%	16.9%
2021	5	68,381	$34.96	51.4%	66.7%	$2,390,610	57.4%	74.2%
2022	3	6,308	$31.45	4.7%	71.5%	$198,378	4.8%	79.0%
2023	2	11,112	$38.42	8.3%	79.8%	$426,962	10.2%	89.2%
2024	1	2,834	$29.25	2.1%	81.9%	$82,895	2.0%	91.2%
2025	1	12,170	$30.00	9.1%	91.1%	$365,100	8.8%	100.0%
2026	0	0	$0.00	0.0%	91.1%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	91.1%	$0	0.0%	100.0%
2028 & Beyond	0	0	$0.00	0.0%	91.1%	$0	0.0%	100.0%
Vacant(4)	0	11,868	$0.00	8.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	17	133,115	$34.36	100.0%		$4,166,214	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling and Total UW Rent Rolling exclude vacant and occupied space that has been underwritten as vacant.

(4)	Vacant Space includes 9,156 SF associated with two tenants that are dark but are currently still paying rent. These tenants were underwritten as vacant. Considering this space as occupied, occupancy is 98.0%.

The Market. The One Presidential Property is located in Bala Cynwyd, Pennsylvania in Montgomery County. Montgomery County ranks as Pennsylvania’s third largest county. The One Presidential Property is situated on the corner of Presidential Boulevard and City Avenue (Route 1) just east of Interstate-76. The One Presidential Property is located in the City Avenue Special Services District, Bala Cynwyd’s central commercial district, which stretches across six neighborhoods and two counties along City Avenue and ranks as Greater Philadelphia’s second densest office district.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2017-H1	One Presidential

According to the appraisal, the One Presidential Property is located in the Bala Cynwyd/Narberth office submarket. As of the first quarter of 2017, the Bala Cynwyd/Narberth office submarket had a total office inventory of 3,369,206 SF with a current vacancy rate of 11.0% and market asking rent of $31.43 PSF. According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the One Presidential Property was 20,179, 240,558 and 877,708, respectively. The estimated 2016 average household income within the same radii was $67,945, $63,494 and $63,165, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the One Presidential Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps PSF
CrossPoint 550 E. Swedesford Wayne	N/A	A	272,665	Corporate Interiors	11,058	Mar 2016	8.0	$33.50	2.5%
151 S Warner Rd King of Prussia	1980	A	90,000	The Judge Group	89,914	Oct 2015	15.0	$30.42	2.0%
300 Four Falls 300 Conshohocken West Conshohocken	2003	A	298,482	Victorex USA, LLC	7,223	Sept 2015	5.0	$35.54	3.0%
SORA East 125 E. Elm St. Conshohocken	2008	N/A	40,828	Brown & Brown, Inc.	16,846	Sept 2015	10.0	$31.31	3.0%
50 Monument Rd. Bala Cynwyd	1980	A	53,769	Schlesinger	5,402	Jan 2015	5.0	$34.43	2.0%
401 E. City Ave. Bala Cynwyd	1989	A	387,838	Manko, Gold, Katcher & Fox, LLP	23,000	Jan 2015	15.0	$31.25	1.5%

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Presidential Property:

Cash Flow Analysis

	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,270,282	$4,329,797	$4,548,693	$4,564,159	$4,588,038	$34.47
Total Recoveries	$392,949	$466,033	$621,780	$601,403	$422,101	$3.17
Total Other Income	$4,405	$9,278	$22,056	$11,308	$11,308	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($421,824)	($3.17)
Effective Gross Income	$4,667,636	$4,805,108	$5,192,529	$5,176,870	$4,599,623	$34.55
Total Operating Expenses	$1,329,757	$1,361,828	$1,426,308	$1,408,389	$1,370,065	$10.29
Net Operating Income	$3,337,879	$3,443,280	$3,766,221	$3,768,481	$3,229,558	$24.26
Capital Expenditures	$0	$0	$0	$0	$26,623	$0.20
TI/LC	$0	$0	$0	$0	$133,115	$1.00
Net Cash Flow	$3,337,879	$3,443,280	$3,766,221	$3,768,481	$3,069,820	$23.06

Occupancy %	96.2%	96.5%	98.0%	98.0%(2)	91.1%(2)
NOI DSCR	1.61x	1.66x	1.81x	1.81x	1.55x
NCF DSCR	1.61x	1.66x	1.81x	1.81x	1.48x
NOI Debt Yield	10.6%	10.9%	11.9%	11.9%	10.2%
NCF Debt Yield	10.6%	10.9%	11.9%	11.9%	9.7%

(1)	UW Gross Potential Rent includes rent steps through December 2017, totaling $55,422 and a vacancy gross up of $421,824.

(2)	The 3/3/2017 TTM Occupancy % includes a total of 9,156 SF associated with two tenants that are dark but are currently still paying rent. These tenants were underwritten as vacant. Considering these tenants vacant, occupancy is 91.1%. UW Occupancy is based on underwritten economic occupancy of 91.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-125

MSC 2017-H1	Harbor Club

Mortgage Loan No. 14 – Harbor Club

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$29,425,000			Location:	Newark, DE 19713
Cut-off Date Balance:	$29,425,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Robert Lawrence			Year Built/Renovated:	1969-1973 / NAP
Mortgage Rate:	4.2660%			Size:	615 Units
Note Date:	5/4/2017			Cut-off Date Balance per Unit:	$47,846
First Payment Date:	6/6/2017			Maturity Date Balance per Unit:	$47,846
Maturity Date:	5/6/2027			Property Manager:	Palladian Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,978,649
Seasoning:	1 month			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	N/A / N/A			UW NCF DSCR:	2.24x
Additional Debt Type:	N/A			Most Recent NOI:	$3,050,699 (2/28/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,951,953 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,538,209 (12/31/2015)
Reserves				Most Recent Occupancy:	95.6% (3/9/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.2% (12/31/2016)
RE Tax:	$209,288	$23,254	N/A	3rd Most Recent Occupancy:	97.2% (12/31/2015)
Insurance:	$171,651	$28,608	N/A	Appraised Value (as of):	$53,900,000 (3/15/2017)
Deferred Maintenance:	$554,813	$0	N/A	Cut-off Date LTV Ratio:	54.6%
Recurring Replacements:	$369,000	$0	$369,000	Maturity Date LTV Ratio:	54.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,425,000	100.0%	Loan Payoff:	$18,080,350	61.4%
			Return of Equity:	$9,506,359	32.3%
			Reserves:	$1,304,751	4.4%
			Closing Costs:	$533,540	1.8%
Total Sources:	$29,425,000	100.0%	Total Uses:	$29,425,000	100.0%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Harbor Club Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,425,000, which is secured by a first priority fee mortgage encumbering a 615-unit, multifamily garden property located in Newark, Delaware (the “Harbor Club Property”). The proceeds of the Harbor Club Mortgage Loan were used to retire existing debt secured by the Harbor Club Property, fund reserves, pay closing costs and return equity to the sponsor. The most recent prior financing of the Harbor Club Property was included in the GSMS 2007-GG10 transaction.

The Borrower and the Sponsor. The borrower is Harmony Mill Limited Partnership (the “Harbor Club Borrower”), a recycled single-purpose Delaware limited partnership structured to be bankruptcy-remote, which has a general partner, LW Realty Corp., a Delaware corporation, which has two independent directors. The Harbor Club Borrower is owned by Kaye Dell Limited Partnership (25.0%) (no single shareholder owns more than 10.0% of this entity), Norgate Associates (25.0%) (no single shareholder owns more than 10.0% of this entity) , Allen Weinstein (14.2%), Robert Lawrence (10.8%), Paul Lawrence Credit Shelter Trust (10.8%), Debra Durben (4.7%), Amy Epstein (4.7%), Jill Tanenbaum (4.7%), and LW Realty Corp. (0.01%), the Harbor Club Borrower’s general partner, which is wholly-owned by Robert Lawrence, the sponsor and nonrecourse carve-out guarantor of the Harbor Club Mortgage Loan. Robert Lawrence is the owner of Palladian Management LLC, which has managed the Harbor Club Property since the 1980s.

The Property. The Harbor Club Property consists of 26 three-story apartment buildings with a total of 615 units located in Newark, Delaware. Situated on a 27.8-acre site, the Harbor Club Property improvements were constructed between 1969 and 1973, and feature 862 surface parking spaces (1.4 per unit). As of March 9, 2017, the Harbor Club Property was 95.6% occupied. The Harbor Club Property has averaged an occupancy of 94.3% over the past 12 years. Unit amenities for tenant use include a refrigerator, electric oven and range, dishwasher, air conditioning, garbage disposal and walk-in closets. Community amenities include a swimming pool, playground and laundry facility.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-126

MSC 2017-H1	Harbor Club

The following table presents the apartment unit mix at the Harbor Club Property:

Harbor Club Property Unit Mix(1)
Unit Type	Number of Total Units	% of Total	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg UW Monthly Rent per Unit	Total Size (SF)
Studio	14	2.3%	13	92.9%	281	$675	3,934
1 Bedroom Junior	18	2.9%	18	100.0%	430	$779	7,740
1 Bedroom/1 Bath	220	35.8%	204	92.7%	735	$820	161,700
1 Bedroom/Deluxe	5	0.8%	4	80.0%	735	$865	3,675
2 Bedroom/1 Bath	263	42.8%	256	97.3%	890	$906	234,070
2 Bedroom/1 Bath Deluxe	1	0.2%	1	100.0%	890	$915	890
2 Bedroom/2 Bath	33	5.4%	32	97.0%	890	$1,000	29,370
2 Bedroom/2 Bath Deluxe	3	0.5%	3	100.0%	1,071	$1,013	3,213
3 Bedroom/2 Bath	58	9.4%	57	98.3%	1,071	$1,057	62,118
Total/Wtd. Avg.	615	100.0%	588	95.6%	824	$885	506,710

(1)	Information is based on the underwritten rent roll as of March 9, 2017.

The Market. The Harbor Club Property is located in Newark, Delaware in western New Castle County. The Harbor Club Property is located on Cheswold Boulevard and Old Harmony Road just north of Delaware Route 4, which provides access to Wilmington, and approximately one mile east of Delaware Route 273, which provides access to Interstate 95. The Harbor Club Property is located approximately 1.2 miles west of the Christiana Hospital, a 913-bed, 1.3 million square foot, modern acute care facility that is the largest hospital facility in the state of Delaware and 4.5 miles east of the main campus of the University of Delaware, with an enrollment of 22,800 undergraduate and graduate students.

According to the appraisal, the Harbor Club Property is located within the Wilmington metropolitan statistical area. As of year-end 2016, the Wilmington metropolitan statistical area multifamily market had an overall vacancy rate of 2.8% and an average asking rent of $1,054 per month. According to the appraisal, the estimated 2016 population within a one-, three-, and five- mile radius of the Harbor Club Property was 9,085, 76,527 and 203,626, respectively and the estimated 2016 median household income within the same radii was $61,006, $64,279 and $65,573, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-127

MSC 2017-H1	Harbor Club

The following table presents certain information relating to comparable multifamily properties to the Harbor Club Property:

Market Comparison

Property Name - Location	Bedrooms/ Bath	Distance	Year Built/ Renovated	Average Rent/Month	Average Unit SF	Average Rent PSF
Comparable 1BR Rentals
Liberty Square Apartments – White Clay Creek Hundred, DE	1 BR / 1 BA	1.0 miles	1965/1998	$745	630	$1.18
Salem Village I - White Clay Creek Hundred, DE	1 BR / 1 BA	2.0 miles	1970/NAP	$860	720	$1.19
Melrose Place Apartments -Mill Creek Hundred, DE	1 BR / 1 BA	2.5 miles	1967/1998	$775	612	$1.27
Allandale Village Apartments - White Clay Creek Hundred, DE	1 BR / 1 BA	0.5 miles	1972/NAP	$965	630	$1.53
Glen Eagle Village - White Clay Creek Hundred, DE	1 BR / 1 BA	2.0 miles	1969/2013	$947	700	$1.35
Hunter’s Crossing Apartments - Mill Creek Hundred, DE	1 BR	2.5 miles	1966/NAP	$799	627	$1.27
Comparable 2BR Rentals
Liberty Square Apartments – White Clay Creek Hundred, DE	2 BR / 1 BA	1.0 miles	1965/1998	$940	800	$1.18
Salem Village I - White Clay Creek Hundred, DE	2 BR / 2 BA	2.0 miles	1970/NAP	$970	966	$1.00
Melrose Place Apartments -Mill Creek Hundred, DE	2 BR / 1 BA	2.5 miles	1967/1998	$870	770	$1.13
Allandale Village Apartments - White Clay Creek Hundred, DE	2 BR / 2 BA	0.5 miles	1972/NAP	$1,066	830	$1.28
Glen Eagle Village - White Clay Creek Hundred, DE	2 BR / 1BA	2.0 miles	1969/2013	$1,057	925	$1.14
Hunter’s Crossing Apartments - Mill Creek Hundred, DE	2 BR	2.5 miles	1966/NAP	$880	880	$1.00
Comparable 3BR Rentals
Salem Village I - White Clay Creek Hundred, DE	3 BR / 2 BA	2.0 miles	1970/NAP	$1,170	1,198	$0.98
Melrose Place Apartments -Mill Creek Hundred, DE	3 BR / 2 BA	2.5 miles	1967/1998	$1,050	1,093	$0.96
Hunter’s Crossing Apartments - Mill Creek Hundred, DE	3 BR	2.5 miles	1966/NAP	$1,015	980	$1.04

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harbor Club Property:

Cash Flow Analysis
	2014	2015	2016	2/28/2017 TTM	UW	UW per Unit
Base Rent	$5,542,178	$5,948,030	$6,302,983	$6,352,369	$6,456,060	$10,498
Model/Employee Units	$0	($88,075)	($87,482)	($88,887)	($127,932)	($208)
Concessions	$0	($50,007)	($70,057)	($53,867)	($53,867)	($88)
Other Income(1)	$250,016	$218,786	$216,630	$238,378	$238,378	$388
Less Vacancy & Credit Loss(2)	($307,374)	($164,495)	($379,958)	($407,988)	($449,599)	($731)
Effective Gross Income	$5,484,820	$5,864,240	$5,982,116	$6,040,004	$6,063,039	$9,859
Total Operating Expenses	$3,291,862	$3,326,031	$3,030,163	$2,989,306	$3,084,390	$5,015
Net Operating Income	$2,192,958	$2,538,209	$2,951,953	$3,050,699	$2,978,649	$4,843
Capital Expenditures	$0	$0	$0	$0	$126,690	$206
Net Cash Flow	$2,192,958	$2,538,209	$2,951,953	$3,050,699	$2,851,959	$4,637

Occupancy %	94.7%	97.2%	95.2%	94.9%	95.6%(2)
NOI DSCR	1.72x	1.99x	2.32x	2.40x	2.34x
NCF DSCR	1.72x	1.99x	2.32x	2.40x	2.24x
NOI Debt Yield	7.5%	8.6%	10.0%	10.4%	10.1%
NCF Debt Yield	7.5%	8.6%	10.0%	10.4%	9.7%

(1)	Other Income consists of application fees, late charge fees, laundry and miscellaneous income.

(2)	The underwritten economic vacancy is 9.8%. The Harbor Club Property was 95.6% physically occupied as of March 9, 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-129

MSC 2017-H1	Gateway Crossing

Mortgage Loan No. 15 – Gateway Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$24,750,000			Location:	Avondale, AZ 85392
Cut-off Date Balance(1):	$24,634,716			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Joseph R. Walters; Patrick Sauer; Darren Pitts; Darrell S. David; Denise Walters			Year Built/Renovated:	2006/N/A
Mortgage Rate:	4.7300%			Size:	212,361 SF
Note Date:	2/9/2017			Cut-off Date Balance PSF(1):	$186
First Payment Date:	4/1/2017			Maturity Date Balance PSF(1):	$142
Maturity Date:	3/1/2027			Property Manager:	Mutual Development Company, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	312 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(3)(4):	$3,553,253
Seasoning:	3 months			UW NOI Debt Yield(1):	9.0%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity(1):	11.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.26x
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$3,860,921 (12/31/2016)
Additional Debt Balance(2):	$14,930,131			2nd Most Recent NOI:	$3,721,980 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,548,635 (12/31/2014)
Reserves				Most Recent Occupancy(3):	99.1% (1/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2015)
RE Tax:	$0	$42,042	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2014)
Insurance:	$20,920	$5,230	N/A	Appraised Value (as of):	$54,100,000 (1/6/2017)
Recurring Replacements:	$0	$2,655	$63,708	Cut-off Date LTV Ratio(1):	73.1%
TILC:	$0	$23,890	$1,433,400	Maturity Date LTV Ratio(1):	55.9%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$39,750,000	93.5%	Loan Payoff:	$41,815,713	98.4%
Borrower Equity:	$2,743,933	6.5%	Closing Costs:	$657,300	1.5%
			Reserves:	$20,920	0.0%

Total Sources:	$42,493,933	100.0%	Total Uses:	$42,493,933	100.0%

(1)	The Gateway Crossing Mortgage Loan is part of the Gateway Crossing Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $39,750,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Crossing Whole Loan.

(2)	See “The Mortgage Loan” for further discussion of additional debt.

(3)	UW NOI and Most Recent Occupancy do not include 1,850 SF, for which Dickey’s Barbeque Pit Restaurant signed a ten year lease on May 1, 2017. The Gateway Crossing Property is 100% leased (including the month to month (“MTM”) lease described in footnote (4) below).

(4)	UW NOI does not include 4,500 SF leased to Justice for Girls, which leases MTM and is currently in negotiations to extend its lease. There is no assurance that any such lease will be signed.

(5)	The Gateway Crossing Mortgage Loan refinanced a prior CMBS loan with an original principal balance of $50,000,000, which was included in the WBCMT 2007-C30 securitization, and which was the subject of a loan modification in 2013. Simultaneously at closing, the Gateway Crossing Borrower sold a 122,145 SF pad currently improved with an 11,808 SF building occupied by Claim Jumper, which was included in the collateral for the previous loan, for approximately $3,800,000.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Gateway Crossing Mortgage Loan”) is part of a whole loan (the “Gateway Crossing Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $39,750,000, both of which are secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Avondale, Arizona (the “Gateway Crossing Property”). The Gateway Crossing Whole Loan sponsor acquired title to the Gateway Crossing Property in 2005 as vacant land for $11,731,232 and developed the Gateway Crossing Property. The previous mortgage loan was securitized in the WBCMT 2007-C30 transaction.

Promissory Note A-1, with an original principal balance of $24,750,000, represents the Gateway Crossing Mortgage Loan, and will be included in the MSC 2017-H1 securitization trust. Promissory Note A-2, with an original principal balance of $15,000,000 was contributed to the MSBAM 2017-C33 securitization trust. Promissory Note A-2 represents the serviced pari passu companion loan (the “Gateway Crossing Serviced Pari Passu Companion Loan”). The Gateway Crossing Whole Loan is initially being serviced pursuant to the pooling and servicing agreement for the MSBAM 2017-C33 securitization trust and from and after the closing of the MSC 2017-H1 securitization transaction, will be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-130

MSC 2017-H1	Gateway Crossing

Proceeds of the Gateway Crossing Whole Loan, together with $2,743,933 of borrower equity, were primarily used to refinance the previous loan secured by the Gateway Crossing Property, pay closing costs and fund upfront reserves.

The Borrower and the Sponsor. The borrower is Gateway Crossing SC, LLC (the “Gateway Crossing Borrower”), a single-purpose, newly formed Delaware limited liability company with two independent directors. The Gateway Crossing Borrower is controlled by and 40.25014% owned by entities controlled by Joseph R. Walters. The loan sponsors are Joseph R. Walters, Patrick Sauer, Darren Pitts, Darrell S. David and Denise Walters and the non-recourse carveout guarantor is Joseph R. Walters.

Joseph R. Walters has over 30 years of experience as a developer, general contractor and property manager and has developed, built and managed over 600,000 SF of retail and office properties across the United States. Joseph R. Walters is the President and Managing Member of multiple companies located in Arizona, Texas and Delaware, which focus on the construction, development and management of retail and office properties.

The Property. The Gateway Crossing Property is a 212,361 SF anchored retail shopping center located in Avondale, Arizona, approximately 12 miles west of the Phoenix, Arizona central business district. The Gateway Crossing Property is situated on an approximately 23-acre site and features 1,149 parking spaces (5.13 spaces per 1,000 SF). The Gateway Crossing Property has a signalized entrance from McDowell Road and other points of ingress/egress from 99th Avenue in addition to frontage and visibility along Interstate 10. The larger retail center also includes three sites not included in the collateral: an 11,808 SF building occupied by Claim Jumper, a 24,500 SF building currently being developed by an entity related to the Gateway Crossing Borrower, of which 9,500 SF is expected to be occupied by Boot Barn and 15,000 SF is available to lease, and a 3,552 SF building occupied by Raising Cane’s. In addition, an entity related to the Gateway Crossing Borrower is in the planning stages to develop a 22-acre parcel into an entertainment and retail destination on the northeast corner of the intersection at which the Gateway Crossing Property is located.

The Gateway Crossing Property consists of eight buildings built in 2006 and is anchored by Hobby Lobby, Best Buy, Old Navy and Guitar Center. There are two ground lease pads occupied by Islands Restaurant and Comerica Bank at the Gateway Crossing Property. As of January 31, 2017, the Gateway Crossing Property was 99.1% leased by a mix of 24 national, local and restaurant tenants (the majority of which are national tenants). The anchor tenants comprise 62.5% of NRA and account for 43.6% of underwritten rent. Other than the anchor tenants, no tenant represents more than 5.2% of NRA or accounts for more than 6.3% of underwritten rent. 15 tenants representing 81.7% of NRA, have been in occupancy at the Gateway Crossing Property since 2007 and seven tenants representing 64.3% of NRA, have been in occupancy since the Gateway Crossing Property was constructed in 2006. The Gateway Crossing Property has maintained an occupancy between 96% and 99% since 2013.

Major Tenants.

Hobby Lobby (55,022 SF, 25.9% of NRA, 12.6% of underwritten rent). Hobby Lobby leases 55,022 SF at the Gateway Crossing Property. The lease began November 1, 2006, expires October 31, 2021 and has three, five-year extension options. Hobby Lobby is a large privately owned craft retailer operating more than 700 stores across the United States with more than 30,000 employees. Hobby Lobby sells various craft and home décor products including arts and crafts related supplies as well as home decorating accessories.

Best Buy (45,657 SF, 21.5% of NRA, 15.7% of underwritten rent). Best Buy leases 45,657 SF at the Gateway Crossing Property. The original lease began November 1, 2006, expires January 31, 2022 and has one, five-year extension option. Best Buy operates as a retailer of consumer electronic products, services, and solutions in the United States, Canada, and Mexico. As of January 2016, Best Buy had approximately 1,200 large-format and 400 small-format stores in North America.

Old Navy (17,000 SF, 8.0% of NRA, 8.1% of underwritten rent). Old Navy leases 17,000 SF at the Gateway Crossing Property. The original lease began November 1, 2006, expires March 31, 2020 and has one, five-year extension option. Old Navy is a clothing and accessories retail company owned by Gap Inc.

Guitar Center (15,000 SF, 7.1% of NRA, 7.2% of underwritten rent). Guitar Center occupies 15,000 SF at the Gateway Crossing Property. The original lease began March 1, 2007, expires February 28, 2027 and has two, five-year extension options. Guitar Center is a musical instrument retailer with 269 locations throughout the United States.

Empire Beauty (11,050 SF, 5.2% of NRA, 6.3% of underwritten rent). Empire Beauty leases 11,050 SF at the Gateway Crossing Property. The original lease began March 1, 2008, expires February 28, 2018 and has two, five-year extension options. With 88 locations in 21 states, Empire Beauty is one of the largest cosmetology schools in the United States.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-131

MSC 2017-H1	Gateway Crossing

The following table presents a summary regarding the largest tenants at the Gateway Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales(3)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Hobby Lobby(5)	NR/NR/NR	55,022	25.9%	$475,940	$8.65	12.6%	$7,568,777	$138	6.3%	10/31/2021
Best Buy	BBB-/Baa1/BBB-	45,657	21.5%	$593,541	$13.00	15.7%	NAV	NAV	NAV	1/31/2022
Old Navy	BB+/Baa2/BB+	17,000	8.0%	$308,550	$18.15	8.1%	NAV	NAV	NAV	3/31/2020
Guitar Center	NR/B2/NR	15,000	7.1%	$272,250	$18.15	7.2%	NAV	NAV	NAV	2/28/2027
Empire Beauty	NR/NR/NR	11,050	5.2%	$237,023	$21.45	6.3%	NAV	NAV	NAV	2/28/2018
Subtotal/Wtd. Avg.		143,729	67.7%	$1,887,304	$13.13	49.9%

Other Tenants(6)		66,782	31.4%	$1,898,621	$30.48	50.1%
Vacant Space(7)		1,850	0.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(6)		212,361	100.0%	$3,785,925	$18.38	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Most Recent Sales $ and Most Recent Sales PSF only include tenants reporting sales.

(4)	Occ. Cost % is based on Annual UW Rent and the respective tenant’s 2015 reimbursement allocation.

(5)	Most Recent Sales reported for Hobby Lobby is as of December 31, 2015. Historical Sales PSF for Hobby Lobby for 2013, 2014 and 2015 were $124.51, $133.22 and $137.56, respectively.

(6)	Other Tenants and Total/Wtd. Avg. Annual UW Rent PSF do not include 4,500 SF leased to Justice for Girls, which leases MTM and is currently in negotiations to extend its lease. There is no assurance that any such lease extension will be signed.

(7)	Vacant space includes 1,850 SF, for which Dickey’s Barbeque Pit Restaurant signed a ten year lease for on May 1, 2017. The Gateway Crossing Property is 100% leased (including the MTM lease described in footnote (6) above).

The following table presents certain information relating to the lease rollover at the Gateway Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	1	4,500	2.1%	2.1%	$0.00	$0	0.0%	0.0%
2017	2	4,170	2.0%	4.1%	$36.84	$153,630	4.1%	4.1%
2018	2	17,050	8.0%	12.1%	$19.18	$327,023	8.6%	12.7%
2019	1	1,300	0.6%	12.7%	$34.23	$44,499	1.2%	13.9%
2020	3	22,399	10.5%	23.3%	$23.06	$516,510	13.6%	27.5%
2021	4	62,542	29.5%	52.7%	$12.73	$796,410	21.0%	48.6%
2022	5	59,010	27.8%	80.5%	$17.09	$1,008,280	26.6%	75.2%
2023	2	13,220	6.2%	86.7%	$18.27	$241,495	6.4%	81.6%
2024	2	6,595	3.1%	89.8%	$35.91	$236,828	6.3%	87.8%
2025	2	4,725	2.2%	92.1%	$40.00	$189,000	5.0%	92.8%
2026	0	0	0.0%	92.1%	$0.00	$0	0.0%	92.8%
2027	1	15,000	7.1%	99.1%	$18.15	$272,250	7.2%	100.0%
2028 & Beyond	0	0	0.0%	99.1%	$0.00	$0	0.0%	100.0%
Vacant(4)	0	1,850	0.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	25	212,361	100.0%		$18.38	$3,785,925	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	MTM space is made up of 4,500 SF leased to Justice for Girls, which is currently in negotiations to extend its lease. There is no assurance that any such lease extension will be signed. Total/Wtd. Avg. Annual UW Rent PSF does not include 4,500 SF leased to Justice for Girls, as this tenant was given $0 UW annual rent.

(4)	Vacant space includes 1,850 SF, for which Dickey’s Barbeque Pit Restaurant signed a ten year lease for on May 1, 2017. The Gateway Crossing Property is 100% leased (including the MTM lease described in footnote (3) above).

The Market. The Gateway Crossing Property is located in the west/southwest Phoenix submarket. According to an industry report, as of the third quarter of 2016, the west/southwest Phoenix submarket had a total of 137 shopping centers with approximately 19.6 million SF of retail space, making it the second largest of the 12 Phoenix metropolitan submarkets. As of the third quarter of 2016, vacancy in the submarket was approximately 8.4% and year-to-date net absorption was 148,202 SF with 302,200 SF having been added to the submarket since 2011. According to the appraisal, the Gateway Crossing Property is considered to be a power center. Power centers in the west/southwest Phoenix submarket have rents ranging from $15.00 to $32.00 PSF with an average rent of $22.99 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-132

MSC 2017-H1	Gateway Crossing

A borrower-related entity is in the planning stages to develop a 22 acre parcel on the northeast corner of the subject intersection at which the Gateway Crossing Property is located into an entertainment and retail destination. In addition, 31,700 SF of retail is under construction on the site adjacent to the west of the Gateway Crossing Property.

The estimated 2016 population within a one-, three- and five-mile radius of the Gateway Crossing Property is 7,116, 102,996 and 295,038, respectively. The annual population growth within the three-mile trade area was 1.40% between 2010 and 2016. The estimated average household income within a one-, three- and five-mile radius of the Gateway Crossing Property is $56,595, $59,817 and $59,727, respectively. The immediate area surrounding the subject is a newer area of development, consisting primarily of residential uses with much of the development being built over the last 15 years. The estimated median home value within a three-mile radius of the Gateway Crossing Property is approximately $142,779.

The following table presents recent leasing data at competitive retail properties with respect to the Gateway Crossing Property:

Competitive Retail Property Summary
Property Name / City. State	Built/ Renovated	Occ.	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Base Rent PSF
Gateway Crossing Property 9915-10115 West McDowell Road Avondale, AZ	2006/N/A	99.1%(1)	212,361	Various	Various	Various	Various	$18.38(1)
Crossroads at Tolleson 9897 West McDowell Road Tolleson, AZ	2005/N/A	96%	98,621	DXL Firehouse Subs All Star Phone Repair	6,490 2,602 1,179	Dec 2016 Jun 2015 Feb 2015	10.0 10.0 3.25	$25.00 $25.00 $20.00
Frontage Shops at Gateway Village SEC McDowell Road and 103rd Avenue Avondale, AZ	2016/N/A	100%	19,329	Tokyo Joe’s Potbelly Habit Burger Grill Blaze Pizza Sleep Number	2,500 2,000 2,800 2,860 2,860	Dec 2016 Dec 2016 Dec 2016 Dec 2016 Dec 2016	10.0 10.0 10.0 10.0 10.0	$42.00 $36.50 $44.00 $42.00 $42.00
Gateway Pavilions NWC McDowell Road and 99th Avenue Avondale, AZ	2003/N/A	93%	518,901	Greek Cafe The Spotted Owl Café Rio	2,368 1,200 2,900	Dec 2016 Jun 2016 June 2015	10.0 5.0 10.0	$28.00 $30.00 $34.00
Park 10 - Proposed Pad Shop SWC McDowell Road and 103rd Avenue Avondale, AZ	2017/N/A	100%	8,171	Jersey Mike’s (LOI) Creamistry (LOI) Rubios (LOI) Starbucks (LOI)	1,600 1,350 2,800 2,421	Mar 2017 Mar 2017 Mar 2017 Feb 2017	10.0 10.0 10.0 10.0	$35.00 $39.00 $41.00 $43.00

Source: Appraisal

(1)	Based on the underwritten rent roll dated January 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Crossing Property:

Cash Flow Analysis
	2012	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	$3,521,766	$3,667,877	$3,818,050	$3,912,787	$4,005,716	$3,977,929	$18.73
Total Recoveries	$849,433	$834,962	$877,290	$882,936	$895,173	$916,112	$4.31
Other Income	$9,789	$7,929	$926	$14,116	$32	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($244,702)	($1.15)
Effective Gross Income	$4,380,988	$4,510,768	$4,696,266	$4,809,839	$4,900,921	$4,649,339	$21.89
Total Expenses	$1,151,292	$1,075,062	$1,147,631	$1,087,859	$1,040,000	$1,096,086	$5.16
Net Operating Income	$3,229,696	$3,435,706	$3,548,635	$3,721,980	$3,860,921	$3,553,253	$16.73
Capital Expenditures	$0	$0	$0	$0	$0	$31,854	$0.15
TI/LC	$0	$0	$0	$0	$0	$178,383	$0.84
Net Cash Flow	$3,229,696	$3,435,706	$3,548,635	$3,721,980	$3,860,921	$3,343,016	$15.74

Occupancy %(2)	93.0%	96.0%	97.0%	99.0%	99.0%	95.0%
NOI DSCR	1.21x	1.29x	1.33x	1.40x	1.45x	1.34x
NCF DSCR	1.21x	1.29x	1.33x	1.40x	1.45x	1.26x
NOI Debt Yield	8.2%	8.7%	9.0%	9.4%	9.8%	9.0%
NCF Debt Yield	8.2%	8.7%	9.0%	9.4%	9.8%	8.4%

(1)	UW Base Rent is based on the rent roll dated January 31, 2017 and includes rent steps through August 1, 2017 totaling $26,491.

(2)	UW Occupancy % represents economic occupancy. Physical occupancy as of January 31, 2017 is 99.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-133

MSC 2017-H1

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Barclays Capital Inc. (together with its affiliates, “Barclays”) and Citigroup Global Markets Inc. (together with its affiliates, “Citigroup”, and collectively with Morgan Stanley and Barclays, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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